Exhibit 10.5

Execution Copy

SHARE SUBSCRIPTION AGREEMENT

BY AND AMONG

(1)                                QIHOO TECHNOLOGY COMPANY LIMITED

(2)                                QIZHI SOFTWARE (BEIJING) CO., LTD.

(3)                                BEIJING 3G3W SCIENCE & TECHNOLOGY CO., LTD.

(4)                                BEIJING QIBU TIANXIA TECHNOLOGY CO., LTD.

(5)                                BEIJING QIHU TECHNOLOGY COMPANY LIMITED

(6)                                QIHOO 360 SOFTWARE (BEIJING) COMPANY LIMITED

(7)                                SHANGHAI QITAI NETWORK TECHNOLOGY CO., LTD.

(8)                                BEIJING STAR WORLD TECHNOLOGY COMPANY LIMITED

(9)                                YOUNG VISION GROUP LIMITED

(10)                          GLOBAL VILLAGE ASSOCIATES LIMITED

(11)                          THE PERSONS NAMED AS SPECIAL MANAGERS ON THE SIGNATURE PAGES HERETO

and

(12)                          THE INVESTORS NAMED IN SCHEDULE 1

Dated: December 22, 2009

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EXHIBITS

A             Charter Documents

B             Form of Registration Rights Agreement

C             Form of Shareholders Agreement

D             [Reserved]

E              [Reserved]

F              Disclosure Schedule

G-1          Form of Employment Agreement

G-2          Form of Proprietary Invention Assignment Agreements

G-3                              Form of Non-Compete, Non-Solicit and Invention Assignment Agreement to be signed by ZHOU Hongyi

H             [Reserved]

I                                            Form of the Amended and Restated Share Incentive Agreement

SCHEDULES

1                                          Subscribed Shares and Purchase Price; Post-Closing Capitalization Table

2              Particulars of the Group Companies

3              Representations and Warranties of the Covenantors

4              Representations and Warranties of the Investors

5              Closing Deliveries

6.             Selling Employees

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SHARE SUBSCRIPTION AGREEMENT

This SHARE SUBSCRIPTION AGREEMENT, dated as of December 22, 2009 (this “Agreement”), is entered into by and among:

(1)                          Qihoo Technology Company Limited, an exempted company organized and existing under the laws of the Cayman Islands (the “Company”);

(2)                          Qizhi Software (Beijing) Co., Ltd. (in Chinese: 奇智软件（北京）有限公司), a wholly foreign owned enterprise established under the laws of the PRC (“WFOE” or “Qizhi Beijing”);

(3)                          Beijing 3G3W Science & Technology Co., Ltd. (in Chinese: 北京三际无限网络科技有限公司), a limited liability company established under the laws of the PRC ( “Beijing 3G3W”);

(4)                          Beijing Qibu Tianxia Technology Co., Ltd. (in Chinese: 北京奇步天下科技有限公司), a limited liability company established under the laws of the PRC (“Qibu Tianxia”);

(5)                          Beijing Qihoo Technology Company Limited (in Chinese: 北京奇虎科技有限公司), a limited liability company established under the laws of the PRC (“Beijing Qihoo”);

(6)                          Qihoo 360 Software (Beijing) Company Limited (in Chinese: 奇虎三六零软件（北京）有限公司) , a limited liability company established under the laws of the PRC (“Qihoo 360”);

(7)                          Shanghai Qitai Network Technology Co., Ltd. (in Chinese: 上海奇泰网络科技有限公司), a limited liability company established under the laws of the PRC (“Shanghai Qitai”)

(8)                          Beijing Star World Technology Company Limited (in Chinese: 北京世界星辉科技有限公司), a limited liability company established under the laws of the PRC (“Star World”, together with Beijing 3G3W, Qibu Tianxia, Beijing Qihoo, Qihoo 360 and Shanghai Qitai, collectively the “Domestic Companies”, and individually each a “Domestic Company” );

(9)                          Young Vision Group Limited, an exempted company organized and existing under the laws of the British Virgin Islands (“Young Vision”);

(10)                    Global Village Associates Limited, a company organized and existing under the laws of the British Virgin Islands (“Global Village”);

(11)                    The Persons defined as the Special Managers in Section 1 hereof (the “Special Managers”); and

(12)                    Each of those Persons, severally and not jointly, whose names are set forth on Schedule 1 hereto as Investors (each an “Investor” and collectively the “Investors”).

RECITALS

WHEREAS, the Company holds 100% of the registered capital of WFOE;

WHEREAS, at the date hereof, the Company is owned, on a fully diluted and as converted basis, (i)45.41% by Young Vision and Global Village, the holders of the Ordinary Share, par value of US$0.001 per share, of the Company (the “Ordinary Shares”); (ii) 22.66% by the holders of Series A Convertible Participating Redeemable Preferred Shares of the Company, par value of US$0.001 per share (the “Series A Preferred Shares”); and (iii) 26.327% by the holders of Series B Convertible Participating Redeemable Preferred Shares of the Company, par value of US$0.001 per share (the “Series B Preferred Shares”), and managed by the Special Managers;

WHEREAS, the Domestic Companies, which engage in the business of a licensed Internet content provider and other related business in the PRC and are managed by the Special Managers, have agreed to cooperate with WFOE;

WHEREAS, upon the terms and conditions set forth in this Agreement, the Company agrees to issue and allot to each of the Investors, and each of the Investors agrees, severally and not jointly, to subscribe for, such number of shares of Series C Convertible Participating Redeemable Preferred Shares of the Company, par value of US$0.001 per share (the “Series C Preferred Shares”), as set forth opposite the name of such Investor on Schedule 1 hereto at a purchase price of US$2.5538 per Share (the “Series C Subscription Price”) and the aggregate purchase price set forth opposite such Investor’s name on Schedule 1 hereto (the “Purchase Price”); and

WHEREAS, each Series C Preferred Share is convertible (subject to adjustment) into one Ordinary Share.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

1.             DEFINITIONS

1.1          Definitions: As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated below:

“Affiliate” shall mean with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

“Agreement” means this Agreement as the same may be amended, supplemented or modified in accordance with the terms hereof.

“Business” means the business as presently conducted or as currently contemplated to be conducted by any of the Group Companies from time to time.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York, the Cayman Islands, Hong Kong or the PRC are authorized or required by law or executive order to close.

“Charter Documents” means the Third Amended and Restated Memorandum and Articles of Association of the Company substantially in the form attached hereto as Exhibit A as in effect on the Closing Date.

“Closing” has the meaning set forth in Section 2.3 of this Agreement.

“Closing Date” has the meaning set forth in Section 2.3 of this Agreement.

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“Code” means the United States Internal Revenue Code of 1986, as amended, or any successor statute thereto.

“Commission” means the United States Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

“Company” has the meaning set forth in the preamble to this Agreement.  The particulars of the Company are set forth in Part A of Schedule 2.

“Competitor” means, in good faith determination made by the Board of the Directors, (i) any Person that competes with the Group Companies in the Business of the Group Companies; and (ii) any shareholder of such Person except for a passive shareholder holding less than 3% of the outstanding shares of such Person if such Person is a publicly traded company.  For the purpose of this definition, the term “Competitor” shall not include the limited partners of any Investor.

“Condition of the Group Companies” means the assets, Business, prospects, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole.

“Contractual Obligations” means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound.

“Control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Covenantors” means, collectively, the Group Companies, Young Vision, Global Village and the Special Managers.

“Damages” has the meaning set forth in Section 8.1 of this Agreement.

“Domestic Company” or “Domestic Companies” has the meaning set forth in the preamble to this Agreement.

“Equity Securities” has the meaning set forth in Schedule 3 of this Agreement.

“GAAP” means: (i) for all periods prior to January 1, 2006, PRC generally accepted accounting principles in effect from time to time; and (ii) for all periods from and after January 1, 2006, United States generally accepted accounting principals in effect from time to time.

“Governmental Authority” means the government of any nation, state, city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Group Companies” means collectively, the Company and its Subsidiaries, including without limitation, the WFOE and the Domestic Companies.

“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China.

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“Indemnified Party” has the meaning set forth in Section 8.1 of this Agreement.

“Indemnifying Party” has the meaning set forth in Section 8.1 of this Agreement.

“Investors” has the meaning set forth in the preamble to this Agreement.

“Key Employees” means, collectively, Hongyi ZHOU (in Chinese: 周鸿祎), Xiangdong QI (in Chinese: 齐向东), Shu CAO (in Chinese: 曹曙 ) and Xiaohong SHI (in Chinese: 石晓虹 ).

“Material Adverse Effect” means a material adverse effect on the Business, assets, liabilities, financial conditions, results of operations and prospects of the Group Companies, taken as a whole.

“Orders” has the meaning set forth in Section 13(b) of Schedule 3 of this Agreement.

“Ordinary Shares” has the meaning set forth in the recitals to this Agreement.

“Parties” means the parties to this Agreement, and a “Party” shall be construed accordingly.

“Purchase Price” has the meaning given to that term in the Recitals hereto.

“Person” means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

“PFIC” means a Passive Foreign Investment Company.

“PRC” means the People’s Republic of China, and for the purpose of this Agreement shall exclude Hong Kong, Taiwan and Macau.

“Registration Rights Agreement” means the Second Amended and Restated Registration Rights Agreement substantially in the form attached hereto as Exhibit B.

“Requirements of Law” means, as to any Person, any law, statute, treaty, rule, regulation, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other Governmental Authority or stock exchange, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to herein.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

“Selling Employees” means those employees listed in Schedule 6 hereto.

“Series A Preferred Shares” has the meaning set forth in the Recitals of this Agreement.

“Series B Preferred Shares” has the meaning set forth in the Recitals of this Agreement.

“Series C Preferred Shares” has the meaning set forth in the Recitals of this Agreement.

“Series C Subscription Price” has the meaning set forth in the Recitals of this Agreement.

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“Shareholders Agreement” means the Second Amended and Restated Shareholders Agreement substantially in the form attached hereto as Exhibit C.

Share Incentive Agreement” means the Amended and Restated Share Incentive Agreement substantially in the form attached hereto as Exhibit I.

“Special Director” means Hongyi ZHOU, a PRC citizen (Identity Card No. 610103197010042512).

“Special Managers” means, collectively, Hongyi ZHOU (in Chinese: 周鸿祎), Xiangdong QI (in Chinese: 齐向东), Xiaohong SHI (in Chinese: 石晓虹) and Shu CAO (in Chinese: 曹曙).

“Subscribed Shares” has the meaning set forth in Section 2.1 of this Agreement.

“Subsidiaries” means, as of the relevant date of determination, (a) with respect to any Person, a corporation or other Person of which at least 50% of the voting power of the outstanding voting equity securities or at least 50% of the outstanding economic equity interest is held, directly or indirectly, by such Person and (b) with respect to the Company any other Person of which actual or de facto control is held, directly or indirectly, by the Company by way of equity ownership or contractual arrangements or otherwise.  Unless otherwise qualified, or the context otherwise requires, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.  The particulars of each Subsidiary are set forth in Part B of Schedule 2.

“Transaction Documents” means, collectively, this Agreement, the Shareholders Agreement, the Charter Documents, the Registration Rights Agreement and the Share Incentive Agreement.

“US$” means United States dollars.

2.             SUBSCRIPTION AND ALLOTMENT OF SERIES C PREFERRED SHARES

2.1          Subscription and Allotment of Series C Preferred Shares

Subject to the terms and conditions herein set forth, each Investor, severally but not jointly, shall subscribe in cash from the Company, on the Closing Date, for such number of Series C Preferred Shares as is set forth opposite such Investor’s name in column (2) of Schedule 1 hereto, at the aggregate Purchase Price set forth opposite such Investor’s name in column (3) of Schedule 1 hereto and the Company shall accordingly issue and allot such Series C Preferred Shares to each Investor (all of the Series C Preferred Shares being subscribed pursuant hereto being referred to herein as the “Subscribed Shares”).

2.2          Charter Documents

The Subscribed Shares shall have the preferences, privileges and rights set forth in the Charter Documents as set forth in Exhibit A attached hereto.

2.3          Closing

Unless this Agreement shall have terminated pursuant to Section 9, and subject to the satisfaction or waiver of the conditions set forth in Sections 5 and 6, the closing of the sale and subscription of the Subscribed Shares (the “Closing”) shall take place remotely via exchange of documents and signatures simultaneously or as close to simultaneously as practicable at 10:00 a.m., local time, on the second

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Business Day following the date upon which the conditions set forth in Sections 5 and 6 shall be satisfied or waived in accordance with this Agreement, or at such other time, place and date as the Company and the Investors may agree in writing following the date hereof (the date on which the Closing takes place shall be referred to hereinafter as the “Closing Date”).  On the Closing Date, the named Parties shall deliver to each other the documents set out in Schedule 5 attached hereto.

2.4          Use of Proceeds

The Parties agree that the aggregate Purchase Price for the Subscribed Shares shall, at such time or times as may be determined by the Board of Directors of the Company, be:

(a)                                  advanced to WFOE by way of shareholder’s loans or contributed to WFOE as the registered capital; and/or

(b)                                 used by the Company as its own working capital.

2.5                               Strategic Investors.

Subject to the Shareholders Agreement and the Charter Documents, the Parties agree that the Company may seek one or more additional investors (each, a “Strategic Investor”) to provide, within six (6) months from the Closing hereunder, further financing in the aggregate amount up to US$10,000,000 by way of issuing for subscription by the Strategic Investor(s) for  the Series C Preferred Shares at a per share price equal to the Series C Subscription Price and on substantially the same terms and conditions set forth in the Transaction Documents.

2.6                               Employee Cash-out

The Parties agree that Trustbridge Partners III, L.P. shall, upon Closing, be entitled to purchase, or designate an Affiliate to purchase, from the Selling Employees a total of 391,578 Ordinary Shares held by Young Vision for and on behalf of the Selling Employees at a per share purchase price equal to the Series C Subscription Price for an aggregate purchase price of US$1 million.

3.                                      REPRESENTATIONS AND WARRANTIES OF THE COVENANTORS

Each of the Covenantors represents and warrants, jointly and severally, to each of the Investors that, except as otherwise disclosed in the Disclosure Schedule set forth in Exhibit F, the representations and warranties set forth in Schedule 3 are accurate as of the date of this Agreement and will be accurate as of the Closing Date as if made on the Closing Date (except that if any such representation or warranty is expressly stated to have been made on a specific date, at and on such specific date) and acknowledges that the Investors in entering into this Agreement are relying on such representations and warranties.

4.                                      REPRESENTATIONS AND WARRANTIES OF INVESTORS

Each of the Investors hereby represents and warrants, severally and not jointly, to the Covenantors that the representations and warranties set forth in Schedule 4 are accurate as of the date of this Agreement and will be accurate as of the Closing Date as if made on the Closing Date (except that if any such representation or warranty is expressly stated to have been made on a specific date, at and on such specific date) and acknowledges that the Covenantors in entering into this Agreement are relying on such representations and warranties.

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5.                                      CONDITIONS TO THE OBLIGATION OF INVESTORS TO CLOSE

The obligation of the Investors to subscribe for the Subscribed Shares, to pay the Purchase Price therefor at the Closing and to perform any obligations hereunder shall be subject to the satisfaction as determined by, or waiver by, the Investors of the following conditions on or before the Closing Date.

5.1                               Representation and Warranties

The representations and warranties of the Covenantors contained in Section 3 hereof and Schedule 3 attached hereto shall be accurate in all material respects (except for any such representations and warranties that are qualified by their terms by a reference to materiality or a Material Adverse Effect, which representations as so qualified shall be true and correct in all respects) at and on the Closing Date as if made at and on such date (or, if any such representation or warranty is expressly stated to have been made on a specific date, at and on such specific date).

5.2                               Compliance with this Agreement

Each of the Covenantors shall have performed and complied in all material respects with all of its covenants and agreements set forth herein that are required to be performed by each of the Covenantors on or before the Closing Date.

5.3                               Director’s Certificate

Each Investor shall have received a certificate from the Company, in form and substance satisfactory to such Investor, dated as of the Closing Date, and signed by a director of the Company, certifying (a) that the conditions set forth in Sections 5.1, 5.2, 5.9, 5.11 and 5.12  have been satisfied, (b) that each of the Group Companies is validly existing and (i) in good standing under its jurisdiction of incorporation (in the case of each Subsidiary incorporated outside the PRC), (ii) in compliance with all registration and approval requirements relating to its establishment as a company under PRC law (in the case of each Subsidiary incorporated in the PRC), and (iii) is qualified to engage in the Business in each jurisdiction in which the Group Companies are required under applicable Requirements of Law to be so qualified, except to the extent that such failure to qualify does not individually or in the aggregate have a Material Adverse Effect on the Group Companies, (c) that the attached copies of the Charter Documents and resolutions of the board of directors and resolutions of the shareholders of each Group Company approving this Agreement and each of the other Transaction Documents to which it is a party and the transactions contemplated hereby and thereby are all true and complete copies and such copies remain unamended and in full force and effect, and (d) that each officer of the Group Companies executing this Agreement, each other Transaction Document to which it is a party and any other document delivered in connection herewith and therewith on behalf of the Group Companies is an incumbent officer with all necessary authority to execute such documents and his or her signature is authentic.

5.4                               Adoption of Charter Documents

The Charter Documents shall have been duly adopted with full force and effect as of the Closing Date and shall be substantially in form and substance set forth in Exhibit A attached hereto.

5.5                               Shareholders Agreement

The Covenantors and all other signatories thereto shall have duly executed and delivered the Shareholders Agreement substantially in the form and substance set out in Exhibit C attached hereto.

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5.6          Registration Rights Agreement

The Company and all other signatories thereto shall have duly executed and delivered the Registration Rights Agreement substantially in the form set out in Exhibit B attached hereto.

5.7          [Reserved]

5.8          [Reserved]

5.9          Consents and Approvals

All approvals, consents, exemptions, authorizations, or other actions by, or notice to, or filings with, Governmental Authorities and other Persons in respect of all Requirements of Law and with respect to those Contractual Obligations which are necessary or required in connection with the execution, delivery or performance by each of the Covenantors of this Agreement and with respect to the issuance and sale of the Subscribed Shares pursuant thereto shall have been obtained and be in full force and effect, and each Investor shall have been furnished with appropriate evidence thereof.

5.10        Employment Agreements; Proprietary Invention Assignment Agreements

The Employment Agreements and Proprietary Invention Assignment Agreements between the Group Companies and each of the Key Employees substantially in the form attached hereto as Exhibit G-1 and Exhibit G-2, shall have been duly executed by all parties thereto and in full force and effect.  The Special Director shall have duly executed a Non-Compete, Non-Solicit and Assignment of Inventions Agreement in the form attached hereto as Exhibit G-3.

5.11        No Material Adverse Change

Since the date hereof, there shall have been no event that has had, or could be reasonably expected to have, a material adverse change in the Condition of the Group Companies.

5.12        No Prohibition

There shall not be any Order of a court of competent jurisdiction or any ruling of any Governmental Authority or any condition imposed under any Requirement of Law which would, in the reasonable judgment of the Investors, (a) prohibit or restrict (i) the subscription of the Subscribed Shares or (ii) the consummation of the transactions contemplated by the Transaction Documents, (b) subject the Investors to any material penalty or onerous condition under or pursuant to any Requirement of Law if the Subscribed Shares were to be subscribed hereunder or (c) restrict the operation of the Business of the Group Companies as conducted on the date hereof in a manner that would have a Material Adverse Effect on the Condition of the Group Companies.

5.13        Stock Option Pool; Employee Equity Pool

The Company’s stock option plan (the “Plan”) shall have been amended to provide that the total number of Ordinary Shares reserved for issuance following the Closing Date under the Plan is up to 6,747,424 Ordinary Shares.  The Company shall have reserved 587,060 Ordinary Shares for issuance to CRP Holding Limited (“CRP”) at a price of US$0.65 per Ordinary Share at the option of CRP for 3 years from November 7, 2006, in connection with that certain letter dated July 10, 2006 from the Company to CRP.  In addition, the Share Incentive Agreement with respect to the Company’s Employee Equity Pool in the form and substance set forth in Exhibit I hereto shall have been executed and delivered by all parties thereto.

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5.14        Waiver of Shareholders’ Rights

All shareholders of the Company, if any, having any preemptive, first refusal, anti-dilution or other rights with respect to the issuance of the Subscribed Shares shall have irrevocably waived the same in writing and delivered such waiver to the Investors as of the Closing Date.

5.15        [Reserved]

6.                                      CONDITIONS TO THE OBLIGATION OF THE COVENANTORS TO CLOSE

The obligation of the Company to issue and allot the Subscribed Shares shall be subject to the satisfaction as determined by, or waiver by, the Covenantors of the following conditions on or before the Closing Date:

6.1          Representations and Warranties

The representations and warranties of the Investors contained in Section 4 hereof shall be true and correct in all material respects (except for any such representations and warranties which are qualified by their terms by a reference to materiality or a Material Adverse Effect, which representation as so qualified shall be true and correct in all respects) at and on the Closing Date as if made at and on such date (or, if any such representation or warranty is expressly stated to have been made on a specific date, at and on such specific date).

6.2          Compliance with this Agreement

The Investors shall have performed and complied in all material respects with all of its agreements set forth herein that are required to be performed by the Investors on or before the Closing Date.

6.3          Payment of Purchase Price

The Investors shall have paid the aggregate Purchase Price payable by the Investors for the Subscribed Shares as set forth in Section 2.1.

6.4          Consents and Approvals

All consents, approvals and waivers required to be obtained by each of the Investors for the purposes of the execution of this Agreement, the lawful subscription of the Subscribed Shares and the performance of their obligations hereunder from any third party or Governmental Authorities shall have been obtained and shall be effective as of the Closing Date.

6.5          Shareholders Agreement

Each of the Investors shall have duly executed and delivered the Shareholders Agreement.  For the avoidance of doubt, the Company shall not issue Subscribed Shares to any Investor unless such Investor executes and delivers the Shareholders Agreement.

6.6          Registration Rights Agreement

Each of the Investors shall have duly executed and delivered the Registration Rights Agreement.

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7.             PRE-CLOSING COVENANTS

7.1          Access and Inspection

Between the date of this Agreement and the Closing Date, each of the Covenantors shall cause each of the Group Companies to (a) afford the Investors and their professional advisors reasonable access to the personnel, premises, contracts, books and records of the Group Companies; (b) furnish the Investors and their professional advisors with copies of all such contracts, books and records and other existing documents and data; and (c) furnish the Investors and their advisors with such additional financial, accounting, operating and other data and information as the Investor may reasonably request with a view to obtaining such information in relation to the Business; provided that the Investors shall comply with the confidentiality requirements under Section 11.14 of this Agreement for any confidential information they have accessed or received from the Group Companies.

7.2          Operation of Business

Between the date of this Agreement and the Closing Date, each of the Group Companies shall, and the Special Managers shall cause each of the Group Companies to:

(a)                                  preserve and maintain in full force and effect its existence and good standing (as applicable) under the laws of its jurisdiction of formation or organization;

(b)                                 preserve and maintain in full force and effect all material rights, privileges, qualifications, applications, licenses (including, without limitation, the ICP licenses, domain names) and franchises required for the conduct of its Business;

(c)                                  conduct its Business only in the ordinary course in accordance with sound business practices and past practice, keep its properties in good working order and repair (except for normal wear and tear) and keep available the service of its current management and key employees;

(d)                                 comply with all Requirements of Law and with the directions of any Governmental Authority having jurisdiction over the Company, any Subsidiary or any of their Business or property; and

(e)                                  file or cause to be filed in a timely manner all reports, applications, estimates and licenses that shall be required by a Governmental Authority.

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8.             INDEMNIFICATION

8.1          Indemnification

(a)                                  Except as otherwise provided in this Section 8, each of the Covenantors (each, an “Indemnifying Party”) shall, jointly and severally, indemnify, defend and hold harmless each of the Investors and, their respective management companies and persons nominated by the Investors as directors of any Group Company (each, an “Indemnified Party”) to the fullest extent permitted by law from and against any and all actions, suits, proceedings, claims, complaints, disputes, arbitrations or investigations (collectively, “Claims”), losses, damages (including incidental and consequential damages), expenses (including reasonable attorney’s fees and cost of defense and investigation) or any diminution in value of the Subscribed Shares (collectively, “Damages”) resulting from or arising out of any breach of any representation or warranty, covenant or agreement by the Covenantors in this Agreement or the other Transaction Documents; provided, however that, for the purposes of this Section 8.1(a), the cumulative liability of the Indemnifying Parties to each Investor shall not exceed such Investor’s portion of the aggregate Purchase Price paid by such Investor to the Company; provided, further that, the indemnification obligation specified in this Section 8.1(a) shall not apply to the representation and warranty contained in Section 11(c) of Schedule 3.  The remedies provided in this Section 8.1 will not be exclusive of or limit other remedies that may be available to the Investors.

(b)                                 Except as otherwise provided in this Section 8, each of the Investors shall, severally but not jointly, indemnify, defend and hold harmless each of the Covenantors to the fullest extent permitted by law from and against Claims and Damages resulting from or arising out of any breach of any representation or warranty, covenant or agreement by such Investor in this Agreement or the other Transaction Documents, provided, however that the cumulative liability of each Investor to the Covenantors shall not exceed such Investor’s portion of the aggregate Purchase Price paid by such Investor to the Company in accordance with this Agreement.

(c)                                  Notwithstanding anything to the contrary, the Indemnifying Party shall not be liable to the Indemnified Parties with respect to matters described in Sections 8.1(a) or (b), as the case may be, until the total Damages exceed US$60,000 (and, for the avoidance of any doubt, only for the amount by which such Damages exceed US$60,000). For the purpose of this Section 8, the term Indemnifying Party refers to the Covenantors or the Investors, as the case may be, so does the Indemnified Party.

8.2          Notification

Each Indemnified Party under this Section 8 shall, promptly after the receipt of notice of the commencement of any Claim against such Indemnified Party in respect of which indemnity may be sought from the Indemnifying Party under this Section 8, notify the Indemnifying Party in writing of the commencement thereof.  The omission of any Indemnified Party to so notify the Indemnifying Party of any such Claim shall not relieve the Indemnifying Party from any liability which it may have to such Indemnified Party (a) other than pursuant to this Section 8 or (b) under this Section 8 unless, and only to the extent that, such omission results in the Indemnifying Party’s forfeiture of substantive rights or defenses.  In case any such Claim shall be brought against any Indemnified Party, and upon its notification to the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to assume the defense thereof at its own expense, with counsel satisfactory to such Indemnified Party in its reasonable judgment; provided, however, that any Indemnified Party may, at its own expense, retain separate counsel to participate in such defense at its own expense.  Notwithstanding the foregoing, in any Claim in which both the Indemnifying Party, on the one hand, and an Indemnified Party, on the other hand, are, or are reasonably likely to become, a party, such Indemnified Party shall have the right to

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employ separate counsel and to control its own defense of such Claim if, in the reasonable opinion of counsel to such Indemnified Party, either (x) one or more defenses are available to the Indemnified Party that are not available to the Indemnifying Party or (y) a conflict or potential conflict exists between the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, that would make such separate representation advisable; provided, however, that the Indemnifying Party (i) shall not be liable for the fees and expenses of more than one counsel to all Indemnified Parties and (ii) shall reimburse the Indemnified Parties for all of such fees and expenses of such counsel incurred in any Claim between the Indemnifying Party and the Indemnified Parties or between the Indemnified Parties and any third party, as such expenses are incurred.  The Indemnifying Party agrees that it will not, without the prior written consent of Trustbridge Partners III, L.P., settle, compromise or consent to the entry of any judgment in any pending or threatened Claim relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising or that may arise out of such Claim.  The Indemnifying Party shall not be liable for any settlement of any Claim effected against an Indemnified Party without its written consent, which consent shall not be unreasonably withheld.  The rights accorded to an Indemnified Party hereunder shall be in addition to any rights that any Indemnified Party may have at common law, by separate agreement or otherwise; provided, however, that notwithstanding the foregoing or anything to the contrary contained in this Agreement, nothing in this Section 8 shall restrict or limit any rights that any Indemnified Party may have to seek equitable relief.

8.3          Contribution

If the indemnification provided for in this Section 8 from the Indemnifying Party is unavailable to an Indemnified Party hereunder in respect of any Damages referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Damages in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the Claims which resulted in such Damages, as well as any other relevant equitable considerations.  The relative faults of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any Claim in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action.  The amount paid or payable by a party as a result of the Damages referred to above shall be deemed to include, subject to the limitations set forth in Sections 8.1 and 8.2, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding.

9.                                      TERMINATION OF AGREEMENT

9.1          Termination

This Agreement may be terminated prior to the Closing as follows:

(a)                                  at any time on or prior to the Closing Date, by mutual written consent of the Covenantors and the Investors;

12

(b)                                 at the election of the Covenantors or the Investors by written notice to the other Parties after 5:00 p.m. Eastern Standard Time, on  January 10, 2010 if the Closing shall not have occurred, unless such date is extended by the mutual written consent of the Covenantors and the Investors; provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available (i) to any Party whose breach of any representation, warranty, covenant or agreement under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date or (ii) if the Closing has not occurred solely because any Party has not yet obtained a necessary approval from any Governmental Authority.

(c)                                  at the election of the Covenantors, if there has been a material breach of any representation, warranty, covenant or agreement on the part of any of the Investors contained in this Agreement, which breach has not been cured or is not curable within fifteen (15) Business Days of notice to the Investors of such breach; or

(d)                                 at the election of the Investors, if there has been a material breach of any representation, warranty, covenant or agreement on the part of the Covenantors contained in this Agreement, which breach has not been cured or is not curable within fifteen (15) Business Days notice to the Covenantors of such breach.

If this Agreement so terminates, it shall become null and void and have no further force or effect, except as provided in Section 9.2.

9.2          Survival

If this Agreement is terminated and the transactions contemplated hereby are not consummated as described above, this Agreement shall become void and of no further force and effect; except for the provisions of Section 1 and this Section 9.2 and Sections 11.1 through 11.13 (inclusive), which shall survive the termination of this Agreement; provided, however, that (a) none of the Parties shall have any liability in respect of a termination of this Agreement pursuant to Section 9.1(a) or Section 9.1(b), and (b) nothing shall relieve any of the Parties from liability for actual damages resulting from a termination of this Agreement pursuant to Section 9.1(c) or 9.1(d); and provided, further, that none of the Parties shall have any liability for speculative, indirect, punitive, unforeseeable or consequential damages or lost profits resulting from any legal action relating to any termination of this Agreement.

10.          POST-CLOSING COVENANTS

10.1        PFIC Status

The Company shall use its best efforts not to become a PFIC. As soon as reasonably practicable after the Closing and no later than March 1st of each subsequent tax year, the Company shall determine its PFIC status and shall immediately notify the Investors in writing of any change in PFIC status.  In addition, the Company shall provide assistance and make available all information as the Investors reasonably request to determine the PFIC status of the Company and otherwise comply with provisions of the Code covering PFICs, including, without limitation, provisions covering elections and retroactive elections under Section 1295 of the Code.  The Company hereby acknowledges that its obligation pursuant to the immediately preceding sentence may include providing the Investors with a “PFIC Annual Information Statement” within the meaning of Treas. Reg. § 1.1295-1(g).

13

10.2        Filing of the Charter Documents

The Company shall promptly file the Charter Documents substantially in the form set forth in Exhibit A attached hereto with the relevant Governmental Authority in the Cayman Islands.

10.3        Key Man Life Insurance

The Company shall purchase from an internationally reputable insurance company located in Hong Kong, and deliver to the Investors within thirty days of the Closing Date a copy of, a term life insurance policy in the amount of US$2,000,000 on the life of the Special Director, naming the Company as the beneficiary and maintain such insurance until otherwise notified by the Investors.

10.4        Compliance with Laws

The Company shall use its reasonable best efforts to comply within one hundred and eighty (180) days from the Closing Date (or in such shorter period as is required to avoid the suspension or revocation of any material license or permit) and thereafter with all applicable PRC laws, statues, orders, doctrines, decrees, writs, rules, regulations, ordinances and other pronouncements having the effect of law of the PRC or any state, county, province, city or other political subdivision thereof, or of any court, tribunal, arbitrator, agency, authority, official or instrumentality of any such government or political subdivision thereof, including without limitations the July 13, 2006 Notice on Strengthening Administration of Foreign Investment in and Operation of Value-Added Telecommunications Business by the Ministry of Information; provided, that any amendment or modification to the Group Companies’ control arrangements in connection with such compliance, including, without limitation, to the Group Companies’ intellectual property and equity ownership, shall be in form and substance approved by the Board of Directors of the Company.  In addition, Hongyi ZHOU and Xiangdong QI will use their best efforts to apply for and complete within one hundred (120) days from the Closing Date, the change of registration with the State Administration of Foreign Exchange (“SAFE”, including its local authorized offices) in accordance with the registration requirements under Circular 75 issued by the State Administration of Foreign Exchange of the PRC on October 21, 2005, titled “Notice Regarding Certain Administrative Measures on Financing and Inbound Investments by PRC Residents Through Offshore Special Purpose Vehicles”, effective as of November 1, 2005 (“Circular 75”, including its successor and implemental rules and regulations), in respect of the change of Young Vision’s and Global Village’s shareholdings in the Company.

10.5        Tax Status

The Company will not elect to be treated as an entity disregarded as separate from its owner under Treasury Regulation Sections 301.7701-3(a) and (c) for United States federal income tax purposes without the consent of the Investors.

11.          MISCELLANEOUS

11.1        Survival of Representations and Warranties

No Party shall be liable for the inaccuracy or incompleteness in the representations and warranties made by it in this Agreement unless a claim for the breach of its representations and warranties is made against such Party within the second anniversary of the Closing Date; provided, that claims arising from the breach of the representations and warranties as contained in Sections 1, 2(a), 2(b) and 2(e) of Schedule 3 and Sections 3 and 6 of Schedule 4 may be made indefinitely; and provided, further, that claims arising from the breach of the representations and warranties as contained in Sections 7 and 11 of Schedule 3 may be made prior to the lapse of the applicable statute of limitations.

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11.2        Supremacy

In the event that there is a conflict between the provisions of this Agreement and those of the Transaction Documents and to the extent permitted by the applicable laws, the provisions of this Agreement shall prevail and, if so reasonably required by any Parties, the Parties shall procure that the relevant Transaction Documents shall be amended as soon as reasonably practicable in order that such conflict be removed.

11.3        Notices

All notices, demands and other communications provided for or permitted hereunder shall be made in writing in English and shall be by registered or certified first-class mail, facsimile (if the recipient acknowledges receipt), courier service or personal delivery:

(a)                                  if to the Company, the WFOE or the Domestic Companies:

Block 1, Tower D, Huitong Times Square,

No. 71 Jiangguo Street

Chaoyang, Beijing, 100025

PRC

Fax: (86-10) 8599-7898

Attention: Xiangdong Qi

(b)                                 If to Young Vision

c/o  Block 1, Tower D, Huitong Times Square,

No. 71 Jiangguo Street,

Chaoyang, Beijing, 100025

PRC

Fax: (86-10) 8599-7898

Attention:  Xiangdong Qi

(c)                                  if to Global Village

B705, North Tower, Lanbao,

Gong Yu, 3, Xi Da Wang Road

Chaoyoung, Beijing

P.R. China 100026

Fax:  (86-10) 8599 7898

Attention: Hu Huan

(d)                                 If to the Special Managers

c/o          Block 1, Tower D, Huitong Times Square,

No. 71 Jiangguo Street

Chaoyang, Beijing, 100025

15

PRC

Fax: (86-10) 8599-7898

Attention: Xiangdong Qi

(e)                                  If to the Special Director

c/o          Block 1, Tower D, Huitong Times Square,

No. 71 Jiangguo Street

Chaoyang, Beijing, 100025

PRC

Fax: (86-10) 8599-7898

Attention: Hongyi ZHOU

(f)                                    If to the Investors:

Trustbridge Partners III, L.P.

c/o Trustbridge (Shanghai) Investment Advisory Co. Ltd.

Unit 1206, One Lujiazui, No.68 Yincheng Road (C), Shanghai, P.R.China, 200120

Phone: 86-21-5010-6188

Fax: 86-21-5010-6162

Attention: David Lin

Zero2IPO China Fund II, L.P.

Room 2101, 21/F., Westlands Centre

20 Westlands Road

Quarry Bay

Hong Kong

Fax:+852 2960 0185

Attention: Mr Danny Chung

All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is mechanically acknowledged, if telecopied.  Any Party may by notice given in accordance with this Section 11.3 designate another address or Person for receipt of notices hereunder.

11.4        Successors and Assigns; Third Party Beneficiaries

This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the Parties.  Subject to applicable securities laws and the terms and conditions thereof, the Investors may assign any of their rights or obligations under this Agreement or the other Transaction Documents to any of their respective Affiliates, provided, however, that the Investors shall not assign any of their respective rights or obligations herein to any Competitor of the Group Companies.  No Covenantors may assign any of its rights or obligations under this Agreement without the written consent of the Investors.  Except as provided in Section 8, no Person other than the Parties and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

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11.5        Amendment and Waiver

(a)                                  No failure or delay on the part of the Covenantors or the Investors in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Covenantors or the Investors at law, in equity or otherwise.

(b)                                 Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Covenantors or the Investors from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by the Covenantors and the Investors, and (ii) only in the specific instance and for the specific purpose for which it is made or given.  Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

11.6        Counterparts

This Agreement may be executed in any number of counterparts and by the Parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page of this Agreement by a facsimile shall be as effective as delivery of a manually executed counterpart of a signature page of this Agreement.

11.7        Headings

The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

11.8        Governing Law

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

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11.9        Arbitration

(a)                                  Except as otherwise provided in this agreement, any dispute or claim arising out of or in connection with or relating to this agreement, or the breach, termination or invalidity hereof, shall be finally settled by arbitration at the Hong Kong International Arbitration Centre (the “HKIAC”) under the rules of the HKIAC (the “Rules”) as are in force at the date of the notice of arbitration commencing any such arbitration, but subject to the amendments made to the Rules by the rest of this section 11.9.  For the purpose of such arbitration, there shall be a board of arbitration (the “Board of Arbitration”) consisting of three arbitrators: the Covenantors as one side shall select one (1) arbitrator, the Investors as the other side shall select one (1) arbitrator, and the third arbitrator shall be selected by mutual agreement of the first two arbitrators, or if these two arbitrators fail to reach agreement on a third arbitrator within twenty (20) days after their selection, such third arbitrator shall thereafter be selected by the HKIAC upon application made to it by either side of the arbitration for such purpose.  The place of arbitration shall be in Hong Kong.  All arbitration proceedings shall be conducted in the English language.  The arbitrators shall decide any such dispute or claim strictly in accordance with the governing law specified in Section 11.8.  Judgment upon any arbitral award rendered hereunder may be entered in any court, and/or application may be made to any such court for a judicial acceptance of the award and/or an order of enforcement, as the case may be.  In the event that arbitrators cannot be selected in accordance with the forgoing of this subsection, the Parties agree to give the right to select all three arbitrators to HKIAC based on the principles of equitability and fairness.

(b)                                 Each Party shall cooperate in good faith to expedite (to the maximum extent practicable) the conduct of any arbitral proceedings commenced under this agreement.

(c)                                  Unless the Board of Arbitration shall determine or rule otherwise, the costs and expenses of the arbitration, including the fees of the Board of Arbitration, shall be borne (i) by the losing side in the event an award is made in favor of the other side to the arbitration or (ii) equally by each side to the dispute or claim in the event no award is made in favor of any side to the arbitration. Each Party shall pay its own fees, disbursements and other charges of its counsel.

(d)                                 Any award made by the Board of Arbitration shall be final and binding on each side to the dispute.  If arbitral award is rendered in favor of the Investors, the arbitral award shall be final and binding on each member of the Covenantors, and vice versa.  The Parties expressly agree to waive the applicability of any laws and regulations that would otherwise give the right to appeal the decisions of the Board of Arbitration so that there shall be no appeal to any court of law from the award of the Board of Arbitration, and a Party shall not challenge or resist the enforcement action taken by any other Party in whose favor an award of the Board of Arbitration was given.

(e)                                  This Agreement and the rights and obligations of the Parties shall remain in full force and effect pending the award in any arbitration proceeding hereunder.

11.10                 Severability

If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

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11.11                 Rules of Construction

Unless the context otherwise requires, references to sections or subsections refer to sections or subsections of this Agreement.

11.12                 Entire Agreement

This Agreement, together with the exhibits and schedules hereto, and the other Transaction Documents are intended by the Parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the Parties in respect of the subject matter contained herein and therein.  There are no restrictions, promises, representations, warranties or undertakings, other than those set forth or referred to herein or therein.  This Agreement, together with the exhibits and schedules hereto, and the other Transaction Documents supersede all prior agreements and understandings between the Parties with respect to such subject matter.

11.13      Fees; Stamp Duty

(a)                                  At the Closing, the Company shall reimburse Trustbridge Partners III, L.P. for its fees, disbursements and other charges incurred in connection with the transactions contemplated by the Transaction Documents (the “Transaction Fees”), including without limitation, the fees, disbursements and other charges incurred by Trustbridge Partners III, L.P. in retaining outside legal counsel and an accounting firm to conduct due diligence on the Group Companies; provided that the aggregate amount of such reimbursement shall not exceed US$ 60,000.00; provided further that (i) if the Closing does not take place according to the terms of this Agreement for any reason attributable to any of the Covenantors, the Company shall be obligated to reimburse Trustbridge Partners III, L.P. for 50% of the Transaction Fees, which reimbursement shall not exceed $30,000, and (ii) if the Closing fails to be consummated due to any reason not attributable to any of the Covenantors, the Company shall NOT be obligated to reimburse Trustbridge Partners III, L.P. or any other Investors for any Transaction Fees or other fees whatsoever.

(b)                                 Any stamp duty, capital duty, fees or expenses payable in connection with the issue of the Subscribed Shares shall be borne by the Company.

11.14      Publicity; Confidentiality

(a)                                  Except as may be required by applicable Requirement of Law, none of the Parties shall issue a press release or public announcement or otherwise make any public disclosure concerning this Agreement without the prior approval of the other Parties (which shall not be unreasonably withheld).

(b)                                 Each of the Parties shall at all times after the date of this Agreement keep confidential, and not directly or indirectly reveal, disclose or use for his or its own or any other purposes, any confidential information received or obtained as a result of entering into or performing, or supplied by or on behalf of a Party in the negotiations leading to, this Agreement and which relates to:

(i)                                     the negotiations relating to this Agreement;

(ii)                                  the subject matter and/or provisions of this Agreement; or

19

(iii)                               the Group Companies, the Special Managers, Investors or any other Parties.

(c)                                  Each of the Parties shall procure that its employees, officers, representatives and professional advisors to whom any such confidential information is disclosed shall comply with the provisions of this Section 11.14.

(d)                                 Nothing in this Agreement shall restrict any Party from disclosing information (a) that is already publicly available, (b) that may be required or appropriate in response to any summons or subpoena or in connection with any litigation; provided that such Party will use reasonable efforts to notify the other Parties in advance of such disclosure so as to permit the other Parties to seek a protective order or otherwise contest such disclosure, and such Party will use reasonable efforts to cooperate, at the expense of the other Parties, with the other Parties in pursuing any such protective order, (c) to such Party’s officers, directors, shareholders, investors, advisors, employees, members, partners, controlling persons, auditors or counsel as may be reasonably required, or (d) to Persons from whom releases, consents or approvals are required, or to whom notice is required to be provided, pursuant to any Requirement of Law.  In no event shall any of the Covenantors issue a press release or public announcement or otherwise make any public disclosure about the Investors without the prior written consent of the Investors.  Nothing in this Agreement shall restrict the Company from making disclosure concerning this Agreement in its filings in connection with its public securities offerings or proposed initial public offering.

11.15                 Further Assurances

Each of the Parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Share Subscription Agreement on the date first written above.

GROUP COMPANIES:

QIHOO TECHNOLOGY COMPANY LIMITED

By:	/s/ Xiangdong Qi

Name:
Title:

QIZHI SOFTWARE (BEIJING) CO., LTD.

By:	/s/ Hongyi Zhou

Name:
Title:

BEIJING 3G3W SCIENCE & TECHNOLOGY
CO., LTD.

By:	/s/ [Company Stamp of Beijing 3G3W Science&
Technology Co., Ltd.]

Name:
Title:

BEIJING QIBU TIANXIA TECHNOLOGY CO., LTD.

By:	/s/ [Company Stamp of Beijing Qibu Tianxia
Technology Co., Ltd.]

Name:
Title:

Share Subscription Agreement

BEIJING QIHU TECHNOLOGY COMPANY LIMITED

By:	/s/ [Company Stamp of Beijing Qihu Technology
Company Limited]

Name:
Title:

QIHOO 360 SOFTWARE (BEIJING) COMPANY LIMITED

By:	/s/ [Company Stamp of Qihoo 360 Software(Beijing)
Company Limited]

Name:
Title:

SHANGHAI QITAI NETWORK TECHNOLOGY
CO., LTD.

By:	/s/ [Company Stamp of Shanghai Qitai Network
Technology Co., Ltd.]

Name:
Title:

BEIJING STAR WORLD TECHNOLOGY COMPANY LIMITED

By:	/s/ [Company Stamp of Beijing Star World
Technology Company Limited]

Name:
Title:

HOLDERS OF ORDINARY SHARES:

YOUNG VISION GROUP LIMITED

	By:	/s/ Xiangdong Qi

Name:
Title:

GLOBAL VILLAGE ASSOCIATES LIMITED

	By:	/s/ Hongyi Zhou

Name:
Title:

SPECIAL MANAGERS

/s/ Hongyi Zhou

HONGYI ZHOU

/s/ Xiangdong Qi

XIANGDONG QI

/s/ Xiaohong Shi

XIAOHONG SHI

/s/ Shu Cao

SHU CAO

Investors:

TRUSTBRIDGE PARTNERS III, L.P.
By: TB PARTNERS GP3, L.P.,
its general partner
By: TB PARTNERS GP LIMITED,
its general partner

By:.	/s/ Shujun Li
Name: Shujun Li
Title: Director

ZERO2IPO CHINA FUND II,L.P.

By:

By:	/s/ Danny Chung

Name: Mr. Danny Chung
Title: Managing Director

Exhibit A

Charter Documents

The Third Amended and Restated Memorandum and Articles of Association

Exhibit B

Form of the Second Amended and Restated Registration Rights Agreement

2

Exhibit C

Form of the Second Amended and Restated Shareholders Agreement

Exhibit D

[Reserved]

Exhibit E

[Reserved]

2

Exhibit F

Disclosure Schedule

(see attached)

3

Exhibit G-1

Form of the Key Employee Employment Agreement

4

Exhibit G-2

Form of the Key Employee Proprietary Invention Assignment Agreement

5

Exhibit G-3

Form of Hongyi Zhou Non-Compete, Non-Solicit and Invention Assignment Agreement

6

Exhibit H

[Reserved]

7

Exhibit I

Form of the Amended and Restated Share Incentive Agreement

8

Schedule 1

SUBSCRIBED SHARES AND PURCHASE PRICE

Investors	Subscribed Shares	Purchase Price (US$)
Trustbridge Partners III, L.P.	7,439,893	19 million
Zero2IPO China Fund II, L.P.	391,573	1 million
Total	7,831,467	20,000,000

9

POST-CLOSING CAPITALIZATION TABLE

	Series C Financing - Financial Investors ($20m)
Shareholders	-Total Shares	-% after Series C-F

Trustbridge Partners III, L.P. ($19m)	7,439,893	4.75%
Zero2IPO China Fund II, L.P. ($1m)	391,573	0.25%
Subtotal	7,831,467	5.00%

Highland Capital Partners VI Limited Partnership	16,595,171	10.60%
Highland Capital Partners VI-B Limited Partnership	9,098,011	5.81%
Highland Entrepreneurs’ Fund VIL Limited Partnership	821,970	0.52%
Redpoint Ventures III	7,291,667	4.66%
Redpoint Associates III	284,091	0.18%
Subtotal	34,090,910	21.77%

Young Vision (Other than Equity Pool)	17,850,877	11.40%
Young Vision (Equity Pool -Restricted Shares)	21,603,645	13.79%
Global Village	31,528,158	20.13%
Subtotal	70,982,680	45.32%

Sequoia Capital China I, L.P.	13,880,401	8.86%
Sequoia Capital China Partners Fund I, L.P.	137,121	0.09%
Sequoia Capital China Principals Fund I, L.P.	184,697	0.12%
CDH Net Technology Limited	10,572,556	6.75%
GMO VenturePartners Investment Limited Partnership	2,114,512	1.35%
IDG Technology Venture Investment III, L.P.	2,872,088	1.83%
Joinway Investments Limited	2,114,512	1.35%
Matrix Partners VII L.P. follow up	4,497,012	2.87%
Weston & Co. VII LLC follow up	18,740	0.01%
Total Outstanding	149,296,696	95.32%

Un-allocated ESOP	6,747,424	4.31%
Allocated Option to Advisor - China Reneissance	587,060	0.37%
Total (Including Option)	156,631,180	100.00%

Schedule 2

PARTICULARS OF THE GROUP COMPANIES

PART I - COMPANY

1.                                       Registered office: Offshore Incorporations (Cayman) Limited

2.                                       Date of incorporation: 9 June 2005

3.                                       Directors: Xiangdong Qi, Hongyi Zhou, Shu Cao, Nanpeng Shen, Gongquan Wang

4.                                       Share Capital:

Authorized: US$214,359.542

Issued and paid up: US$135,822.509

5.                                       Shareholders as of the date hereof:

Registered Shareholder	Number of Shares	Type of Shares

Young Vision Group Limited	17,850,877	Ordinary Shares

Young Vision Group Limited (Equity Pool)	18,086,101	Ordinary Shares

Global Village Associates Limited	29,402,982	Ordinary Shares

Sequoia China Capital I, L.P.	12,687,068	Series A Preferred Shares

CDH Net Technology Limited	10,572,556	Series A Preferred Shares

GMO Venture Partners Investment Limited Partnership	2,114,512	Series A Preferred Shares

IDG Technology Venture Investment III, LP	2,114,512	Series A Preferred Shares

Joinway Investments Limited	2,114,512	Series A Preferred Shares

Matrix Partners VII, L.P.	2,988,148	Series A Preferred Shares

Weston & Co. VII LLC	12,452	Series A Preferred Shares

Sequoia China Capital I, L.P.	1,193,333	Series B Preferred Shares

2

Sequoia Capital China Partners Fund I, L.P.	137,121	Series B Preferred Shares

Sequoia Capital China Principals Fund I, L.P.	184,697	Series B Preferred Shares

IDG Technology Venture Investment III, LP	757,576	Series B Preferred Shares

Matrix Partners VII, L.P.	1,508,864	Series B Preferred Shares

Weston & Co. VII LLC	6,288	Series B Preferred Shares

Highland Capital Partners VI Limited Partnership	16,595,171	Series B Preferred Shares

Highland Capital Partners VI-B Limited Partnership	9,098,011	Series B Preferred Shares

Highland Entrepreneurs’ Fund VIL Limited Partnership	821,970	Series B Preferred Shares

Redpoint Ventures III	7,291,667	Series B Preferred Shares

Redpoint Associates III	284,091	Series B Preferred Shares

7.                                       Financial Year End:  31st December

8.                                       Capitalization of the Post-Closing Company: please see Schedule 1.

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PART II — WFOE

Name	Qizhi Software (Beijing) Co., Ltd. (in Chinese: 奇智软件（北京）有限公司)

Country of incorporation	the PRC

Date of business license and place of establishment	December 28, 2005 Beijing, China

Legal address	East Unit, 4/Fl., Zhaowei Dasha, 14 Jiuxianqiao Lu, Chaoyang District, Beijing (in Chinese: 北京市朝阳区酒仙桥路14号兆维大厦4层东侧单元)

Total investment	US$28,000,000

Registered capital	US $26,000,010 (in Chinese: 2600.001万美元)

Shareholders	Qihoo Technology Company Limited

Executive Director	Hongyi ZHOU (in Chinese: 周鸿祎)

Legal representative	Hongyi ZHOU (in Chinese: 周鸿祎)

PART III — DOMESTIC COMPANIES

BEIJING 3G3W SCIENCE & TECHNOLOGY CO., LTD.

Name	Beijing 3G3W Science &Technology Cmpany Limited (in Chinese: 北京三际无限网络科技有限公司

Country of incorporation	the PRC

Date of business license and place of establishment	June 24, 2004 Beijing, China

Legal address	Room A218, 10 Zhongxing Lu, Science and Technology Park, Changping District, Beijing (in Chinese: 北京市昌平区科技园区中兴路10号A218室)

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Total investment	N/A

Registered capital	RMB8.5 million

Shareholders	Xiangdong QI (in Chinese: 齐向东), Xiaohong SHI(in Chinese: 石晓虹), Hongyi ZHOU (in Chinese: 周鸿祎), Shu CAO (in Chinese: 曹曙)

Executive Director	Xiangdong QI (in Chinese: 齐向东)

Legal representative	Xiangdong QI (in Chinese: 齐向东)

BEIJING QIBU TIANXIA TECHNOLOGY CO., LTD.

Name	Beijing Qibu Tianxia Technology Company Limited (in Chinese: 北京奇步天下科技有限公司)

Country of incorporation	the PRC

Date of business license and place of establishment	November 28, 2006 Beijing, China

Legal address	Room A-D-32, 10 Xinghuo Lu , Science City, Fengtai District, Beijing (in Chinese: 北京市丰台区科学城星火路10号A-D-32室)

Total investment	N/A

Registered capital	RMB2 million

Shareholders	Jue YAO(in Chinese: 姚珏) and Zhengyu CHEN (in Chinese: 陈征宇)

Executive Director	Jue YAO (in Chinese: 姚珏)

Legal representative	Jue YAO (in Chinese: 姚珏)

BEIJING QIHU TECHNOLOGY COMPANY LIMITED

Name	Beijing Qihu Technology Company Limited (in Chinese: 北京奇虎科技有限公司)

Country of incorporation	the PRC

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Date of business license and place of establishment	August 13, 2007 Beijing, China

Legal address	Room 112, D Zuo, 28 Xinjiekouwai Dajie, Xicheng District, Beijing (in Chinese: 北京市西城区新街口外大街28号 D座112室)

Total investment	N/A

Registered capital	RMB21 million

Shareholders	Xiangdong QI (in Chinese: 齐向东), Jianming DONG (in Chinese: 董健明), Xiaohong SHI (in Chinese: 石晓虹)

Executive Director	Xiangdong QI (in Chinese: 齐向东)

Legal representative	Xiangdong QI (in Chinese: 齐向东)

QIHOO 360 SOFTWARE (BEIJING) COMPANY LIMITED

Name	Qihoo 360 Software (Beijing) Company Limited (in Chinese: 奇虎三六零软件（北京）有限公司)

Country of incorporation	the PRC

Date of business license and place of establishment	May 4, 2009 Beijing, China

Legal address	15 Hepinli Dong jie , Dongcheng District, Beijing (in Chinese: 北京市东城区和平里东街15号)

Total investment	N/A

Registered capital	RMB3 million

Shareholders	Jianming DONG (in Chinese: 董建明), Xiaohong SHI (in Chinese: 石晓虹)

Executive Director	Xiaohong SHI (in Chinese: 石晓虹)

Legal representative	Xiaohong SHI (in Chinese: 石晓虹)

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SHANGHAI QITAI NETWORK TECHNOLOGY CO., LTD.

Name	Shanghai Qitai Network Technology Company Limited (in Chinese: 上海奇泰网络科技有限公司)

Country of incorporation	the PRC

Date of business license and place of establishment	May 28, 2008 Shanghai, China

Legal address	Room 385, Building 2, 68 Fukang Lu , Xianghua Town, Chongming County, Shanghai (in Chinese: 上海市崇明县向化镇阜康路68号2号楼385室（上海永冠经济开发区）)

Total investment	N/A

Registered capital	RMB1 million

Shareholders	Jie CHEN (in Chinese:陈杰), Su ZOU(in Chinese: 邹苏)

Executive Director	Jie CHEN (in Chinese: 陈杰)

Legal representative	Jie CHEN (in Chinese: 陈杰)

BEIJING STAR WORLD TECHNOLOGY CO., LTD.

Name	Beijing Star World Technology Company Limited (in Chinese: 北京世界星辉科技有限公司).

Country of incorporation	the PRC

Date of business license and place of establishment	October 12, 2009 Beijing, China

Legal address	Room 201, 2/Fl, 2 Building , 17 Xijing Lu, Shijingshan District, Beijing (in Chinese: 北京市石景山区西井路17号2号楼2层201室)

Total investment	N/A

Registered capital	RMB1 million

Shareholders	Zhenyu XIE (in Chinese: 谢震宇), Jianming DONG (in Chinese: 董健明), Zhengyu CHEN(in Chinese:

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陈征宇)

Executive Director	Zhenyu XIE (in Chinese: 谢震宇)

Legal representative	Zhenyu XIE (in Chinese: 谢震宇)

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Schedule 3

REPRESENTATIONS AND WARRANTIES OF THE COVENANTORS

Definitions

In this Schedule, capitalized terms not otherwise defined have the meanings set forth in this Agreement, and the following terms have the meanings specified below:

“Accounts Date” means December 31, 2008.

“Assets” means all assets, rights and privileges of any nature and all goodwill associated therewith, including without limitation all rights in respect of Contractual Obligations, all Intellectual Property and Equipment.

“Audited Financial Statements” has the meaning set forth in Section 6(a) of this Schedule 3.

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability of that Person with respect to any Liabilities, lease, dividend, guaranty, letter of credit or other obligation, contractual or otherwise (the “primary obligation”) of another Person (the “primary obligor”), whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor, (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss or failure or inability to perform in respect thereof.  The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof.

“Copyrights” means any copyright registrations and applications for registration thereof in the United States, the PRC or any other jurisdiction, and any non-registered copyrights.

“Disclosed” means any disclosure included in this Agreement, including disclosure contained in this Schedule 3 and in the Disclosure Schedule.

“Disclosure Schedule” means the disclosure schedule to be provided by the Company to the Investors in the form satisfactory to the Investors and attached hereto as Exhibit F.

“Equity Securities” means, with respect to any Person, such Person’s capital stock, membership interests, partnership interests, registered capital, joint venture or other ownership interests (including, without limitation, in the case of the Company, its Equity Securities ) or any options, warrants or other securities that are directly or indirectly convertible into, or exercisable or exchangeable for, such capital stock, membership interests, partnership interests, registered capital, joint venture or other ownership interest (whether or not such derivative securities are issued by such Person).

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“Equipment” means all the plant and machinery, tools and equipment, vehicles and office furniture, computer equipment and accessories and other tangible Assets.

“Financial Statements” has the meaning set forth in Section 6(a) of this Schedule 3.

“Group Charter Documents” means, collectively, the Charter Documents and the articles of association (or other applicable charter documents) of each Subsidiary.

“Intellectual Property” has the meaning set forth in Section 12(a) of this Schedule 3.

“Internet Assets” means any Internet domain names and other computer user identifiers and any rights in and to sites on the worldwide web, including rights in and to any text, graphics, audio and video files and html or other code incorporated in such sites.

“Knowledge of the Company” means to the best of the information and belief of the Company, Hongyi Zhou and the Special Managers after a reasonable due inquiry.

“Land Use Rights” means in relation to the land on which the facilities of the Company or any Subsidiary is located, the land use rights granted in relation thereto under the relevant land use right certificates and real estate certificates.

“Liabilities” means, as to any Person, (a) all obligations of such Person for borrowed money (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers’ acceptances, whether or not matured), (b) all obligations of such Person to pay the deferred subscription monies of property or services, except trade accounts payable and accrued commercial or trade liabilities arising in the ordinary course of business, (c) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person under leases which have been or should be, in accordance with GAAP, recorded as capital leases, (f) all indebtedness secured by any Lien (other than Liens in favor of lessors under leases other than leases included in clause (e)) on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person, and (g) any Contingent Obligation of such Person.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other) or preference, priority, right or other security interest or preferential arrangement of any kind or nature whatsoever.

“Litigation” has the meaning set forth in Section 10(a) of this Schedule 3.

“Patents” means any patents and patent applications issued by or made in the PRC, the United States or any other jurisdiction, including any divisions, continuations, continuations-in-part, substitutions or reissues thereof, whether or not patents are issued on such applications and whether or not such applications are modified, withdrawn or resubmitted.

“PFIC” has the meaning set forth in Section 7 of this Schedule 3.

“Plan” means any employee benefit plan, arrangement, policy, program, agreement or

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commitment, including, without limitation, any employment, consulting or deferred compensation agreement, executive compensation, bonus, incentive, pension, profit-sharing, savings, retirement, stock option, stock purchase or severance pay plan, any life, health, disability or accident insurance plan, whether oral or written, as to which the Company or any Subsidiary has or in the future could have any direct or indirect, actual or contingent liability.

“Related Party” means (i) any shareholder of the Company or any Subsidiary, (ii) any director of the Company or any Subsidiary, (iii) any individual employed by the Company or any Subsidiary holding the office or title of or serving as Assistant Vice President and/or any office, title or position senior to Assistant Vice President (“Senior Officer”), (iv) any family member of a shareholder, director or Senior Officer of the Company or any Subsidiary, (v) any Person in which any shareholder or director of the Company or any Senior Officer has any security or economic interest, other than a passive shareholding of less than 1% in a publicly listed company, and (vi) any other Affiliate of the Company or any Subsidiary or of a shareholder or director of the Company or any Subsidiary.

“Software” means any computer software programs, source code, object code, data and documentation, including, without limitation, any computer software programs that incorporate and run the Company’s or any Subsidiary’s pricing models, formulae and algorithms.

“Tax” means all forms of taxation, estate, duties, deductions, withholdings, duties, imposts, levies, fees, charges, social security contributions and rates imposed, levied, collected, withheld or assessed by any local, municipal, regional, urban, governmental, state, federal or other body in the PRC or any other jurisdiction and any interest, additional taxation, penalty, surcharge or fine in connection therewith.

“Trade Secrets” means any trade secrets, research records, processes, procedures, manufacturing formulae, technical know-how, technology, blue prints, designs, plans, inventions (whether patentable and whether reduced to practice), invention disclosures and improvements thereto, in each case, the value of which is contingent upon the maintenance of confidentiality thereof.

“Trademarks” means any trademarks, service marks, trade dress, trade names, brand names, designs and logos, corporate names, product or service identifiers, whether registered or unregistered, and all registrations and applications for registration thereof.

“Unaudited Financial Statements” has the meaning set forth in Section 6(a) of this Schedule 3.

“Use” means to use, reproduce, prepare derivative works based upon, distribute, perform, display, make, have made, sell, offer to sell, export, import, license, sublicense and otherwise exploit.

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1.                                      CORPORATE MATTERS

(a)                                  Organization, Good Standing and Qualification.  Each of the Group Companies has been duly incorporated and organized, and is validly existing (i) in good standing (in the case of the Company and each Subsidiary incorporated outside of the PRC ), (ii) in compliance with all registration and approval requirements (in the case of each Subsidiary incorporated in the PRC) and (iii) qualified to do Business in each jurisdiction in which the Company or any of its Subsidiaries is required by any Requirements of Law to be qualified, except to the extent that such failure to qualify does not individually or in the aggregate have a Material Adverse Effect on the Company or any Subsidiary.  Each of the Group Companies has the corporate power and authority to own and operate its Assets and properties and to carry on its Business.  Each of Global Village and Young Vision has been duly incorporated and organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation.

(b)                                 Charter Documents.  The copies of the existing charter documents of the Company and Group Charter Documents (having attached thereto copies of all such resolutions as are by Requirements of Law required to be attached thereto and all amendments made to date) of the Company and each Subsidiary that have been delivered to the Investors are true and complete.  All legal and procedural requirements and other formalities concerning such Group Charter Documents and the arrangements set forth therein have been duly and properly complied with in all material respects.  Except as Disclosed, each set of the control contracts (the “Control Contracts”) between WFOE on one side and a Domestic Company and/or its shareholders on the other side have been duly executed and delivered by the parties thereto, and constitute valid and binding obligations of the parties thereto enforceable in accordance with their respective terms. None of the Group Companies or the Special Managers have received any oral or written inquiries, notifications or any other form of official correspondence from any Governmental Authorities challenging or questioning the legality or enforceability of any of the Control Contracts.

(c)                                  Capitalization and Other Particulars of Subsidiaries.  The particulars of the Company and each Subsidiary’s share capital (or registered capital, as the case may be) and ownership thereof set forth in Schedule 2 are a true, complete and correct description of the share capital (or registered capital, as the case may be) and ownership thereof of the Company or such Subsidiary respectively on the date hereof and on the Closing Date.  The Equity Securities of each Subsidiary held, directly or indirectly, by the Company represent 100 per cent of the Equity Securities of such Subsidiary.  The Equity Securities of each Subsidiary are free and clear from all Liens.  Except as Disclosed, the Company does not, directly or indirectly, own any Equity Securities of any Person other than the Subsidiaries.  Each record shareholder of each of the Domestic Companies set forth in Schedule 2 is a citizen and permanent resident of the PRC and did not hold and does not hold any identification that may require the registration of any Domestic Company in which such shareholder holds any equity interests as a foreign invested enterprise pursuant to the Requirement of Law at the time of the incorporation of such Domestic Company or thereafter.

(d)                                 Capitalization.

(i)                                    On the Closing Date, assuming that the transactions contemplated by this Agreement have been consummated in accordance with the terms hereof, the authorized share capital of the Company shall be US$234,945.196, divided into (i) 156,631,180 Ordinary Shares, with a par value of US $0.001, of which 70,982,680 Ordinary Shares are issued and outstanding (Young Vision holds

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39,454,522 Ordinary Shares and Global Village holds 31,528,158 Ordinary Shares); (ii) 32,603,760 Series A Preferred Shares, with a par value of US $0.001, all of which are issued and outstanding; (iii) 37,878,789 Series B Preferred Shares, with a par value of US $0.001, all of which are issued and outstanding; and (iv) 7,831,467 Series C Preferred Shares, with a par value of US $0.001, 7,831,467 of which are issued and outstanding.  Except as expressly otherwise provided for, there are no options, warrants, conversion privileges, subscription or purchase rights or other rights presently outstanding to purchase or otherwise acquire (i) any authorized but unissued, unauthorized or treasury shares of the Company’s or any Subsidiary’s capital stock, (ii) any Equity Securities of the Company or any Subsidiary or (iii) any other securities of the Company or any Subsidiary and there are no commitments, contracts, agreements, arrangements or understandings by the Company or any Subsidiary to issue any shares of the Company’s or any Subsidiary’s capital stock or any Equity Securities or other securities of the Company or any Subsidiary.  The Subscribed Shares are duly authorized, and when issued and sold to the Investors after payment therefor, will be validly issued, fully paid and non-assessable, will be issued in compliance with the registration and qualification requirements of all applicable securities laws and will be free and clear of all Liens (other than those imposed by the Shareholders Agreement).  All of the issued and outstanding Ordinary Shares are, and the Subscribed Shares will be, upon issuance duly authorized, validly issued, fully paid and non-assessable, and in compliance with the registration and qualification requirements of all applicable securities laws and free of restrictions on transfer, other than restrictions on transfer under the Transaction Documents, applicable Requirements of Law and liens or encumbrances created by or imposed by each Investor on its own Subscribed Shares.  The Ordinary Shares issuable upon conversion of the Subscribed Shares have been duly reserved for issuance, and upon issuance in accordance with the terms of the Charter Documents, will be validly issued, fully paid and nonassessable and free of restrictions on transfer, other than restrictions on transfer under the Transaction Documents, applicable Requirements of Law and liens or encumbrances created by or imposed by the each Investor on its own Ordinary Shares.

(e)                                  Corporate Records.  The resolutions and all other documents of the Group Companies required to be filed with any Governmental Authority have been filed or submitted for filing, and all resolutions required by applicable Requirements of Law or the respective charters of the Group Companies have been passed.

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2.                                      AUTHORIZATION AND VALIDITY OF TRANSACTIONS

(a)                                  Authorization.  Each of the Covenantors, the shareholder of Global Village and the shareholder of Young Vision has the power and authority to execute, deliver and perform the Transaction Documents to which it is a party.  All actions on the part of the Covenantors necessary for the authorization, execution, delivery and performance of all of their obligations under the Transaction Documents, including the issuance and delivery of the Series C Preferred Shares, the filing and, where required, approval of the Group Charter Documents have been taken or will be taken prior to the Closing.  All actions on the part of the Company necessary for the authorization, issuance and delivery of the Subscribed Shares and the filing and, where required, approval of the Charter Documents have been taken or will be taken prior to Closing.

(b)                                 Enforceability.  Assuming the due authorization, execution and delivery of this Agreement and the other Transaction Documents by the Investors, this Agreement is, and each other Transaction Document to which each of the Covenantors, the shareholder of Global Village and the shareholder of Young Vision is a party will, when executed, be a valid and binding obligation of such Covenantor, the shareholder of Global Village and the shareholder of Young Vision, enforceable against such Covenantor, the shareholder of Global Village and the shareholder of Young Vision in accordance with its respective terms, except where such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally or (ii) laws relating to the availability of specific performance, injunctive relief or equitable remedies.

(c)                                  Consents and Approvals.  Except as Disclosed, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority or any other authority is required in connection with the execution, delivery and performance by any Covenantor, the shareholder of Global Village or the shareholder of Young Vision of this Agreement and the other Transaction Documents to which it is a party or the consummation of the transactions contemplated hereby or thereby.

(d)                                 No Breach.  The execution and delivery by each Covenantor, the shareholder of Global Village and the shareholder of Young Vision of each Transaction Document to which it is a party and the performance by it of its obligations under such Transaction Documents do not:

(i)                                     breach or constitute a default under any existing charter documents of any Group Company or any Group Charter Document;

(ii)                                 result in a breach of, or constitute a default under, any Contractual Obligation to which any Covenantor, the shareholder of Global Village or the shareholder of Young Vision is a party or by which such Person or its property or Assets is bound or result in the acceleration of any obligation under any Contractual Obligation; or

(iii)                             result in a violation or breach of or default under any Requirements of Law or of any order, writ, injunction, judgment or decree of any Governmental Authority by which any Covenantor, the shareholder of Global Village or the shareholder of Young Vision is bound.

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(e)                                  No Brokerage Fees.  Except as Disclosed, no Person is entitled to receive from any Covenantor, the shareholder of Global Village or the shareholder of Young Vision any finder’s fee, brokerage or commission in connection with this Agreement and each other Transaction Document or anything contained herein and therein.

3.                                      LEGAL COMPLIANCE

(a)                                  Compliance with Laws.  Each of the Group Companies has at all times carried on its Business in compliance with all applicable Requirements of Law.  Each of the PRC Residents as defined in Circular 75 directly or indirectly holding interests in the Company has timely filed and, where applicable, updated his registration with SAFE in accordance with Circular 75. Other than Mr. Hongyi ZHOU and Mr. Xiangdong QI, no PRC Residents as defined in Circular 75 directly or indirectly hold any interests in the Company.  None of the Covenantors and any of their respective directors, officers or senior management staff, as applicable, has committed any criminal offence, or any tort or any breach of any Requirements of Law, in either case relating to the carrying on of the Business of Company or any Subsidiary.  None of the Special Managers, and to the Knowledge of the Company, none of the officers, directors or other employees of any Group Company is or has at any time committed any criminal offence, or been in violation of any applicable Requirements of Law, in either case which may have a Material Adverse Effect on the ability of the Company or any Subsidiary to conduct its Business.

There are no Contractual Obligations or concerted practices to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound which are void, illegal, unenforceable or which contravene any applicable Requirements of Law.

(b)                                 Permits.  The Company and each Subsidiary has all material permits, approvals, authorizations, franchises and licenses necessary to own, lease, license and use its properties and Assets and conduct its Business.  Each of Beijing 3G3W and Beijing Qihoo has received and maintains a valid ICP License and other licenses and permits necessary for the conduct of its Business. None of the Company or any Subsidiary is in breach of or default under (i) any such material permit, approval, authorization, franchise or license or (ii) any requirement of law pursuant to which such permit, approval, authorization, franchises and licenses are granted.  To the Knowledge of the Company, no Governmental Authority is considering modifying, suspending, or revoking any such permit, approval, authorization, franchise or license.  All such material permits approvals, authorizations, franchises and licenses do not contain burdensome restrictions or conditions that could have a Material Adverse Effect and will remain in full force at effect not withstanding the Closing.

(c)                                  Governmental Authority.  There is no Governmental Authority or other Person that has:

(i)                                    requested any information in connection with or instituted or, to the Knowledge of the Company, threatened any action or investigation to restrain, prohibit or otherwise challenge the subscription of the Subscribed Shares by the Investors or the consummation of the transactions contemplated in connection with the Transaction Documents; or

(ii)                                 to the Knowledge of the Company, proposed or enacted any Requirements of Law which would prohibit, materially restrict or materially delay implementation

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of the subscription of the Subscribed Shares or the operations of the Company or any Subsidiary after the Closing.

(d)                                 No Bribery.  No act or transaction has been effected by or on behalf of the Company, any Subsidiary, any Special Managers, or, to the Knowledge of the Company, any of their respective directors, officers or senior management staff, involving the giving of anything of value, to any government official, political party, party official or candidate for political office for the purpose of influencing the recipient in his or its official capacity in order to obtain Business, retain Business or direct Business to the Company or such Subsidiary or any other Person.  None of the Covenantors, the shareholder of Global Village and the shareholder of Young Vision has made or authorized any offer, payment, promise to pay, contribution or gift of money, property or services, which would be in contravention of any applicable Requirements of Law.

4.                                      ASSETS

(a)                                  Title to Assets.  Except as Disclosed, the Assets included in the Financial Statements or acquired by the Company or any Subsidiary since the Accounts Date and all other Assets used or employed by the Company or any Subsidiary are the absolute property of the Company or the relevant Subsidiary free and clear from any Lien and are not the subject of any leasing, hiring or hire-purchase agreement or agreement for payment on deferred terms or assignment or factoring or other similar agreement, and all such Assets are in the possession or under the control of the Company or the relevant Subsidiary.

(b)                                 Status of Assets.  The Company and each Subsidiary owns or has the right to use all Assets required for the conduct of its Business in compliance with all requirements of law.

(c)                                  The Company.  The Company has had no Assets other than its ownership of the registered capital of WFOE, has had no Liabilities and has conducted no business other than those incidental to the routine maintenance of the registered capital of WFOE and registered office and registered agent fees of the Company.

(d)                                 Leases.  The Company and its Subsidiaries have made available to the Investors true and complete copies of the leases relating to all material Assets or real property leased by the Company and its Subsidiaries.  The Company and its Subsidiaries have a valid and binding leasehold interest in all material Assets or real property leased by the Company and its Subsidiaries.  The Company and its Subsidiaries are in compliance with all such leases and hold valid leasehold interests, free of any Liens, other than those of the lessors of such Assets or property.  Neither the Company nor any Subsidiary has received notice that it is in material default of any material lease, and there exists no material event, occurrence, condition or act which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a material default by the Company or any Subsidiary under any such material lease.  The Assets and real property of the Company and each Subsidiary have been properly maintained and are in working condition, ordinary course wear and tear excepted.  Except as Disclosed, neither the Company nor any Subsidiary is a party to any lease, or has any rights to real property or any Land Use Rights.

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5.                                      CONTRACTS AND TRANSACTIONS

(a)                                  Contracts.  The Disclosure Schedule set forth all Contractual Obligations to which the Company, any Subsidiary, Global Village or Young Vision is a party to, or bound by, that (i) was entered into outside of its ordinary course of business, (ii) involves total payments or revenues in excess of US$100,000, (iii) is a joint venture, shareholders’ or partnership arrangement or agreement or similar arrangement or agreement or any agreement which purports to regulate, control or otherwise affect the voting or disposition of its shares, (iv) any loan agreement, indenture, note, bond, debenture, Lien or any other Contractual Obligation evidencing indebtedness or a security interest to any Person or any commitment to provide any of the foregoing, or any agreement of guaranty, indemnification or other similar commitment with respect to the obligations and liabilities of another Person, (v) restricts the ability of the Company or any Subsidiary to carry on any business or other services or competing with any Person anywhere in the world, or restricts the Company or any Subsidiary from soliciting or hiring any person with respect to employment or which would so restrict the Company or any Subsidiary after the Closing Date; or (vi) is determined after reasonable due inquiry to be otherwise material to the Company or any Subsidiary (collectively, “Material Contracts”).  True and complete copies of all Material Contracts have been made available to the Investors.  With respect to each Material Contract, neither the Company, any Subsidiary nor any other party thereto is in default (or with the giving of notice or passage of time, would be in default) in any respect in the performance, observance or fulfillment of any of its obligations or covenants contained in any such Material Contract, and none of the parties to any such Material Contract has indicated any intention to terminate, rescind, avoid or repudiate such Material Contract prior to the expiration of its term.  Each Material Contract to which the Company, any Subsidiary, Global Village or Young Vision is a party has been duly authorized, executed and delivered by the Company, such Subsidiary, Global Village or Young Vision, as the case may be, and by each other party thereto and constitutes the valid and binding obligation of the Company, such Subsidiary, Global Village or Young Vision, as the case may be, and each party thereto, enforceable against such party in accordance with its terms, except where such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and (ii) laws relating to the availability of specific performance, injunctive relief or equitable remedies.  All contracts in connection with the sale of Beijing Wulin Network Co., Ltd., Shanghai Yizhitang Information Service Co., Ltd. and Beijing Qizhi Haotian Technology Co., Ltd. have been performed in accordance with their respective terms and none of the Covenantors is or will be subject to any liabilities thereunder.

(b)                                 Performance.  With respect to each Material Contract to which the Company, any Subsidiary , Global Village or Young Vision is party or by which it is bound: (i) the Company, such Subsidiary , Global Village or Young Vision, as the case may be, is under no obligation which cannot readily be fulfilled, performed or discharged by it on time and without undue or unusual expenditure or effort; and (ii) the Company, such Subsidiary, Global Village or Young Vision has the technical and other capabilities and the human and material resources to enable it to fulfill, perform and discharge all its outstanding obligations in the ordinary course of business and without realizing a loss on completion of performance.

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(c)                                  Change in Control.  There are no Contractual Obligations concerning the Company, any Subsidiary , Global Village or Young Vision which can be terminated as a result of (i) the transactions contemplated by the Transaction Documents; or (ii) a change in control of the Company, any Subsidiary , Global Village or Young Vision or in the composition of the Board of Directors of the Company or the board of directors (or similar body) of a Subsidiary , Global Village or Young Vision.

(d)                                 Related-Party Transactions.  There are no Contractual Obligations, understandings, transactions or proposed transactions between the Company or any Subsidiary on the one hand, and any Related Party on the other hand.  No Related Party of the Company or any Subsidiary is indebted to the Company or any Subsidiary, nor is the Company or any Subsidiary indebted (or committed to make loans or extend or guarantee credit) to any of them.  To the Knowledge of the Company, none of the Related Parties has any direct or indirect ownership in any Person with which the Company or any Subsidiary is affiliated or with which any Person that competes with the Company or any Subsidiary, other than passive shareholdings of less than 1% in publicly listed companies.  No Related Party is, directly or indirectly, interested in any Contractual Obligation with the Company or any Subsidiary.

(e)                                  Authority to Enter into Contracts.  Neither the Company nor any Subsidiary has given any powers of attorney or other authority express, implied or ostensible which is still outstanding or effective to any Person to enter into any contract or commitment to do anything on its behalf other than the authority of employees to enter into routine contracts in the normal course of their duties.

(f)                                    Trade Relations.  There exists no actual or, threatened termination, cancellation or limitation of, the business relationship of the Company or any of its Subsidiaries, or the Business of the Company or any of its Subsidiaries, with any customer or supplier or any group of customers or suppliers that is individually or in the aggregate material to the Business of the Group Companies.

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6.                                      FINANCIAL MATTERS

(a)                                  Financial Statements.  The Company has delivered to the Investors the audited and consolidated financial statements of the Company (balance sheet and statements of operations, cash flow and stockholders’ equity, together with the notes thereto) for the fiscal years ended 31 December, 2008 (the “Audited Financial Statements”) and the unaudited and consolidated financial statements of the Company (balance sheet and statements of operations) for the nine months ended September 30, 2009 (the “Unaudited Financial Statements” and, together with the Audited Financial Statements, the “Financial Statements”).  The Financial Statements are true and complete in all material respects and have been prepared in accordance with GAAP, except that the Unaudited Financial Statements do not contain footnotes and are subject to normal year-end adjustments.  The Financial Statements fairly and accurately present in all material respects on a consolidated basis the Assets, Liabilities and financial condition of the Company as of the respective dates and the operating results, shareholders’ equity and cash flows of the Company for the respective periods, except that the Unaudited Financial Statements do not contain footnotes and are subject to normal year-end adjustments.

(b)                                 Provision and Reserve for Liabilities.  The Financial Statements have made adequate provision or reserve for the Liabilities and contingencies required to be reserve against in accordance with GAAP.

(c)                                  Accounts Receivables.  All of the accounts receivables reflected in the Financial Statements represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business.  Unless paid prior to the Closing Date, the accounts receivables reflected in the Financial Statements are or will be as of the Closing Date current and collectible net of the respective reserves shown on the Financial Statements as of the Closing Date.  Subject to such reserves, each of the accounts receivables either has been or will be collected in full within ninety days after the day on which it first becomes due and payable subject to the Company using reasonable endeavors to collect the same.

(d)                                 Off-balance Sheet Arrangements.  Neither the Company nor any Subsidiary has entered into any financing or “off balance sheet” arrangement of a type which would not be required to be shown or reflected in the Financial Statements.

(e)                                  No Hidden Liabilities.  None of the Group Companies has any liabilities or obligations of any nature (whether known or unknown and whether accrued, absolute, contingent or otherwise) except for the liabilities and obligations reflected or properly reserved against in the Financial Statements in accordance with GAAP and current liabilities incurred in the ordinary course of business of the Company since the date of the Financial Statements.

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(f)                                    No Acceleration of Borrowings.  No Liabilities of the Company or any Subsidiary has become or is now due and payable, or capable of being declared due and payable, before its normal or originally stated maturity and no demand or other notice requiring the payment or repayment of Liabilities before its normal or originally stated maturity has been received by the Company or any Subsidiary.  No event or circumstance has occurred, or may occur with the giving of notice or lapse of time, determination of materiality or satisfaction of any other condition, such as to entitle any Person to require the payment or repayment of any Liabilities of the Company or any Subsidiary before its normal or originally stated maturity or which is or shall be such as to terminate, cancel or render incapable of exercise any entitlement to draw money or otherwise exercise the rights of the Company or any Subsidiary under an agreement relating to any Liabilities.

(g)                                 Increase in Amounts Secured.  None of the amounts secured by Liens disclosed in the Financial Statements has since been increased in excess of the amounts shown in the Financial Statements.

7.                                      TAXES

Each of the Company and each Subsidiary has paid all material Taxes which have come due and are required to be paid by it, and all material deficiencies or other additions to Tax, interest and penalties owed by it in connection with any such Taxes, other than Taxes being disputed by Beijing 3G3W in good faith for which adequate reserves have been made in accordance with GAAP; (b) each of the Company and its Subsidiaries has timely filed or caused to be filed all returns and reports for Taxes that it is required to file (including all applicable extensions), and all such Tax returns and reports are accurate and complete; (c) with respect to all Tax returns and reports of the Company and each Subsidiary, (i) there is no unassessed Tax deficiency proposed or, to the Knowledge of the Company, threatened against the Company or a Subsidiary and (ii) no audit or, to the Knowledge of the Company, investigation, is in progress with respect to any return or report for Taxes, no extension of time is in force with respect to any date on which any return or report for Taxes was or is to be filed and no waiver or agreement is in force for the extension of time for the assessment or payment of any Tax; (d) all provisions for Tax liabilities of Beijing 3G3W with respect to the Financial Statements have been made in all material respects in accordance with GAAP consistently applied, and all liabilities for Taxes of Beijing 3G3W attributable to periods prior to or ending on the Closing Date have been adequately provided for on the Financial Statements; and (e) there are no material Liens for Taxes on the Assets of the Company or any Subsidiary.

The Company has never, nor will have as of the Closing Date, elected to be treated as an entity disregarded as separate from its owner under Treasury Regulation Sections 301.7701-3(a) and (c) for United States federal income tax purposes.

8.                                      NO MATERIAL ADVERSE CHANGE

Since the date of the Unaudited Financial Statements, there has not been any material adverse change in the Business, operations, financial condition, properties, prospectus, assets, or conditions of the Company or any of its Subsidiaries, and no event has occurred or circumstances exist that may result in such a material adverse change.

9.                                      ABSENCE OF CERTAIN CHANGES AND EVENTS

(a)                                  Except as Disclosed, since the date of the Audited Financial Statements, each of the Company and its Subsidiaries has conducted its Business only in the ordinary course of business in a manner consistent with its respective past practice and there has not been:

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(i)                                     any interruption or alteration in the nature, scope or manner of the Business of the Company or any Subsidiary which has been carried on lawfully and in the ordinary course of business;

(ii)                                 any material change in any customer relationship, the Condition of the Group Companies, Assets or Liabilities of the Company or any Subsidiary as compared with the position disclosed by the Audited Financial Statements;

(iii)                             any failure by the Company or any Subsidiary to pay its creditors in the ordinary course of business;

(iv)                             any failure by the Company or any Subsidiary to repay any loan capital in whole or in part (other than indebtedness to its bankers);

(v)                                 except in the ordinary course of business or intra-group transfers between wholly-owned Subsidiaries of the Company, any acquisition, sale, transfer, assignment or disposal of any Assets of whatsoever nature;

(vi)                             any capital expenditure or any capital commitment of any amount in excess of US$100,000;

(vii)                           payment of any sum or benefit to any executive, director or senior management staff of the Company or any Subsidiary by way of remuneration, bonus, incentive or otherwise in excess of the amounts paid or distributed to them by the Company or such Subsidiary at the Accounts Date so as to increase their total remuneration;

(viii)                      any new service agreement having been made or entered into by the Company or any Subsidiary in an amount in excess of US$100,000 per annum and neither the Company nor any Subsidiary is under any Contractual Obligation to change the terms of services of any executive officer or senior management staff, or has not changed the terms of services of any executive officer or senior management staff prior to the Closing;

(ix)                              any resolution that was passed by the Company or any Subsidiary which would be likely to materially reduce the net asset value of the Company or such Subsidiary;

(x)                                  any occurrence of any transaction or event the consequence of which (whether alone or together with any one or more transactions or events) has increased or may increase the Tax liability of the Company or any Subsidiary other than tax, duties, customs or similar levies arising from transactions entered into in the ordinary course of business;

(xi)                                any damage, destruction or loss, whether or not covered by insurance, materially adversely affecting the Assets used by the Company or any Subsidiary or the Condition of the Group Companies or Business of the Group Companies;

(xii)                          any waiver by the Company or any Subsidiary of a valuable right or of all or part of a material debt owed to it;

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(xiii)                       any material change or amendment to any Material Contract by which the Company or any Subsidiary is bound;

(xiv)                       any resignation, threatened resignation or termination of employment of any key officers or senior management staff of the Company or any Subsidiary;

(xv)                           any declaration, setting aside, making or payment of any dividend or other distribution by the Company or any Subsidiary;

(xvi)                        any purchase or redemption, directly or indirectly, of any shares of the capital stock of the Company;

(xvii)                    any loan agreement, indenture, note, bond, debenture, Liens or any other Contractual Obligation evidencing indebtedness or a security interest by the Company or any Subsidiary to any Person or any commitment to provide any of the foregoing, or any agreement by the Company or any Subsidiary of guaranty, indemnification or other similar commitment with respect to the obligations and liabilities of another Person;

(xviii)                any agreement which restricts the ability of the Company or any Subsidiary to carry on any business or other services or competing with any Person anywhere in the world, or restricts the Company or any Subsidiary from soliciting or hiring any person with respect to employment or which would so restrict the Company or any Subsidiary after the Closing Date; and

(xix)                        any agreement or commitment by the Company or any Subsidiary to do any of the things described in this Section 9(a).

(b)                                 Insurance.  The Disclosure Schedule lists all of the insurance policies held by or on behalf of the Company or any Subsidiary, with the effective date and coverage amounts indicated thereon.  Such policies and binders are valid and enforceable in accordance with their terms and are in full force and effect and cover all risks associated with the Business of the Group Companies that are customarily insured against in the industry in Hong Kong or the PRC in such amounts as are customary in the industry in Hong Kong or the PRC.  None of such policies will be affected by, or terminate or lapse by reason of, any transaction contemplated by this Agreement or any of the other Transaction Documents.

10.                               CLAIMS AND PROCEEDINGS

(a)                                  No Litigation.  None of the Covenantors and their respective officers or directors, as applicable, is engaged in, has pending or has been notified that it is the subject of any action, suit, preceding, complaint, investigation, inquiry, claim, litigation, arbitration or administrative or criminal proceedings (collectively, “Litigation”), whether as plaintiff, defendant or otherwise.  To the Knowledge of the Company, neither any shareholder nor any agent of the Company or any Subsidiary is engaged in, has pending or has been notified that it is the subject of any Litigation, whether as plaintiff, defendant or otherwise, which has had or may have a Material Adverse Effect on the Company or any Subsidiary.  There are no facts or circumstances likely to give rise to any Litigation against the Company, any Subsidiary or any officer or director of the Company or any

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Subsidiary (in his or her capacity as an officer or director) which may reasonably be expected to have a Material Adverse Effect, or any Litigation against, any shareholder or agent of the Company or any Subsidiary which may have an adverse affect on the Company or any Subsidiary.  The Litigations between any applicable Covenantor on one side and any applicable Yahoo/Alibaba-affiliated entities on the other side have been finally resolved and none of the Covenantors is or will be subject to any liabilities in connection therewith.

(b)                                 No Threatened Proceedings.  To the Knowledge of the Company, there is no threatened Litigation against the Company, any Subsidiary or any officer or director of the Company or any Subsidiary (in his or her capacity as an officer or director), or any Litigation that may reasonably be expected to have an adverse effect on the Company or any Subsidiary is threatened against any shareholder or agent of the Company or any Subsidiary.

(c)                                  No Insolvency.  No order has been made and no resolution has been passed for the winding up or liquidation as dissolution of the Company or any Subsidiary.  No distress, execution or other process has been levied on any of the Assets of the Company or any Subsidiary.  Neither the Company nor any Subsidiary is insolvent or unable to pay its debts as they fall due.

11.                               OFFERING AND PFIC

(a)                                  Investment Company.  The Company is not an “investment company” within the meaning of the United States Investment Company Act of 1940, as amended.

(b)                                 Private Offering.  No form of general solicitation or general advertising was used by the Company or any of their representatives in connection with the offer or sale of the Subscribed Shares.  No registration of the Subscribed Shares, pursuant to the provisions of the Securities Act or any state securities or “blue sky” laws, will be required by the offer, sale or issuance of the Subscribed Shares.  The Company agrees that neither it, nor anyone acting on its behalf, shall offer to sell the Subscribed Shares or any other securities of the Company so as to require the registration of the Subscribed Shares pursuant to the provisions of the Securities Act or any state securities or “blue sky” laws, unless such Subscribed Shares or other securities are so registered.

(c)                                  PFIC.  The Covenantors have reasonable basis to believe in good faith that the Company is not and does not expect to be a PFIC within the meaning of Section 1297 of the Code for the year ended December 31, 2009 and has no plan or intention to conduct its Business in a manner that would be reasonably expected to result in the Company becoming a PFIC in the future under current laws and regulations.

12.                               EMPLOYMENT AND LABOR RELATIONS

(a)                                  Employee Benefit Plans.  Each Subsidiary has made all social security contributions in respect of or on behalf of all its employees in accordance with Requirements of Law.  Other than such social security contributions, neither the Company nor any Subsidiary maintains, or contributes to, or has any liability under, any Plan.

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(b)                                 Labor Relations.  (i)  Neither the Company nor any Subsidiary is engaged in any unfair labor practice; (ii)  there is (A) no grievance or arbitration proceeding arising out of or under collective bargaining agreements pending or, to the Knowledge of the Company, threatened against the Company or any Subsidiary, and (B) no strike, labor dispute, slowdown or stoppage pending or, to the Knowledge of the Company, threatened against the Company or any Subsidiary.  To the Knowledge of the Company, no officer or key employee, or any group of key employees, intends to terminate their employment with the Company or any Subsidiary.  Neither the Company nor any Subsidiary has discussed or taken any steps to terminate the employment of any officer, key employee or group of key employees.  To the Knowledge of the Company, the Company’s and each of the Subsidiary’s officers and key employees spends all, or substantially all, of his business time on the Business of the Group Companies.

(c)                                  Non-Compete.  None of the Special Managers and Key Employees of the Group Companies has breached any non-compete or non-solicitation or similar obligations imposed by his or her prior employer. None of the Special Managers and Key Employees of the Group Companies is subject to any non-compete or non-solicitation or similar obligations in respect of the business as presently being conducted by the Group Companies.

13.                               INTELLECTUAL PROPERTY

(a)                                  The Company or its Subsidiary is the owner of all, or has the license or right to Use all the Copyrights, Patents, Trade Secrets, Trademarks, Internet Assets (including the domain names: www.qihoo.com, , www.qikoo.com,www.360.cn and www.51city.com), Software and other proprietary rights (collectively, “Intellectual Property”) that are used in connection with its Business of the Group Companies, including Use with respect to any products of any Group Company free and clear of all Liens. Such Intellectual Property is set out in the Disclosure Schedule.

(b)                                 The Disclosure Schedule sets forth all of the Intellectual Property owned by, and filings, registrations and applications for any Intellectual Property filed by, the Company or any Subsidiary.  None of the Intellectual Property listed on the Disclosure Schedule is subject to any outstanding judgment, injunction, writ, award, decree or order of any nature (each, an “Order”), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or, to the Knowledge of the Company, threatened, which challenges the validity, enforceability, use or ownership of the item.

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(c)                                  The Disclosure Schedule sets forth all Intellectual Property licenses, sublicenses, distributor agreements and other agreements under which the Company or a Subsidiary is either a licensor, licensee or distributor, except such licenses, sublicenses and other agreements relating to off-the-shelf software, which is commercially available on a retail basis and used solely on the computers of the Company or a Subsidiary.  The Company and each Subsidiary has substantially performed all obligations imposed upon it thereunder, and is not, nor to the Knowledge of the Company, is any other party thereto, in breach of or default thereunder in any respect, nor is there any event which with notice or lapse of time or both would constitute a default thereunder.  All of the Intellectual Property licenses listed on the Disclosure Schedule are valid, enforceable and in full force and effect, and will continue to be so on identical terms immediately following the Closing except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

(d)                                 To the Knowledge of the Company, none of the Intellectual Property, products or services used, developed, provided, imported, made, sold, licensed or otherwise exploited by the Company or any Subsidiary or made for, or sold or licensed to the Company or any Subsidiary by any Person infringes upon or otherwise violates any Intellectual Property rights of others.

(e)                                  To the Knowledge of the Company, no Person is infringing upon or otherwise violating the Intellectual Property rights of the Company or any Subsidiary.

(f)                                    No Litigation is pending against the Company or any Subsidiary or, to the Knowledge of the Company, is threatened, contesting the right of the Company or any Subsidiary to sell or license to any Person or use the Intellectual Property presently sold or licensed to such Person or used by the Company or any Subsidiary.  No former employer of any employee of the Company or any Subsidiary, and no current or former client of any consultant of the Company or any Subsidiary, has made a claim against the Company or any Subsidiary that such employee or such consultant is utilizing Intellectual Property of such former employer or client.

(g)                                 Neither the Company nor any Subsidiary is a party to or bound by any license or other agreement requiring the payment by the Company or any Subsidiary of any royalty payment, excluding such agreements relating to off the shelf software licensed for use solely on the computers of the Company or any Subsidiary.

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(h)                                 Neither the Company nor any Subsidiary Uses any processes or is engaged in any activities which involve the misuse of any Trade Secrets belonging to any Person.  To the Knowledge of the Company, none of the Trade Secrets, wherever located, the value of which is contingent upon maintenance of confidentiality thereof, has been disclosed to any Person other than employees, representatives and agents of the Company or a Subsidiary, except as required pursuant to the filing of a patent application by the Company or a Subsidiary and except where such disclosure was properly made in the normal course of its business subject to an agreement under which the recipient is obliged to maintain the confidentiality of such Trade Secrets and is restrained from further disclosing it or using it other than for the purposes for which it was disclosed by the Company or such Subsidiary.  Neither the Company nor any Subsidiary is in breach of any Contractual Obligations under which confidential information belonging to any Person is made available to the Company or a Subsidiary and is not aware of the existence of any circumstances under which its right to use confidential information may be terminated.

(i)                                     No employee, shareholder or director of the Company or any Subsidiary owns or has any other rights in (a) any Intellectual Property used by the Company or any Subsidiary or necessary to conduct the Business of the Group Companies or (b) any products of any Group Company. To the Knowledge of the Company, at no time during the conception or reduction to practice of any of the Company’s or a Subsidiary’s Intellectual Property was any developer, inventor or other contributor to such Intellectual Property operating under any grants from any Governmental Authority or subject to any employment agreement, invention assignment, nondisclosure agreement or other Contractual Obligations with any Person that could adversely affect the Company’s or any Subsidiary’s rights to its Intellectual Property.

14.                               NO MISREPRESENTATION

No representation, warranty or statement by the Covenantors in this Agreement or any other Transaction Document, or in any Exhibit, Schedule, or certificate furnished to the Investors pursuant to this Agreement or any other Transaction Document, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements made herein, in light of the circumstances under which they were made, not misleading.  This representation is qualified by the fact that the Company has not delivered to the Investors, and has not been requested to deliver, a private placement memorandum or similar memorandum or any written disclosure of the type customarily furnished to purchaser of securities.

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Schedule 4

REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

1.                                       Such Investor is a limited partnership or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation.

2.                                       The execution, delivery and performance of this Agreement by such Investor and the other Transaction Documents to which it is a party will not:

(a)                                  violate any provision of the organizational documents of such Investor;

(b)                                 require the Investor to obtain any consent, approval or action of, or make any filing with or give any notice to, any Governmental Authority or any other third party pursuant to any agreement to which such Investor is a party or by which such Investor is bound;

(c)                                  conflict with or result in any material breach or violation of any of the terms and conditions of, or constitute (or with notice or lapse of time or both constitute) a default under, any material Contractual Obligation to which such Investor is a party or by which the Investor is bound;

(d)                                 violate any law or regulation of the country where the Investor is incorporated or any other jurisdiction in which the Investor maintains a business presence.

3.                                       Such Investor has the full power and authority to enter into, execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform the transactions contemplated hereby or thereby.  The execution and delivery by such Investor of this Agreement and the other Transaction Documents to which it is a party and the performance by such Investor of the transactions contemplated hereby or thereby have been duly authorized by all necessary limited partnership or limited liability company, as the case may be, action of such Investor.  Assuming the due authorization, execution and delivery of this Agreement and the other Transaction Documents by the other parties hereto and thereto, this Agreement and each of the other Transaction Documents to which it is a party constitutes the legal, valid and binding obligation of such Investor, enforceable against such Investor in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally; and (ii) laws relating to the availability of specific performance, injunctive relief or equitable remedies.

4.                                       The Subscribed Shares to be acquired by such Investor pursuant to this Agreement are being or will be acquired for its own account and with no intention of distributing or reselling the Subscribed Shares or any part thereof in any transaction that would be in violation of the securities laws of the United States of America, any state of the United States or any foreign jurisdiction, without prejudice, however, to the rights of such Investor at all times to sell or otherwise dispose of all or any part of such Subscribed Shares under an effective registration statement under the Securities Act, or under an exemption from such registration available under the Securities Act, and subject, nevertheless, to the disposition of the Investor’s property being at all times within its control.  If such Investor should in the future decide to dispose of any of such Subscribed Shares, such Investor understands and agrees that it may do so only in compliance with the Securities Act and applicable state and foreign securities laws, as then in effect.  Such Investor agrees to the imprinting, so long as required by law, of a legend on certificates representing

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all of its Subscribed Shares, shares of Ordinary Shares issuable upon conversion of its Subscribed Shares to the following effect:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY FOREIGN JURISDICTION.  THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE AND FOREIGN SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

THE SALE, ASSIGNMENT, HYPOTHECATION, PLEDGE, ENCUMBRANCE OR OTHER DISPOSITION (EACH A “TRANSFER”) AND VOTING OF ANY OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY THE TERMS OF THE SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT, DATED DECEMBER          , 2009 AMONG THE COMPANY, ITS SUBSIDIARIES AND THE SHAREHOLDERS NAMED THEREIN, A COPY OF WHICH MAY BE INSPECTED AT THE COMPANY’S PRINCIPAL OFFICE.  THE COMPANY WILL NOT REGISTER THE TRANSFER OF SUCH SECURITIES ON THE BOOKS OF THE COMPANY UNLESS AND UNTIL THE TRANSFER HAS BEEN MADE IN COMPLIANCE WITH THE TERMS OF THE SHAREHOLDERS AGREEMENT.

5.                                       Such Investor understands that the Subscribed Shares will not be registered at the time of their issuance under the Securities Act for the reason that the sale provided for in this Agreement is exempt pursuant to Section 4(2) of the Securities Act and that the reliance of the Company on the exemption is predicated in part on such Investor’s representations set forth herein.

6.                                       There are no brokerage commissions, finder’s fees or similar fees or commissions payable by such Investor in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with such Investor or any action taken by the Investor.

7.                                       Such Investor is an “Accredited Investor” within the meaning of Rule 501 of Regulation D under the Securities Act, as presently in effect.

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Schedule 5

CLOSING DELIVERIES

1.                                      On the Closing Date, the Group Companies shall deliver to each of the Investors:

(a)                                  board resolutions and shareholders resolutions of the Group Companies and Global Village, Young Vision that approve and authorize the Transaction Documents and the transactions contemplated thereby;

(b)                                 board resolutions of the Company that approve, inter alia, that Mr. Qingsheng ZHENG (in Chinese: 郑庆生) nominated by Trustbridge Partners III, L.P. to be appointed as the non-voting observer of the Board of Directors of the Company;

(c)                                  share certificates in definitive form and registered in the name of each such Investor, representing its Subscribed Shares against delivery by each such Investor to the Company of the aggregate purchase price therefor by wire transfer of immediately available funds to an account designated in writing by the Company not less than two (2) Business Days prior to the Closing Date;

(d)                                 a copy of the Company’s register of members, certified by the company secretary of the Company as true and complete as of the Closing Date, updated to show each such Investor as the holder of its Subscribed Shares as of the Closing; and

(e)                                  the director’s certificate satisfying Section 5.3 of this Agreement.

2.                                      On the Closing Date, the Investors shall deliver to the Company proof of payment of the Purchase Price reasonably satisfactory to the Company.

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Schedule 6

Names of and Number of Shares sold by Selling Employees

Name of Selling Key Employees	Number of Shares to be sold	Amount of Consideration to be paid by TBP (US$)
Zhao Li	50,000	127,690
Yi Dong	20,000	51,076
He Yu	15,000	38,307
Junxiang Xie	10,000	25,538
Zhifeng Liu	10,000	25,538
Yinhui Yang	10,000	25,538
Guibin Xu	10,000	25,538
Xiangdong Qi	266,573	680,775
TOTAL:	391,573	1,000,000

30

Appendix A

THE COMPANIES LAW (2007 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

THIRD AMENDED AND RESTATED

MEMORANDUM AND ARTICLES

OF

ASSOCIATION

OF

QIHOO TECHNOLOGY COMPANY LIMITED

THE COMPANIES LAW (2007 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

THIRD AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

QIHOO TECHNOLOGY COMPANY LIMITED

(as adopted by Special Resolution on January 5, 2010

to take effect on January 5, 2010)

1                                          The name of the Company is Qihoo Technology Company Limited.

2                                          The registered office of the Company shall be at the offices of Offshore Incorporations (Cayman) Limited, Scotia Centre, 4th Floor, P.O. Box 2804, George Town, Grand Cayman, Cayman Islands, or at such other place as the Directors may from time to time decide.

3                                          The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the Companies Law (2007 Revision) or as the same may be revised from time to time, or any other law of the Cayman Islands.

4                                          The liability of each Member is limited to the amount from time to time unpaid on such Member’s shares.

5                                          The share capital of the Company is US$234,945.196 divided into 7,831,467 Series C Convertible Participating Preferred Shares of a par value of US$0.001 each, 37,878,789 Series B Convertible Participating Preferred Shares of a par value of US$0.001 each, 32,603,760 Series A Convertible Participating Preferred Shares of a par value of US$0.001 each and 156,631,180 Ordinary Shares of a par value of US$0.001 each.

6                                          The Company has power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

7                                          Capitalised terms that are not defined in this Third Amended and Restated Memorandum of Association bear the same meaning as those given in the Third Amended and Restated Articles of Association of the Company.

THE COMPANIES LAW (2007 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

THIRD AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

QIHOO TECHNOLOGY COMPANY LIMITED

(as adopted by Special Resolution on January 5, 2010

to take effect on January 5, 2010)

INTERPRETATION

1                                          In these Articles, Table A in the First Schedule to the Statute does not apply and, unless there is something in the subject or context inconsistent therewith:

“Articles”

means these articles of association of the Company which, for the avoidance of doubt, include the provisions set out in the Schedule hereto whereby the provisions set out in the Schedule shall take priority over any other provisions set out in the main body of these articles of association.

“Auditor”	means the person for the time being performing the duties of auditor of the Company (if any).

“CEO”	has the meaning ascribed to it in Article 115A.

“Company”	means the above named company.

“Directors”	means the directors for the time being of the Company.

“Dividend”	includes an interim dividend.

“Electronic Record”	has the same meaning as in the Electronic Transactions Law (2003 Revision).

“Founder Directors”	has the same meaning ascribed to it in Schedule.

“Hongyi Zhou”	means Hongyi Zhou, a PRC citizen (Identity Card No. 610103197010042512).

“Member”	has the same meaning as in the Statute.

“Memorandum”	means the memorandum of association of the Company.

“Ordinary Resolution”

means a resolution passed by a simple majority of the Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting, and includes a unanimous written resolution. In computing the majority when a poll is demanded regard shall be had to the number of votes to which each Member is entitled by the Articles.

“Ordinary Share”	means an Ordinary Share of a par value of US$0.001 each in the capital of the Company.

“Register of Members”	means the register maintained in accordance with the Statute and includes (except where otherwise stated) any duplicate Register of Members.

“Registered Office”	means the registered office for the time being of the Company.

“Seal”	means the common seal of the Company and includes every duplicate seal.

“Series A Directors”	has the meaning ascribed to it in the Schedule.

“Series A Observers”	has the meaning ascribed to it in the Schedule.

“Series A Preferred Share”	means a Series A Convertible Participating Preferred Share of a par value of US$0.001 each in the capital of the

Company.

“Series A Preferred Shareholder”	means a holder for the time being of a Series A Preferred Share.

“Series B Directors”	has the meaning ascribed to it in the Schedule.

“Series B Observer”	has the meaning ascribed to it in the Schedule.

“Series B Preferred Share”	means a Series B Convertible Participating Preferred Share of a par value of US$0.001 each in the capital of the Company.

“Series B Preferred Shareholder”	means a holder for the time being of a Series B Preferred Share.

“Series C Observer”	has the meaning ascribed to it in the Schedule.

“Series C Preferred Share”	means a Series C Convertible Participating Preferred Share of a par value of US$0.001 each in the capital of the Company.

“Series C Preferred Shareholder”	means a holder for the time being of a Series C Preferred Share.

“Schedule”	means the Schedule to these Articles.

“Share” and “Shares”	means a share or shares in the Company and includes a fraction of a share.

“Special Resolution”	has the same meaning as in the Statute, and includes a unanimous written resolution.

“Statute”	means the Companies Law (2007 Revision) of the Cayman Islands.

2                                          In these Articles:

2.1                                 words importing the singular number include the plural number and vice versa;

2.2                                 words importing the masculine gender include the feminine gender;

2.3                                 words importing persons include corporations;

2.4                                 “written” and “in writing” include all modes of representing or reproducing words in visible form, including in the form of an Electronic Record;

2.5                                 references to provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced from time to time;

2.6                                 any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

2.7                                 headings are inserted for reference only and shall be ignored in construing these Articles; and

2.8                                 in these Articles, Section 8 of the Electronic Transactions Law (2003 Revision) shall not apply.

PRIORITY OF THE PROVISIONS SET OUT IN THE SCHEDULE

3                                          All provisions set out in the main body of these articles shall be read in conjunction with and shall be subject to the terms set out in the Schedule hereto, which provide further details on the rights agreed with the Series A Preferred Shareholders, the Series B Preferred Shareholders and the Series C Preferred Shareholders.  In the event of any difference between the provisions set out in the main body of these Articles and the provisions set out in the Schedule, the provisions set out in the Schedule shall prevail.

COMMENCEMENT OF BUSINESS

4                                          The business of the Company may be commenced as soon after incorporation as the Directors shall see fit.

5                                          The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company, including the expenses of registration.

ISSUE OF SHARES

6                                          Subject to the provisions, if any, of the Memorandum (and to any direction that may be given by the Company in a general meeting) and the Schedule and without prejudice to any rights attached to any existing Shares, the Directors may allot, issue, grant options over or otherwise dispose of Shares (including fractions of a Share) with or without preferred, deferred or other rights or restrictions, whether in regard to Dividend, voting, return of capital or otherwise and to such persons, at such times and on such other terms as they think proper.

7                                          The Company shall not issue Shares to bearer.

REGISTER OF MEMBERS

8                                          The Company shall maintain or cause to be maintained the Register of Members in accordance with the Statute.

CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE

9                                          For the purpose of determining Members entitled to notice of, or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any Dividend, or in order to make a determination of Members for any other proper purpose, the Directors may provide that the Register of Members shall be closed for transfers for a stated period which shall not in any case exceed forty days.  If the Register of Members shall be closed for the purpose of determining Members entitled to notice of, or to vote at, a meeting of Members the Register of Members shall be closed for at least ten days immediately preceding the meeting.

10                                    In lieu of, or apart from, closing the Register of Members, the Directors may fix in advance or arrears a date as the record date for any such determination of Members entitled to notice of, or to vote at any meeting of the Members or any adjournment thereof, or for the purpose of determining the Members entitled to receive payment of any Dividend or in order to make a determination of Members for any other proper purpose.

11                                    If the Register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of, or to vote at, a meeting of Members or Members entitled to receive payment of a Dividend, the date on which notice of the meeting is sent or the date on which the resolution of the Directors declaring such Dividend is adopted, as the case may be, shall be the record date for such determination of Members.  When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Article, such determination shall apply to any adjournment thereof.

CERTIFICATES FOR SHARES

12                                    A Member shall only be entitled to a share certificate if the Directors resolve that share certificates shall be issued. Share certificates representing Shares, if any, shall be in such form as the Directors may determine.  Share certificates shall be signed by one or more Directors or other person authorised by the Directors.  The Directors may authorise certificates to be issued with the authorised signature(s) affixed by mechanical process.  All certificates for Shares shall be consecutively numbered or otherwise identified and shall specify the Shares to which they relate.  All certificates surrendered to the Company for transfer shall be cancelled and subject to these Articles no new certificate shall be issued until the former certificate representing a like number of relevant Shares shall have been surrendered and cancelled.

13                                    The Company shall not be bound to issue more than one certificate for Shares held jointly by more than one person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.

14                                    If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and on the payment of such expenses reasonably incurred by the Company in investigating evidence, as the Directors may prescribe, and (in the case of defacement or wearing out) upon delivery of the old certificate.

TRANSFER OF SHARES

15                                    Upon compliance with any provisions restricting the transferability of these shares that may be set forth in these Articles and the Schedule thereto, or any written agreement in respect thereof, transfers of shares of the Company in compliance with all applicable law shall be made on the books of the Company.

16                                    The instrument of transfer of any Share shall be in writing and shall be executed by or on behalf of the transferor (and if the Directors so require, signed by the transferee). The transferor shall be deemed to remain the holder of a Share until the name of the transferee is entered in the Register of Members.

REDEMPTION AND REPURCHASE OF SHARES

17                                    Subject to the provisions of the Statute, the Company may issue Shares that are to be redeemed or are liable to be redeemed at the option of the Member or the Company. The redemption of such Shares shall be effected in such manner as the Company may, by Special Resolution, determine before the issue of the Shares.

18                                    Subject to the provisions of the Statute, the Company may purchase its own Shares (including any redeemable Shares) provided that the Members shall have approved the manner of purchase by Ordinary Resolution.

19                                    The Company may make payment(s) in respect of the redemption or purchase of its own Shares in any manner permitted by the Statute, including out of capital.

VARIATION OF RIGHTS OF SHARES

20                                    If at any time the share capital of the Company is divided into different classes of Shares, the rights attached to any class (unless otherwise provided by the terms of issue of the Shares of that class) may, whether or not the Company is being wound up, be varied with the consent in writing of the holders of three-quarters of the issued Shares of that class, or with the sanction of a Special Resolution passed at a general meeting of the holders of the Shares of that class.

21                                    The provisions of these Articles relating to general meetings shall apply to every class meeting of the holders of one class of Shares except that the necessary quorum shall be one person holding or representing by proxy at least one third of the issued Shares of the class and that any holder of Shares of the class present in person or by proxy may demand a poll.

22                                    The rights conferred upon the holders of the Shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith.

COMMISSION ON SALE OF SHARES

23                                    The Company may, in so far as the Statute permits, pay a commission to any person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any Shares of the Company. Such commissions may be satisfied by the payment of cash and/or the issue of fully or partly paid-up Shares.  The Company may also, on any issue of Shares, pay such brokerage as may be lawful.

NON RECOGNITION OF TRUSTS

24                                    The Company shall not be bound by or compelled to recognise in any way (even when notified) any equitable, contingent, future or partial interest in any Share, or (except only as is otherwise provided by these Articles or the Statute) any other rights in respect of any Share other than an absolute right to the entirety thereof in the registered holder.

LIEN ON SHARES

25                                    The Company shall have a first and paramount lien on all Shares (whether fully paid-up or not) registered in the name of a Member (whether solely or jointly with others) for all debts, liabilities or engagements to or with the Company (whether presently payable or not) by such Member or his estate, either alone or jointly with any other person, whether a Member or not, but the Directors may at any time declare any Share to be wholly or in part exempt from the provisions of this Article.  The registration of a transfer of any such Share shall operate as a waiver of the Company’s lien thereon.  The Company’s lien on a Share shall also extend to any amount payable in respect of that Share.

26                                    The Company may sell, in such manner as the Directors think fit, any Shares on which the Company has a lien, if a sum in respect of which the lien exists is presently payable, and is not paid within fourteen clear days after notice has been given to the holder of the Shares, or to the person entitled to it in consequence of the death or bankruptcy of the holder, demanding payment and stating that if the notice is not complied with the Shares may be sold.

27                                    To give effect to any such sale the Directors may authorise any person to execute an instrument of transfer of the Shares sold to, or in accordance with the directions of, the purchaser.  The purchaser or his nominee shall be registered as the holder of the Shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the Shares be affected by any irregularity or invalidity in the sale or the exercise of the Company’s power of sale under these Articles.

28                                    The net proceeds of such sale after payment of costs, shall be applied in payment of such part of the amount in respect of which the lien exists as is presently payable and any residue shall (subject to a like lien for sums not presently payable as existed upon the Shares before the sale) be paid to the person entitled to the Shares at the date of the sale.

CALL ON SHARES

29                                    Subject to the terms of the allotment the Directors may from time to time make calls upon the Members in respect of any monies unpaid on their Shares (whether in respect of par value or premium), and each Member shall (subject to receiving at least fourteen days notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on the Shares.  A call may be revoked or postponed as the Directors may determine.  A call may be required to be paid by instalments.  A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the Shares in respect of which the call was made.

30                                    A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed.

31                                    The joint holders of a Share shall be jointly and severally liable to pay all calls in respect thereof.

32                                    If a call remains unpaid after it has become due and payable, the person from whom it is due shall pay interest on the amount unpaid from the day it became due and payable until it is paid at such rate as the Directors may determine, but the Directors may waive payment of the interest wholly or in part.

33                                    An amount payable in respect of a Share on allotment or at any fixed date, whether on account of the par value of the Share or premium or otherwise, shall be deemed to be a call and if it is not paid all the provisions of these Articles shall apply as if that amount had become due and payable by virtue of a call.

34                                    The Directors may issue Shares with different terms as to the amount and times of payment of calls, or the interest to be paid.

35                                    The Directors may, if they think fit, receive an amount from any Member willing to advance all or any part of the monies uncalled and unpaid upon any Shares held by him, and may (until the amount would otherwise become payable) pay interest at such rate as may be agreed upon between the Directors and the Member paying such amount in advance.

36                                    No such amount paid in advance of calls shall entitle the Member paying such amount to any portion of a Dividend declared in respect of any period prior to the date upon which such amount would, but for such payment, become payable.

FORFEITURE OF SHARES

37                                    If a call remains unpaid after it has become due and payable the Directors may give to the person from whom it is due not less than fourteen clear days notice requiring payment of the amount unpaid together with any interest, which may have accrued.  The notice shall specify where payment is to be made and shall state that if the notice is not complied with the Shares in respect of which the call was made will be liable to be forfeited.

38                                    If the notice is not complied with any Share in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the Directors.  Such forfeiture shall include all Dividends or other monies declared payable in respect of the forfeited Share and not paid before the forfeiture.

39                                    A forfeited Share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the Directors think fit.  Where for the purposes of its disposal a forfeited Share is to be transferred to any person the Directors may authorise some person to execute an instrument of transfer of the Share in favour of that person.

40                                    A person any of whose Shares have been forfeited shall cease to be a Member in respect of them and shall surrender to the Company for cancellation the certificate for the Shares forfeited and shall remain liable to pay to the Company all monies which at the date of forfeiture were payable by him to the Company in respect of those Shares together with interest, but his liability shall cease if and when the Company shall have received payment in full of all monies due and payable by him in respect of those Shares.

41                                    A certificate in writing under the hand of one Director or officer of the Company that a Share has been forfeited on a specified date shall be conclusive evidence of the fact as against all persons claiming to be entitled to the Share.  The certificate shall (subject to the execution of an instrument of transfer) constitute a good title to the Share and the person to whom the Share is disposed of shall not be bound to see to the application of the purchase money, if any, nor shall his title to the Share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the Share.

42                                    The provisions of these Articles as to forfeiture shall apply in the case of non payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the par value of the Share or by way of premium as if it had been payable by virtue of a call duly made and notified.

TRANSMISSION OF SHARES

43                                    If a Member dies the survivor or survivors where he was a joint holder, and his legal personal representatives where he was a sole holder, shall be the only persons recognised by the Company as having any title to his interest.  The estate of a deceased Member is not thereby released from any liability in respect of any Share, which had been jointly held by him.

44                                    Any person becoming entitled to a Share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may from time to time be required by the Directors, elect either to become the holder of the Share or to have some person nominated by him as the transferee.  If he elects to become the holder he shall give notice to the Company to that effect, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by that Member before his death or bankruptcy, as the case may be.

45                                    If the person so becoming entitled shall elect to be registered himself as holder he shall deliver or send to the Company a notice in writing signed by him stating that he so elects.

46                                    A person becoming entitled to a Share by reason of the death or bankruptcy or liquidation or dissolution of the holder (or in any other case than by transfer) shall be entitled to the same Dividends and other advantages to which he would be entitled if he were the registered holder of the Share. However, he shall not, before being registered as a Member in respect of the Share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company and the Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the Share. If the notice is not complied with within ninety days the Directors may thereafter withhold payment of all Dividends, bonuses or other monies payable in respect of the Share until the requirements of the notice have been complied with.

AMENDMENTS OF MEMORANDUM AND ARTICLES OF ASSOCIATION AND ALTERATION OF CAPITAL

47                                    Subject to the provisions set out in the Schedule, the Company may by Ordinary Resolution:

47.1         increase the share capital by such sum as the resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting may determine;

47.2         consolidate and divide all or any of its share capital into Shares of larger amount than its existing Shares;

47.3         by subdivision of its existing Shares or any of them divide the whole or any part of its share capital into Shares of smaller amount than is fixed by the Memorandum or into Shares without par value; and

47.4         cancel any Shares that at the date of the passing of the resolution have not been taken or agreed to be taken by any person.

48                                    All new Shares created in accordance with the provisions of the preceding Article shall be subject to the same provisions of the Articles with reference to the payment of calls, liens, transfer, transmission, forfeiture and otherwise as the Shares in the original share capital.

49                                    Subject to the provisions of the Statute and the provisions of these Articles as regards the matters to be dealt with by Ordinary Resolution, the Company may by Special Resolution:

49.1         change its name;

49.2         alter or add to these Articles;

49.3         alter or add to the Memorandum with respect to any objects, powers or other matters specified therein; and

49.4         reduce its share capital and any capital redemption reserve fund.

REGISTERED OFFICE

50                                    Subject to the provisions of the Statute, the Company may by resolution of the Directors change the location of its Registered Office.

GENERAL MEETINGS

51                                    All general meetings other than annual general meetings shall be called extraordinary general meetings.

52                                    The Company shall, if required by the Statute, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it.  The annual general meeting shall be held at such time and place as the Directors shall appoint and if no other time and place is prescribed by them, it shall be held at the Registered Office on the second Wednesday in December of each year at ten o’clock in the morning.  At these meetings the report of the Directors (if any) shall be presented.

53                                    The Company may hold an annual general meeting, but shall not (unless required by Statute) be obliged to hold an annual general meeting.

54                                    The Directors may call general meetings, and they shall on a Members requisition forthwith proceed to convene an extraordinary general meeting of the Company.

55                                    A Members requisition is a requisition of Members of the Company holding at the date of deposit of the requisition not less than ten per cent. in par value of the capital of the Company which as at that date carries the right of voting at general meetings of the Company.

56                                    The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the Registered Office, and may consist of several documents in like form each signed by one or more requisitionists.

57                                    If the Directors do not within twenty-one days from the date of the deposit of the requisition duly proceed to convene a general meeting to be held within a further twenty-one days, the requisitionists, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three months after the expiration of the said twenty-one days.

58                                    A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

NOTICE OF GENERAL MEETINGS

59                                    At least ten days’ notice shall be given of any general meeting.  Every notice shall be exclusive of the day on which it is given or deemed to be given and of the day for which it is given and shall specify the place, the day and the hour of the meeting and the general nature of the business and shall be given in manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company, provided that a general meeting of the Company shall, whether or not the notice specified in this regulation has been given and whether or not the provisions of the Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:

59.1         in the case of an annual general meeting, by all the Members (or their proxies) entitled to attend and vote thereat; and

59.2         in the case of an extraordinary general meeting, by a majority in number of the Members (or their proxies) having a right to attend and vote at the meeting, being a majority together holding not less than ninety five per cent. in par value of the Shares giving that right.

60                                    [Reserved]

PROCEEDINGS AT GENERAL MEETINGS

61                                    No business shall be transacted at any general meeting unless a quorum is present. Four Members being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorised representative shall be a quorum unless the Company has only one Member entitled to vote at such general meeting in which case the quorum shall be that one Member present in person or by proxy or (in the case of a corporation or other non-natural person) by a duly authorised representative.

62                                    A person may participate at a general meeting by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other.  Participation by a person in a general meeting in this manner is treated as presence in person at that meeting.

63                                    A resolution (including a Special Resolution) in writing (in one or more counterparts) signed by all Members for the time being entitled to receive notice of and to attend and vote at general meetings (or, being corporations, signed by their duly authorised representatives) shall be as valid and effective as if the resolution had been passed at a general meeting of the Company duly convened and held.

64                                    If a quorum is not present within half an hour from the time appointed for the meeting or if during such a meeting a quorum ceases to be present, the meeting, if convened upon the requisition of Members, shall be dissolved and in any other case it shall stand adjourned to the same day in the next week at the same time and place or to such other day, time or such other place as the Directors may determine, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting the Members present shall be a quorum.

65                                    The chairman, if any, of the board of Directors shall preside as chairman at every general meeting of the Company, or if there is no such chairman, or if he shall not be present within fifteen minutes after the time appointed for the holding of the meeting, or is unwilling to act, the Directors present shall elect one of their members to be chairman of the meeting.

66                                    If no Director is willing to act as chairman or if no Director is present within fifteen minutes after the time appointed for holding the meeting, the Members present shall choose one of the members to be chairman of the meeting.

67                                    The chairman may, with the consent of a meeting at which a quorum is present, (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.  When a general meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting.  Otherwise it shall not be necessary to give any such notice.

68                                    A resolution put to the vote of the meeting shall be decided on a poll.

69                                    A declaration by the chairman that a resolution has been carried or carried unanimously, or by a particular majority, or lost or not carried by a particular majority, an entry to that effect in the minutes of the proceedings of the meeting shall be conclusive evidence of that fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

70                                    [Reserved].

71                                    A poll shall be taken as the chairman directs, and the result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded.

72                                    A poll demanded on any question shall be taken at such time as the chairman of the general meeting directs, and any business may proceed pending the taking of the poll.

73                                    [Reserved].

VOTES OF MEMBERS

74                                    Subject to any rights or restrictions attached to any Shares, on a poll every Member shall have one vote for every Share of which he is the holder.

75                                    In the case of joint holders of record the vote of the senior holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and seniority shall be determined by the order in which the names of the holders stand in the Register of Members.

76                                    A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote, by his committee, receiver, curator bonis, or other person on such Member’s behalf appointed by that court, and any such committee, receiver, curator bonis or other person may vote by proxy.

77                                    No person shall be entitled to vote at any general meeting or at any separate meeting of the holders of a class of Shares unless he is registered as a Member on the record date for such meeting nor unless all calls or other monies then payable by him in respect of Shares have been paid.

78                                    No objection shall be raised to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at the meeting shall be valid.  Any objection made in due time shall be referred to the chairman whose decision shall be final and conclusive.

79                                    On a poll votes may be cast either personally or by proxy.  A Member may appoint more than one proxy or the same proxy under one or more instruments to attend and vote at a meeting.  Where a Member appoints more than one proxy the instrument of proxy shall state which proxy is entitled to vote on a poll.

80                                    A Member holding more than one Share need not cast the votes in respect of his Shares in the same way on any resolution and therefore may vote a Share or some or all such Shares either for or against a resolution and/or abstain from voting a Share or some or all of the Shares and, subject to the terms of the instrument appointing him, a proxy appointed under one or more instruments may vote a Share or some or all of the Shares in respect of which he is appointed either for or against a resolution and/or abstain from voting.

PROXIES

81                                    The instrument appointing a proxy shall be in writing, be executed under the hand of the appointor or of his attorney duly authorised in writing, or, if the appointor is a corporation under the hand of an officer or attorney duly authorised for that purpose.  A proxy need not be a Member of the Company.

82                                    The instrument appointing a proxy shall be deposited at the Registered Office or at such other place as is specified for that purpose in the notice convening the meeting, or in any instrument of proxy sent out by the Company:

82.1         not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote; or

82.2         be deposited as aforesaid after the poll has been demanded and not less than 24 hours before the time appointed for the taking of the poll; or

provided that the Directors may in the notice convening the meeting, or in an instrument of proxy sent out by the Company, direct that the instrument appointing a proxy may be deposited (no later than the time for holding the meeting or adjourned meeting) at the Registered Office or at such other place as is specified for that purpose in the notice convening the meeting, or in any instrument of proxy sent out by the Company.  The chairman may in any event at his discretion direct that an instrument of proxy shall be deemed to have been duly deposited.  An instrument of proxy that is not deposited in the manner permitted shall be invalid.

83                                    The instrument appointing a proxy may be in any usual or common form and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked.  An instrument appointing a proxy shall be deemed to include the power to demand or join or concur in demanding a poll.

84                                    Votes given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the Share in respect of which the proxy is given unless notice in writing of such death, insanity, revocation or transfer was received by the Company at the Registered Office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

CORPORATE MEMBERS

85                                    Any corporation or other non-natural person which is a Member may in accordance with its constitutional documents, or in the absence of such provision by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual Member.

SHARES THAT MAY NOT BE VOTED

86                                    Shares in the Company that are beneficially owned by the Company shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding Shares at any given time.

DIRECTORS

87                                    There shall be a board of Directors consisting of not more than six persons.

POWERS OF DIRECTORS

88                                    Subject to the provisions of the Statute, the Memorandum and the Articles and to any directions given by Special Resolution, the business of the Company shall be managed by the Directors who may exercise all the powers of the Company.  No alteration of the Memorandum or Articles and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given.  A duly convened meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.

89                                    All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall determine by resolution.

90                                    The Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

91                                    The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue debentures, debenture stock, mortgages, bonds and other such securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

APPOINTMENT AND REMOVAL OF DIRECTORS

92                                    Subject to the provisions set out in the Schedule, the Company may by Ordinary Resolution appoint any person to be a Director or may by Ordinary Resolution remove any Director.

93                                    The Directors may appoint any person to be a Director, either to fill a vacancy or as an additional Director provided that the appointment does not cause the number of Directors to exceed any number fixed by or in accordance with the Articles as the maximum number of Directors.

VACATION OF OFFICE OF DIRECTOR

94                                    The office of a Director shall be vacated if:

94.1         he gives notice in writing to the Company that he resigns the office of Director; or

94.2         if he absents himself (without being represented by proxy or an alternate Director appointed by him) from three consecutive meetings of the board of Directors without special leave of absence from the Directors, and they pass a resolution that he has by reason of such absence vacated office; or

94.3         if he dies, becomes bankrupt or makes any arrangement or composition with his creditors generally; or

94.4         if he is found to be or becomes of unsound mind; or

94.5         if all the other Directors of the Company (being not less than two in number) resolve that he should be removed as a Director.

PROCEEDINGS OF DIRECTORS

95                                    The quorum for the transaction of the business of the Directors may be fixed by the Directors, and unless so fixed shall be four (4).  A person who holds office as an alternate Director shall, if his appointor is not present, be counted in the quorum.  A Director who also acts as an alternate Director shall, if his appointor is not present, count twice towards the quorum.

96                                    Subject to the provisions of the Articles, the Directors may regulate their proceedings as they think fit.  Questions arising at any meeting shall be decided by a majority of votes.  A Director who is also an alternate Director shall be entitled in the absence of his appointor to a separate vote on behalf of his appointor in addition to his own vote.

97                                    A person may participate in a meeting of the Directors or committee of Directors by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other at the same time.  Participation by a person in a meeting in this manner is treated as presence in person at that meeting.  Unless otherwise determined by the Directors the meeting shall be deemed to be held at the place where the chairman is at the start of the meeting.

98                                    A resolution in writing (in one or more counterparts) signed by all the Directors or all the members of a committee of Directors (an alternate Director being entitled to sign such a resolution on behalf of his appointor) shall be as valid and effectual as if it had been passed at a meeting of the Directors, or committee of Directors as the case may be, duly convened and held.

99            A Director or alternate Director may, or other officer of the Company on the requisition of a Director or alternate Director shall, call a meeting of the Directors by at least ten days’ notice in writing to every Director and alternate Director which notice shall set forth the general nature of the business to be considered unless notice is waived by all the Directors (or their alternates) either at, before or after the meeting is held.

100          The continuing Directors may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

101          The Directors may elect a chairman of their board and determine the period for which he is to hold office; but if no such chairman is elected, or if at any meeting the chairman is not present within five minutes after the time appointed for holding the same, the Directors present may choose one of their number to be chairman of the meeting.

102          All acts done by any meeting of the Directors or of a committee of Directors (including any person acting as an alternate Director) shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or alternate Director, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and qualified to be a Director or alternate Director as the case may be.

103          A Director but not an alternate Director may be represented at any meetings of the board of Directors by a proxy appointed in writing by him.  The proxy shall count towards the quorum and the vote of the proxy shall for all purposes be deemed to be that of the appointing Director.

PRESUMPTION OF ASSENT

104          A Director of the Company who is present at a meeting of the board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the chairman or secretary of the meeting before the adjournment thereof or shall forward such dissent by registered post to such person immediately after the adjournment of the meeting.  Such right to dissent shall not apply to a Director who voted in favour of such action.

DIRECTORS’ INTERESTS

105          A Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

106          A Director may act by himself or his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director or alternate Director.

107          A Director or alternate Director of the Company may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as shareholder or otherwise, and no such Director or alternate Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.

108          No person shall be disqualified from the office of Director or alternate Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director or alternate Director shall be in any way interested be or be liable to be avoided, nor shall any Director or alternate Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or transaction by reason of such Director holding office or of the fiduciary relation thereby established.  A Director (or his alternate Director in his absence) shall be at liberty to vote in respect of any contract or transaction in which he is interested provided that the nature of the interest of any Director or alternate Director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote thereon.

109          A general notice that a Director or alternate Director is a shareholder, director, officer or employee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure for the purposes of voting on a resolution in respect of a contract or transaction in which he has an interest, and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

MINUTES

110          The Directors shall cause minutes to be made in books kept for the purpose of all appointments of officers made by the Directors, all proceedings at meetings of the Company or the holders of any class of Shares and of the Directors, and of committees of Directors including the names of the Directors or alternate Directors present at each meeting.

DELEGATION OF DIRECTORS’ POWERS

111          The Directors may delegate any of their powers to any committee consisting of one or more Directors.  A compensation committee (“Compensation Committee”) shall be established under the Board of Directors, consisting of three Founder Directors, two Series A Directors and one Series B Director. The Board of Directors shall delegate to the Compensation Committee the sole power to approve (i) the Company’s compensation guidelines; (ii) employment of the Company’s Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Chief Technology Officer, and their respective remuneration or compensation, all based on recommendation from the CEO; (iii) any share option plan.  They may also delegate to the CEO or any Director holding any other executive office such of their powers as they consider desirable to be exercised by him provided that an alternate Director may not act as managing director and the appointment of a managing director shall be revoked forthwith if he ceases to be a Director.  Any such delegation may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of their own powers and may be revoked or altered.  Subject to any such conditions, the proceedings of a committee of Directors shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

112          The Directors may establish any committees, local boards or agencies or appoint any person to be a manager or agent for managing the affairs of the Company and may appoint any person to be a member of such committees or local boards.  Any such appointment may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of their own powers and may be revoked or altered.  Subject to any such conditions, the proceedings of any such committee, local board or agency shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.  The Series B Director shall be a member of any such committee, unless the Series B Director waives such right.

113          The Directors may by power of attorney or otherwise appoint any person to be the agent of the Company on such conditions as the Directors may determine, provided that the delegation is not to the exclusion of their own powers and may be revoked by the Directors at any time.

114          The Directors may by power of attorney or otherwise appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or authorised signatory of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorneys or authorised signatories as the Directors may think fit and may also authorise any such attorney or authorised signatory to delegate all or any of the powers, authorities and discretions vested in him.

115          The Directors may appoint such officers as they consider necessary on such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors may think fit.  Unless otherwise specified in the terms of his appointment an officer may be removed by resolution of the Directors or Members.

115A       The Board of Directors of the Company shall appoint a chief executive officer (“CEO”) of the Company, who shall, subject to the control of the Board, supervise and administer all of the general business and affairs of the Company.

115B       The Board of Directors shall delegate to Hogyi Zhou, for so long as he serves as the Company’s CEO, the power to (i) remove any Senior Management Personnel and employees of the Group Companies, after consultation with the Compensation Committee, (ii) subject to Article 111, appoint, suspend or remove any manager, officer, secretary, clerk, agent or employee of any Group Company; (iii) subject to Article 111, fix their respective remuneration and determine their respective duties.  For the purpose of these Articles, “Senior Management Personnel” means, in respect of each of the Group Companies, their respective Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Chief Technical Officer, Vice Presidents or their equivalent and any other officers whose office is higher than the post of Vice President.

ALTERNATE DIRECTORS

116          Any Director (other than an alternate Director) may by writing appoint any other Director, or any other person willing to act, to be an alternate Director and by writing may remove from office an alternate Director so appointed by him.

117          An alternate Director shall be entitled to receive notice of all meetings of Directors and of all meetings of committees of Directors of which his appointor is a member, to attend and vote at every such meeting at which the Director appointing him is not personally present, and generally to perform all the functions of his appointor as a Director in his absence.

118          An alternate Director shall cease to be an alternate Director if his appointor ceases to be a Director.

119          Any appointment or removal of an alternate Director shall be by notice to the Company signed by the Director making or revoking the appointment or in any other manner approved by the Directors.

120          An alternate Director shall be deemed for all purposes to be a Director and shall alone be responsible for his own acts and defaults and shall not be deemed to be the agent of the Director appointing him.

NO MINIMUM SHAREHOLDING

121          The Company in general meeting may fix a minimum shareholding required to be held by a Director, but unless and until such a shareholding qualification is fixed a Director is not required to hold Shares.

REMUNERATION OF DIRECTORS

122          The remuneration to be paid to the Directors, if any, shall be such remuneration as the Directors shall determine.  The Directors shall also be entitled to be paid all travelling, hotel and other expenses properly incurred by them in connection with their attendance at meetings of Directors or committees of Directors, or general meetings of the Company, or separate meetings of the holders of any class of Shares or debentures of the Company, or otherwise in connection with the business of the Company, or to receive a fixed allowance in respect thereof as may be determined by the Directors, or a combination partly of one such method and partly the other.

123          The Directors may by resolution approve additional remuneration to any Director for any services other than his ordinary routine work as a Director.  Any fees paid to a Director who is also counsel or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to his remuneration as a Director.

SEAL

124          The Company may, if the Directors so determine, have a Seal. The Seal shall only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors.  Every instrument to which the Seal has been affixed shall be signed by at least one person who shall be either a Director or some officer or other person appointed by the Directors for the purpose.

125          The Company may have for use in any place or places outside the Cayman Islands a duplicate Seal or Seals each of which shall be a facsimile of the common Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

126          A Director or officer, representative or attorney of the Company may without further authority of the Directors affix the Seal over his signature alone to any document of the Company required to be authenticated by him under seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

DIVIDENDS, DISTRIBUTIONS AND RESERVE

127          Subject to the Statute and this Article, the Directors may declare Dividends and distributions on Shares in issue and authorise payment of the Dividends or distributions out of the funds of the Company lawfully available therefore.  No Dividend or distribution shall be paid except out of the realised or unrealised profits of the Company, or out of the share premium account or as otherwise permitted by the Statute.

128          Except as otherwise provided by the rights attached to Shares, all Dividends shall be declared and paid according to the par value of the Shares that a Member holds. If any Share is issued on terms providing that it shall rank for Dividend as from a particular date, that Share shall rank for Dividend accordingly.

129          The Directors may deduct from any Dividend or distribution payable to any Member all sums of money (if any) then payable by him to the Company on account of calls or otherwise.

130          The Directors may declare that any Dividend or distribution be paid wholly or partly by the distribution of specific assets and in particular of shares, debentures, or securities of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional Shares and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the basis of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees as may seem expedient to the Directors.

131          Any Dividend, distribution, interest or other monies payable in cash in respect of Shares may be paid by wire transfer to the holder or by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of the holder who is first named on the Register of Members or to such person and to such address as such holder or joint holders may in writing direct.  Every such cheque or warrant shall be made payable to the order of the person to whom it is sent.  Any one of two or more joint holders may give effectual receipts for any Dividends, bonuses, or other monies payable in respect of the Share held by them as joint holders.

132          No Dividend or distribution shall bear interest against the Company.

133          Any Dividend which cannot be paid to a Member and/or which remains unclaimed after six months from the date of declaration of such Dividend may, in the discretion of the Directors, be paid into a separate account in the Company’s name, provided that the Company shall not be constituted as a trustee in respect of that account and the Dividend shall remain as a debt due to the Member.  Any Dividend which remains unclaimed after a period of six years from the date of declaration of such Dividend shall be forfeited and shall revert to the Company.

CAPITALISATION

134          The Directors may capitalise any sum standing to the credit of any of the Company’s reserve accounts (including share premium account and capital redemption reserve fund) or any sum standing to the credit of profit and loss account or otherwise available for distribution and to appropriate such sum to Members in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of Dividend and to apply such sum on their behalf in paying up in full unissued Shares for allotment and distribution credited as fully paid-up to and amongst them in the proportion aforesaid.  In such event the Directors shall do all acts and things required to give effect to such capitalisation, with full power to the Directors to make such provisions as they think fit for the case of Shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned).  The Directors may authorise any person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

BOOKS OF ACCOUNT

135          The Directors shall cause proper books of account to be kept with respect to all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place, all sales and purchases of goods by the Company and the assets and liabilities of the Company.  Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

136          The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Statute or authorised by the Directors or by the Company in general meeting.

137          The Directors may from time to time cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

AUDIT

138          The Directors may appoint an Auditor of the Company who shall hold office until removed from office by a resolution of the Directors, and may fix his or their remuneration.

139          Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the Auditor.

140          Auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an ordinary company, and at the next extraordinary general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an exempted company, and at any other time during their term of office, upon request of the Directors or any general meeting of the Members.

NOTICES

141          All notices shall be made in writing in English and shall be sent by registered or certified first class mail, facsimile (if the recipient acknowledges receipt), courier service or personal delivery.

142          Where a notice is sent by courier, service of the notice shall be deemed to be effected by delivery of the notice to a courier company, and shall be deemed to have been received on the third day (not including Saturdays or Sundays or public holidays) following the day on which the notice was delivered to the courier.  Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, pre paying and posting a letter containing the notice, and shall be deemed to have been received on the fifth day (not including Saturdays or Sundays or public holidays) following the day on which the notice was posted.  Where a notice is sent by cable, telex or fax, service of the notice shall be deemed to be effected by the recipient’s acknowledgement of receipt and shall be deemed to have been received on the same day that the acknowledgement of receipt was received by the sending party.

143          A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a Share or Shares in consequence of the death or bankruptcy of a Member in the same manner as other notices which are required to be given under these Articles and shall be addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

144          Notice of every general meeting shall be given in any manner hereinbefore authorised to every person shown as a Member in the Register of Members on the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the Register of Members and every person upon whom the ownership of a Share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Member of record where the Member of record but for his death or bankruptcy would be entitled to receive notice of the meeting, and no other person shall be entitled to receive notices of general meetings.

WINDING UP

145          If the Company shall be wound up, and the assets available for distribution amongst the Members shall be insufficient to repay the whole of the share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the par value of the Shares held by them.  If in a winding up the assets available for distribution amongst the Members shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst the Members in proportion to the par value of the Shares held by them at the commencement of the winding up subject to a deduction from those Shares in respect of which there are monies due, of all monies payable to the Company for unpaid calls or otherwise.  This Article is without prejudice to the rights of the holders of Shares issued upon special terms and conditions.

146          If the Company shall be wound up the liquidator may, with the sanction of a Special Resolution of the Company and any other sanction required by the Statute, divide amongst the Members in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for that purpose value any assets and determine how the division shall be carried out as between the Members or different classes of Members.  The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any asset upon which there is a liability.

INDEMNITY

147          Every Director, agent or officer of the Company shall be indemnified out of the assets of the Company against any liability incurred by him as a result of any act or failure to act in carrying out his functions other than such liability (if any) that he may incur by his own willful neglect or default.  No such Director, agent or officer shall be liable to the Company for any loss or damage in carrying out his functions unless that liability arises through the willful neglect or default of such Director, agent or officer.

FINANCIAL YEAR

148          Unless the Directors otherwise prescribe, the financial year of the Company shall end on 31st December in each year and, following the year of incorporation, shall begin on 1st January in each year.

TRANSFER BY WAY OF CONTINUATION

149          If the Company is exempted as defined in the Statute, it shall, subject to the provisions of the Statute and with the approval of a Special Resolution, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

SCHEDULE

DEFINITIONS

1              In this Schedule, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

“Affiliate” means with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or under common control with, the Person specified.

“Approved Exit Event” has the meaning in Section 4(b)(ii).

“Board of Directors” means the Board of Directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York, the Cayman Islands, Hong Kong or the PRC are authorized or required by law or executive order to close.

“CDH” means CDH Net Technology Limited.

“Commission” means the United States Securities and Exchange Commission.

“control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Conversion Price” shall have the meaning ascribed to it in Section 7(a) hereof subject to appropriate adjustment from time to time.

“Convertible Securities” means any securities convertible into, exercisable for, or exchangeable for Ordinary Shares.

“Current Market Price” per share of Share Capital of any Person means, as of the date of determination, (a) the average of the daily Market Price under clause (a), (b), (c) or (d) of the definition thereof of such Share Capital during the immediately preceding thirty (30) trading days ending on such date, and (b) if such Share Capital is not then listed or admitted to trading or quoted on any internationally recognized securities exchange or over-the-counter market, then the Market Price under clause (e) of the definition thereof on such date.

“Exit” means a Qualification IPO or a Sale Transaction.

“Fair Market Value” means (i) with respect to the Share Capital of any Person, the Current Market Price thereof, and (ii) with respect to any other asset, the fair market value as determined in good faith by the Board of Directors.

“Group Companies” means collectively the Company and its Subsidiaries.

“Highland” means Highland Capital Partners VI Limited Partnership, Highland Capital Partners VI-B Limited Partnership and Highland Entrepreneurs’ Fund VI Limited Partnership.

“Liquidation” means the voluntary or involuntary liquidation under applicable bankruptcy or reorganization legislation, or the dissolution or winding up of the Company.  For the purpose of Section 4, Liquidation shall include the Sale Transaction.

“Market Price” shall mean, with respect to the Share Capital of any Person, as of the date of determination, (a) if such Share Capital is listed on a national securities exchange in the United States, the closing price per share of such Share Capital on such date published in The Wall Street Journal (National Edition) or, if no such closing price on such date is published in The Wall Street Journal (National Edition), the average of the closing bid and asked prices on such date, as officially reported on the principal national securities exchange on which such Share Capital is then listed or admitted to trading; (b) if such Share Capital is listed on an internationally recognized securities exchange outside of the PRC and the United States, the closing price per share of such Share Capital on such date published in The Asian Wall Street Journal or, if no such closing price on such date is published in The Asian Wall Street Journal, the average of the closing bid and asked prices on such date, as officially reported on the principal international securities exchange on which such Share Capital is then listed or admitted to trading; (c) if such Share Capital is not then listed or admitted to trading on any United States national securities exchange or other internationally recognized exchange but is designated as a national market system security by the National Association of Securities Dealers, Inc., the last trading price of such Share Capital on such date; (d) if such Share Capital is listed or admitted to trading on any United States national securities exchange or designated as a national market system security by the National Association of Securities Dealers, Inc. but there shall have been no trading on such date, or if such Share Capital is not listed or admitted to trading on any United States national securities exchange or other internationally recognized securities exchange or designated as a national market system security by the National Association of Securities Dealers, Inc. but quotations for such Share Capital are available on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System, the average of the reported closing bid and asked prices of such Share Capital on such date as shown by the National Market System of the National Association of Securities Dealers, Inc. Automated Quotations System and reported by any member firm of the New York Stock Exchange selected by the Company; or (e) if none of (a), (b), (c) or (d) is applicable, a Fair Market Value per share as determined in good faith by the Board of Directors.  Notwithstanding the foregoing, if any shares of Share Capital constitute Restricted Securities, the Market Value of such Restricted Securities shall be discounted as appropriate to reflect the applicable restrictions.

“Ordinary Share Equivalents” means any security or obligation which is by its terms, directly or indirectly, convertible, exchangeable or exercisable into or for Ordinary Shares, including, without limitation, the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares and any option, warrant or other subscription or purchase right with respect to Ordinary Shares or any Ordinary Share Equivalent.

“Person” means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental body or other entity of any kind.

“PRC” means the People’s Republic of China, for the purposes of these Articles, excluding Hong Kong, Macao and Taiwan.

“Preferred Shares” means collectively the Series A Preferred Shares, the Series B Preferred Shares and the Series C Preferred Shares.

“Qualified IPO” means the first bona fide firm commitment underwritten public offering either with total offering proceeds to the Company of at least US$ 80 million before deduction of the underwriting commissions and expenses or with the approval of holders of 66 2/3% or more of the then issued and outstanding Preferred Shares of the Company.

“Redpoint” shall mean Redpoint Ventures III, L.P. together with Redpoint Associates III, LLC.

“Related Party” means (i) any shareholder of the Company or any Subsidiary, (ii) any director of the Company or any Subsidiary, (iii) any individual employed by the Company or any Subsidiary holding the office or title of or serving as Assistant Vice-President and/or any office, title or position senior to Assistant Vice-President (“Senior Officer”), (iv) any Relative of a shareholder, director or officer of the Company or any Subsidiary, (v) any Person in which any shareholder or director of the Company or any Subsidiary or any Senior Officer has any security or economic interest, other than a passive shareholding of less than 1% in a publicly listed company, and (vi) any other Affiliate of the Company or any Subsidiary or of a shareholder or director of the Company or any Subsidiary.

“Relative” of a natural person means any spouse, parent, child, grandparent, grandchild, sibling, uncle, aunt, nephew, niece or great-grandparent of such person.

“Restricted Securities” means securities that (i) are “restricted securities” as such term is defined in Rule 144(a)(3) promulgated under the Securities Act or (ii) the transfer of which is subject to legal or contractual “lock-ups” or other restrictions or (iii) are of a class of securities listed on a securities exchange but are not approved for listing, or are otherwise not freely tradeable, on such exchange.

“Sale Transaction” means (a) (i) the merger or consolidation of the Company or a Subsidiary into or with one or more Persons, (ii) the merger or consolidation of one or more Persons into or with the Company or a Subsidiary or (iii) a tender offer or other business combination if, in the case of (i), (ii) or (iii), the shareholders of the Company or the Subsidiary prior to such merger or consolidation do not retain, directly or indirectly, at least 51% of the voting power of the surviving Person or (b) the voluntary issuance, sale, conveyance, exchange or transfer to another Person of the voting Share Capital of the Company or a Subsidiary if, after such sale, conveyance, exchange or transfer, the shareholders of the Company or a Subsidiary prior to such issuance, sale, conveyance, exchange or transfer do not retain, directly or indirectly, at least 51% of the voting power of the Company or the Subsidiary; or (c) the voluntary sale, conveyance, exchange or transfer to another Person of all or substantially all of the assets of the Company or the Subsidiary.

“Section” means a section of this Schedule.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Sequoia” means Sequoia Capital China I, L.P., Sequoia Capital China Partners Fund I, L.P., and Sequoia Capital China Principals Fund I, L.P.

“Series A Junior Shares” shall have the meaning ascribed to it in Section 2(c) hereof.

“Series A Liquidation Payment” shall have the meaning ascribed to it in Section 4(a)(iii) hereof.

“Series A Preferred Shares” shall have the meaning ascribed to it in Section 1 hereof.

“Series A Share Subscription Agreement” means the share subscription agreement dated 19 January 2006 among the Company and the parties named therein, as supplemented on May 16, 2006.

“Series A Subscription Price” means US$0.4999 per share, as adjusted for the events described in Section 7(a).

“Series B Junior Shares” shall have the meaning ascribed to it in Section 2(b) hereof.

“Series B Liquidation Payment” shall have the meaning ascribed to it in Section 4(a)(ii) hereof.

“Series B Preferred Shares” shall have the meaning ascribed to it in Section 1 hereof.

“Series B Share Subscription Agreement” means the share subscription agreement dated November 7, 2006 among the Company and the parties named therein.

“Series B Subscription Date” means November 7, 2006.

“Series B Subscription Price” means US$0.660 per share, as adjusted for the events described in Section 7(a).

“Series C Junior Shares” shall have the meaning ascribed to it in Section 2(a) hereof.

“Series C Liquidation Payment” shall have the meaning ascribed to it in Section 4(a)(i) hereof.

“Series C Preferred Shares” shall have the meaning ascribed to it in Section 1 hereof.

“Series C Share Subscription Agreement” means the share subscription agreement dated December 22, 2009 among the Company and the parties named therein.

“Series C Subscription Date” means January 8, 2010.

“Series C Subscription Price” means US$2.5538 per share, as adjusted for the events described in Section 7(a).

“Shares” means, with respect to each holder of Preferred Shares and each holder of Ordinary Shares, all shares, whether now owned or hereafter acquired, of Ordinary Shares, Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares, and any other Ordinary Share Equivalents owned thereby.

“Share Capital” means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) of, such Person’s share capital (including, without limitation, ordinary shares and preferred shares) and any and all rights, warrants or options exchangeable for or convertible into such share capital.

“Shareholders Agreement” means the Second Amended and Restated Shareholders Agreement dated January 5, 2010 relating to the Company, as amended from time to time;

“Subsidiaries” means, as of the relevant date of determination, (a) with respect to any Person, a corporation or other Person of which at least 50% of the voting power of the outstanding voting equity securities or at least 50% of the outstanding economic equity interest is held, directly or indirectly, by such Person and (b) with respect to the Company, any other Person of which actual or de facto control is held, directly or indirectly, by the Company by way of equity ownership or contractual arrangements or otherwise.  Unless otherwise qualified, or the context otherwise requires, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

“US$” means United States dollars.

RANK

2(a)                            The Series C Preferred Shares shall, with respect to (i) the payment of the Liquidation Payment in the event of a Liquidation or a Sale Transaction, (ii) the payment of the dividends and (iii) all other rights and preferences as provided in these Articles and/or the Shareholders Agreement, rank senior to (aa)  the Series B Preferred Shares; (bb) the Series A Preferred Shares, (cc) the Ordinary Shares, and (dd) each other class or series of Share Capital of the Company hereafter created which does not expressly rank pari passu with or senior to the Series C Preferred Shares (clauses (aa), (bb),  (cc) and (dd) together, the “Series C Junior Shares”) in accordance with the terms of this Schedule.

2(b)                           The Series B Preferred Shares shall, with respect to (i) the payment of the Liquidation Payment in the event of a Liquidation or a Sale Transaction, (ii) the payment of the dividends and (iii) all other rights and preferences as provided in these Articles and/or the Shareholders Agreement, rank senior to (x) the Series A Preferred Shares, (y) the Ordinary Shares, and (z) each other class or series of Share Capital of the Company hereafter created which does not expressly rank pari passu with or senior to the Series B Preferred Shares (clauses (x), (y) and (z) together, the “Series B Junior Shares”) in accordance with the terms of this Schedule.

2(c)                            The Series A Preferred Shares shall, with respect to (i) the payment of the Liquidation Payment in the event of a Liquidation or a Sale Transaction, (ii) the payment of the dividends and (iii) all other rights and preferences as provided in these Articles and/or the Shareholders Agreement, rank senior to (x) the Ordinary Shares, and (y) each other class or series of Share Capital of the Company hereafter created which does not expressly rank pari passu with or senior to the Series A Preferred Shares (clauses (x) and (y) together, the “Series A Junior Shares”) in accordance with the terms of this Schedule.

DIVIDENDS

3(a)                            Dividend other than in Ordinary Shares. Dividends shall be ratably declared and paid to holders of Series C Preferred Shares, Series B Preferred Shares, Series A Preferred Shares and holders of Ordinary Shares based on the number of Ordinary Shares held by each such holder as if all the Preferred Shares were converted into Ordinary Shares in accordance with Section 7(a) below, or on an as-if converted basis. No dividends or other distributions, whether in cash, property or securities (other than in Ordinary Shares) shall be paid to the holders of Ordinary Shares or any other Series C Junior Shares unless all declared but unpaid dividends on shares of the Series C Preferred Shares shall have been paid or set aside for payment.  No dividends or other distributions, whether in cash, property or securities (other than in Ordinary Shares) shall be paid to the holders of Ordinary Shares or any other Series B Junior Shares unless all declared but unpaid dividends on shares of the Series B Preferred Shares and Series C Preferred Shares shall have been paid or set aside for payment.  No dividends or other distributions, whether in cash, property or securities (other than in Ordinary Shares) shall be paid to the holders of Ordinary Shares or any other Series A Junior Shares unless all declared but unpaid dividends on shares of the Series A Preferred Shares, the Series B Preferred Shares and the Series C Preferred Shares shall have been paid or set aside for payment.  For the purpose of this Section 3, the term “Ordinary Shares” shall also include Convertible Securities.

3(b)                           Dividend in Ordinary Shares. Holders of Preferred Shares shall not participate in the distribution of dividend in Ordinary Shares, but shall be entitled to adjustment to the Conversion Price then in effect pursuant to Section 7(d)(i).

LIQUIDATION.

4(a)                            Liquidation.  Upon the occurrence of a Liquidation, (i) holders of the Series C Preferred Shares shall be paid in cash or other properties for each share of Series C Preferred Shares held thereby, out of, but only to the extent of, the assets of the Company legally available for distribution to its shareholders or, in the case of a Sale Transaction, the proceeds derived therefrom and as a result of the Liquidation, before any payment or distribution is made to any Series C Junior Share, an amount equal to (A) 100% of the Series C Subscription Price (as adjusted for share dividends, combinations or splits, or reclassification with respect to such share) plus (B) all dividends that have been declared but unpaid on such share (clauses (A) and (B) together, the “Series C Liquidation Payment”); provided, that if the assets of the Company or the proceeds (as the case may be) available for distribution to the holders of the Series C Preferred Shares shall be insufficient to permit payment in full to such holders of the aggregate Series C Liquidation Payment, then all of the assets or the proceeds available for distribution to holders of the Series C Preferred Shares shall be distributed among and paid to such holders ratably in proportion to the amounts that would be payable to such holders if such assets or proceeds were sufficient to permit payment in full, and (ii) upon the completion of the distribution of the Series C Liquidation Payment as required by Section 4(a)(i), holders of the Series B Preferred Shares shall be paid in cash or other properties for each share of Series B Preferred Shares held thereby, out of, but only to the extent of, the assets of the Company, or in the case of a Sale Transaction, the proceeds derived therefrom, legally available for distribution to its shareholders and as a result of the Liquidation or Sale Transaction, before any payment or distribution is made to any Series B Junior Share, an amount equal to (A) 100% of the Series B Subscription Price (as adjusted for share dividends, combinations or splits, or reclassification with respect to such share) plus (B) all dividends that have been declared but unpaid on such share (clauses (A) and (B) together, the “Series B Liquidation Payment”); provided, that if the assets of the Company or the proceeds (as the case may be) available for distribution to the holders of the Series B Preferred Shares shall be insufficient to permit payment in full to such holders of the aggregate Series B Liquidation Payment, then all of the assets or proceeds available for distribution to holders of the Series B Preferred Shares shall be distributed among and paid to such holders ratably in proportion to the amounts that would be payable to such holders if such assets or proceeds were sufficient to permit payment in full, and (iii) upon the completion of the distribution of the Series C Liquidation Payment and the Series B Liquidation Payment as required by Section 4(a)(i) and Section 4(a)(ii), the holders of the Series A Preferred Shares shall be paid in cash or other properties for each share of Series A Preferred Shares held thereby, out of, but only to the extent of, the remaining assets of the Company or proceeds legally available for distribution to its shareholders and as a result of the Liquidation or Sale Transaction, before any payment or distribution is made to any Series A Junior Share, an amount equal to (A) 100% of the Series A Subscription Price (as adjusted for share dividends, combinations or splits, or reclassification with respect to such share) plus (B) all dividends that have declared but unpaid on such share (clauses (A) and (B) together, the “Series A Liquidation Payment”); provided, that if the assets of the Company or proceeds available for distribution to the holders of the Series A Preferred Shares shall be insufficient to permit payment in full to such holders of the aggregate Series A Liquidation Payment, then all of the assets or proceeds available for distribution to holders of the Series A Preferred Shares shall be distributed among and paid to such holders ratably in proportion to the amounts that would be payable to such holders if such assets or proceeds were sufficient to permit payment in full.

4(b)                           Exceptions to Liquidation or Sale Transaction. Notwithstanding the foregoing provisions,

(i)                                     Any transaction other than a Qualified IPO that would otherwise constitute a Liquidation shall not be deemed a Liquidation and therefore shall not be subject to the liquidation preference as set out in Section 4(a) if 66 2/3% of the holders of the Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares (voting on an as converted basis as a single separate class) agree that such transaction shall not constitute a Liquidation.  Notwithstanding the foregoing, any transaction other than a Qualified IPO that would otherwise constitute a Liquidation shall not be deemed a Liquidation and therefore shall not be subject to the liquidation preference as set out in Section 4(a) if the consideration received therefrom on a per share basis is not less than six (6) times of the Series A Subscription Price (as adjusted for share dividends, combinations or splits, or reclassification with respect to such share), in which case, the total consideration (cash, securities or other properties) from such transaction shall be distributed ratably among all holders of the Preferred Shares and Ordinary Shares on an as-if converted basis.

(ii)                                  In the event that holders of 80% or more of the issued and outstanding Shares of the Company approve an Exit (“Approved Exit Event”), each holder of the Ordinary Shares and of Preferred Shares shall vote for, consent to and raise no objection to such Approved Exit Event, and shall otherwise cooperate with and execute and deliver such other documents as may be reasonably requested in connection with the transactions contemplated by the Approved Exit Event, including, without limitation, documents containing several and not joint representations and warranties as to title, power and authority of such holder In the event that an Exit is proposed, the Company shall use its reasonable endeavour to notify all the Shareholders in writing in advance of such Exit. If no approval or disapproval is given by a Shareholder to the Company after the expiration of a seven (7) Business Day period from the date of such written notice(s) delivered by the Company, the approval shall be deemed to have been properly granted by such Shareholder, in which case such Shareholder shall be deemed to severally and irrevocably authorize and appoint Hongyi ZHOU to be its/his lawful attorney in its/his name and on its/his behalf to: (i) exercise all of its/his rights and execute all documents, waivers and consents required to be given by it/him, (ii) receive notice of, attend and vote at general meetings of the Company in respect of its/his holding of Shares; and (iii) exercise its/his rights as a member under these Articles, for the purposes of facilitating the effective conclusion of the Approved Exit Event. In the circumstance, any agreement and documents required for such Approved Exit Event shall be binding on each shareholder if the same is executed by holders of 80% or more of the shares of the Company and each shareholder shall be bound by any such agreement and documents whether or not he or it is a signatory to the relevant document.   This special voting agreement shall automatically terminate upon the earlier of occurrence of (i) the completion of a Qualified IPO or (ii) a Liquidation.

4(c)                            Participation.  Upon the completion of the distribution of the Series C Liquidation Payment, the Series B Liquidation Payment and the Series A Liquidation Payment as required by Section 4(a), all the remaining assets of the Company available for distribution to shareholders shall be distributed ratably among the holders of the Preferred Shares and the holders of Ordinary Shares on an as-if converted basis; provided further that in case of a sale, conveyance, exchange or transfer to another Person of the voting Share Capital of the Company if, after such sale, conveyance, exchange or transfer the shareholders of the Company or a Subsidiary prior to such sale, conveyance, exchange or transfer do not retain, directly or indirectly, at least 51% of the voting power of the Company, the holders of Preferred Shares and holders of Ordinary Shares will participate in such remaining assets only to the extent and in respect of the Shares that such holders have transferred, sold or otherwise disposed of in such transaction (on an as-converted basis).

4(d)                           Notice.  Written notice of a Liquidation stating a payment or payments and the place where such payment or payments shall be payable, shall be delivered in person, mailed by certified mail, return receipt requested, mailed by overnight mail or sent by telecopier, not less than ten (10) days prior to the earliest payment date stated therein, to the holders of record of the Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares, such notice to be addressed to each such holder at its address as shown by the records of the Company.

REDEMPTION

5(a)                            At any time commencing on the earlier of (A) such time as Hongyi Zhou is enjoined or prevented from serving as the CEO of the Company as a result of, or in connection with, the Yahoo/Alibaba Litigation (as such term is defined in Section 8.1(d) of the Series B Subscription Agreement) and (B) the sixth anniversary of the Series B Subscription Date, (i) if holders of at least 66 2/3% of the Series B Preferred Shares approve redemption, any holder of Series B Preferred Shares shall be entitled to require the Company, and (ii) if holders of at least 75% of the Series A Preferred Shares approve redemption, any holder of Series A Preferred Shares shall be entitled to require the Company, in each case by a six-month prior notice in writing to the Company (the “Redemption Notice”) to redeem, out of legally available funds, of all, but not less than all, of the Series B Preferred Shares or Series A Preferred Shares held by such holder, as applicable; provided, however, that the Group Companies shall, following the redemption, (i) remain solvent and be able to pay their debts when they fall due in the ordinary course of business; (ii) have sufficient cash for working capital required for at least one year after making such Redemption Payment as measured by reference to the annual budgeted working capital approved by the Board of Directors; and (iii) have cash and/or cash equivalent in an amount greater than or at least equivalent to (aa) the aggregate of Series C Subscription Price (as adjusted for share dividends, combinations or splits or reclassification with respect to such share) plus (bb) all accumulated but unpaid dividends on the Series C Preferred Shares at a rate of 5% for each year the Series C Preferred Shares remain outstanding (pro rata for a partial year).  The proviso set forth in Article 5(a)(iii) above shall cease to be in force and effect as from the Series C Redemption Right Commencement Date (as defined below) (inclusive).  For avoidance of any ambiguity,  the proviso set forth in Article 5(a)(iii) above shall not apply if the holders of Series B Preferred Shares and/or Series A Preferred Shares exercises their respective redemption rights hereunder on or after the Series C Redemption Right Commencement Date.

At any time commencing on the fifth anniversary of the Series C Subscription Date (the date on which the redemption right in respect of the Series C Preferred Shares arises hereunder shall be referred to as the “Series C Redemption Right Commencement Date” ), if holders of at least 66 2/3% of the Series C Preferred Shares approve redemption, any holder of Series C Preferred Shares shall be entitled to require the Company, by serving a Redemption Notice on the Company, to redeem, out of legally available funds, of all, but not less than all, of the Series C Preferred Shares held by such holder, provided, however, that the Group Companies shall, following the redemption, (i) remain solvent and be able to pay their debts when they fall due in the ordinary course of business; (ii) have sufficient cash for working capital required for at least one year after making such Redemption Payment as measured by reference to the annual budgeted working capital approved by the Board of Directors.

If the assets of the Group Companies available for making the Redemption Payment to the holders of the Series C Preferred Shares, the Series B Preferred Shares and Series A Preferred Shares shall be insufficient to permit payment in full to such holders of the aggregate Redemption Payment, then all of the assets available for making such Redemption Payment shall be paid to the holders of the Series C Preferred Shares first until their aggregate Redemption Payment is made in full, and thereafter shall be paid to the holders of the Series B Preferred Shares.  After the aggregate Redemption Payment for the holders of the Series C Preferred Shares and/or Series B Preferred Share has been made in full, the remaining assets of the Group Companies available for making the Redemption Payment shall be paid to the holders of the Series A Preferred Shares.  If, in the good faith determination of the Board of Directors of the Company (including the Series B Director and the Series A Director), the legally available funds of the Group Companies are insufficient to make the Redemption Payments to the holders of the Series C Preferred Shares, the Series B Preferred Shares and Series A Preferred Shares, if applicable, the Company shall use such legally available funds to the Group Companies to redeem in the following order (i) the Series C Preferred Share; (2)

the Series B Preferred Shares; and (iii) thereafter the Series A Preferred Shares, and, at the election of the holders of the Series C Preferred Shares, the Series B Preferred Shares and Series A Preferred Shares (as applicable to shares held by such holders), the Group Companies shall take all steps and actions necessary to either, (i) issue one or more promissory notes to the holders of the Series C Preferred Shares, the Series B Preferred Shares and/or Series A Preferred Shares, as applicable, with a principal amount equal to the amount of Redemption Payments which were not paid in cash, on which interest will accrue at a rate equal to the prime rate plus one percent, and for which the principal, together with the interest thereon, will become due and payable when additional funds become legally available to the Group Companies (but not later than the first anniversary of the issuance of such promissory note(s)), or (ii) adjust the Conversion Price of the Series C Preferred Shares, the Series B Preferred Shares and/or the Series A Preferred Shares, as applicable, and the number and type of securities to be received upon conversion of the Series C Preferred Shares, the Series B Preferred Shares and/or Series A Preferred Shares, as applicable, to reflect a reduction of the amount of Redemption Payment which were not paid to the holders of the Series C Preferred Shares, the Series B Preferred Shares and/or Series A Preferred Shares, as applicable, in cash, from (x) the valuation of the Company on the Series C Subscription Date (i.e. US$400,000,000) with respect to the Series C Preferred Shares; (y) the valuation of the Company on the Series B Subscription Date (i.e. US$95,000,000) with respect to the Series B Preferred Shares, and (z) the valuation of the Company on the Series A Subscription Date (i.e. US$50,000,000) with respect to the Series A Preferred Shares, as applicable, in addition to any other adjustments to the Conversion Price as set forth herein.  Upon providing the Redemption Notice, all the Series C Preferred Shares, Series B Preferred Shares and/or the Series A Preferred Shares specified in the applicable Redemption Notice shall become due for redemption on the date specified therein.

The redemption right set forth herein shall terminate upon the closing of a Qualified IPO.

5(b)                           Upon each date on which the Series C Preferred Shares, the Series B Preferred Shares and/or Series A Preferred Shares become due for redemption pursuant to Section 5(a), the Company shall, to the extent permitted by law, pay to the holders of each share of Series C Preferred Shares, Series B Preferred Shares or Series A Preferred Shares then due to be redeemed, as applicable, an amount of consideration per share (the “Redemption Payment”) equal to (i) the aggregate of Series C Subscription Price, Series B Subscription Price or Series A Subscription Price, as applicable, (as adjusted for share dividends, combinations or splits or reclassification with respect to such share) plus (ii) all accumulated but unpaid dividends on the Series C Preferred Shares, the Series B Preferred Shares or Series A Preferred Shares, as applicable, at a rate of 5% for each year the Series C Preferred Shares, the Series B Preferred Shares or Series A Preferred Shares, as applicable, remain outstanding (pro rata for a partial year).

5(c)                            The Redemption Notice shall specify a date (the “Redemption Date”) for the redemption of the Series C Preferred Share, Series B Preferred Shares or Series A Preferred Shares as provided in Section 5(a).  Following the delivery of such Redemption Notice, each holder of the Series C Preferred Shares, Series B Preferred Shares or Series A Preferred Shares, as applicable, shall surrender the certificate(s) representing its Series C Preferred Shares,  Series B Preferred Shares or Series A Preferred Shares, as applicable, to the Company, at any time during usual business hours, at its principal place of business to be maintained by it (or such other office or agency of the Company as the Company may designate by notice in writing to the holders of the Series C Preferred Shares, Series B Preferred Shares or Series A Preferred Share, as applicable ).  In the event any certificates representing the Series C Preferred Shares, Series B Preferred Shares or Series A Preferred Shares, as applicable, are not surrendered to the Company on or before the Redemption Date, the Company shall be entitled to treat such certificates as lost.

5(d)                           Notwithstanding anything to the contrary contained herein, any holder of the Series C Preferred Shares, Series B Preferred Shares or Series A Preferred Shares, as applicable, may convert its Series C Preferred Shares, Series B Preferred Shares or Series A Preferred Shares, as applicable, into Ordinary Shares pursuant to Section 7(a) at any time prior to the payment of the Redemption Payment, whereupon only rights attaching to the Ordinary Shares as set forth in the Memorandum and Articles of Association shall apply.

VOTING RIGHTS;  ELECTION OF DIRECTORS

6(a)                            General.  The holders of the Series A Preferred Shares, the Series B Preferred Shares and the Series C Preferred Shares shall be entitled to vote, in person or by proxy, at a special or annual general meeting of shareholders or in any written consent in lieu of meeting, on all matters entitled to be voted on by holders of Ordinary Shares voting together as a single class (not as a separate class) with the Ordinary Shares (and with other shares entitled to vote thereon, if any).  With respect to any such vote, each Series A Preferred Share, each Series B Preferred Share and each Series C Preferred Share shall entitle the holder thereof to cast that number of votes as is equal to the number of votes that such holder would be entitled to cast had such holder converted its Series A Preferred Shares, Series B Preferred Shares or Series C Preferred Shares, as applicable, into Ordinary Shares pursuant to Section 7(a) below on the record date for determining the shareholders of the Company eligible to vote on any such matters.

6(b)                           Directors.  The Board of Directors shall comprise a maximum of six (6) directors.  For so long as Sequoia and CDH are Series A Preferred Shareholders, Sequoia and CDH shall each be entitled to elect one director of the Company (“Series A Directors”) and one non-voting observer to the Board of Directors of the Company (“Series A Observers”).  For so long as Matrix Partners VII, L.P. is a Series A Preferred Shareholder, Matrix Partners VII, L.P. shall each be entitled to elect one non-voting observer to the Board of Directors of the Company (also a “Series A Observer”).  For so long as Highland is a Series B Preferred Shareholder, Highland shall be entitled to elect one director of the Company (“Series B Directors”) and one non-voting observer to the Board of Directors of the Company (“Series B Observer”).  For so long as Redpoint is a Series B Preferred Shareholder, Redpoint shall be entitled to elect one non-voting observer to the Board of Directors of the Company (also a “Series B Observer”).  For so long as Trustbridge Partners III, L.P. is a Series C Preferred Shareholder, it shall be entitled to elect one non-voting observer to the Board of Directors of the Company (the “Series C Observer”).  Holders of Ordinary Shares, voting as a single class, shall be entitled to elect a maximum of three (3) directors (“Founder Directors”).  The Series A Observers, the Series B Observers and the Series C Observer shall be entitled to receive notice of all meetings of Directors and of all meetings of committees of Directors of which the Series A Directors or the Series B Director, as applicable, are a member, and to attend every such meeting, and all materials provided to the directors in connection with such meetings.  The Board of Director meetings shall be held not less often than once per quarter.  Without the approval of the Board of Directors, the Company shall not, and the Company shall cause each of its Subsidiaries not to, approve, consent to or otherwise ratify any amendments, modifications or changes to the control arrangements with the Subsidiaries, or any commitment to enter into any such control arrangements with the Subsidiaries.

6(c)                            Protective Provisions.  For so long as any Series B Preferred Shares and any Series C Preferred Shares remain outstanding, without the approval of holders of at least 66 2/3% of the issued and outstanding Series B Preferred Shares and Series C Preferred Shares, voting together as a single class but not as a separate class, the Company shall not, and the Company shall cause each of its

Subsidiaries not to, approve, consent to or otherwise ratify any of the following actions which shall be considered class rights:

(i)                                     alter or change, or engage in any action which would adversely effect, the rights, preferences or privileges of the Series B Preferred Shares and/or the Series C Preferred Shares;

(ii)                                  authorize or issue any equity security (including any security convertible into or exchangeable for any equity security) senior to or on a parity with the Series B Preferred Shares and/or the Series C Preferred Shares including, without limitation, as to dividend rights or redemption rights or liquidation preferences;

(iii)                               amend or waive any provision of the Company’s Memorandum and Articles in a manner that would alter or change the rights, preferences or privileges of the Series B Preferred Shares and/or the Series C Preferred Shares;

(iv)                              increase or decrease the authorized number of shares of Ordinary Shares and Preferred Shares;

(v)                                 result in the redemption or repurchase of any capital equity of the Company (other than Ordinary Shares pursuant to equity incentive agreements with service providers giving the Company the right to repurchase shares upon the termination of services);

(vi)                              result in any merger, consolidation, or other corporate reorganization, or any transaction or series of transactions in which 50% or more of the voting power of the Company or its Subsidiaries is transferred or in which all or substantially all of the assets of the Company or its Subsidiaries, as applicable, are sold;

(vii)                           increase or decrease the authorized size of the Company’s Board of Directors;

(viii)                        result in the payment or declaration of any dividend on any shares of Ordinary Shares;

(ix)                                issue any debt securities or make any borrowings in a series of transactions relating to the same subject matter in excess of US$300,000;

(x)                                   acquire any business in a series of transactions relating to the same subject matter for a price in excess of US$300,000;

(xi)                                appoint the Chief Executive Officer of the Company;

(xii)                             acquire any assets in a series of transactions relating to the same subject matter with a value in excess of US$500,000;

(xiii)                          engage in any Related Party transaction; and/or

(xiv)                         commit to enter or enter into any agreement to do any of the above.

provided, however, that if no approval or disapproval is given to the Company after the expiration of a 20 Business Day period from the date of the receipt by the holders of Series B Preferred Shares or Series C Preferred Shares (as the case may be) of a written notice delivered by the Company in accordance with Section 8.1 of the Shareholders Agreement, such notice to include all material information available to the Group Companies and their management in connection with such action, the approval shall be deemed to have been properly granted.

6(d)                           Protective Provisions.  For so long as any Series A Preferred Shares remain outstanding, without the approval of holders of at least 75% of the issued and outstanding Series A Preferred Shares, voting together as a separate class, the Company shall not, and the Company shall cause each of its Subsidiaries not to, approve, consent to or otherwise ratify any of the following actions which shall be considered class rights:

(i)                                     alter or change the rights, preferences or privileges of the Series A Preferred Shares;

(ii)                                  authorize or issue any equity security senior to or on a parity with the Series A Preferred Shares as to dividend rights or redemption rights or liquidation preferences;

(iii)                               amend or waive any provision of the Company’s Memorandum and Articles in a manner that would alter or change the rights, preferences or privileges of the Series A Preferred Shares;

(iv)                              increase or decrease the authorized number of shares of Ordinary Shares and Preferred Shares;

(v)                                 result in the redemption or repurchase of any shares of Ordinary Shares (other than pursuant to equity incentive agreements with service providers giving the Company the right to repurchase shares upon the termination of services);

(vi)                              result in any merger, consolidation, or other corporate reorganization, or any transaction or series of transactions in which in excess of 50% of the voting power of the Company or its Subsidiaries is transferred or in which all or substantially all of the assets of the Company or its Subsidiaries, as applicable, are sold;

(vii)                           increase or decrease the authorized size of the Company’s Board of Directors;

(viii)                        result in the payment or declaration of any dividend on any shares of Ordinary Shares;

(ix)                                issue any debt securities or make any borrowings in a series of transactions relating to the same subject matter in excess of US$300,000;

(x)                                   acquire any business in a series of transactions relating to the same subject matter for a price in excess of US$300,000;

(xi)                                appoint the Chief Executive Officer of the Company;

(xii)                             acquire any assets in a series of transactions relating to the same subject matter with a value in excess of US$500,000;

(xiii)                          engage in any Related Party transaction; and/or

(xiv)                         commit to enter or enter into any agreement to do any of the above.

provided, however, that if no approval or disapproval is given to the Company after the expiration of a 20 Business Day period from the date of the receipt by the holders of Series A Preferred Shares of a written notice delivered by the Company in accordance with Section 8.1 of the Shareholders

Agreement, such notice to include all material information available to the Group Companies and their management in connection with such action, the approval shall be deemed to have been properly granted.

CONVERSION

7(a)                            Optional Conversion.  Any holder of the Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares shall have the right, at its option, at any time and from time to time, to convert, subject to the terms and provisions of this Section 7, any or all of such holder’s Series A Preferred Shares, Series B Preferred Shares and/or Series C Preferred Shares, as applicable, into such number of fully paid and non-assessable Ordinary Shares as is determined by dividing (i) the Series A Subscription Price by the then effective Conversion Price for the Series A Preferred Shares, or (ii) the Series B Subscription Price by the then effective Conversion Price for the Series B Preferred Shares, or (iii) the Series C Subscription Price by the then effective Conversion Price for the Series C Preferred Shares, as applicable. The Conversion Price for any Series A Preferred Shares shall initially be equal to the Series A Subscription Price, which is subject to certain adjustment as set forth in Section 7(d).  The Conversion Price for any Series B Preferred Shares shall initially be equal to the Series B Subscription Price, which is subject to certain adjustment as set forth in Section 7(d). The Conversion Price for any Series C Preferred Shares shall initially be equal to the Series C Subscription Price, which is subject to certain adjustment as set forth in Section 7(d).  The conversion right shall be exercised by the surrender of certificate(s) representing the Series A Preferred Shares, Series B Preferred Shares and/or Series C Preferred Shares, to be converted to the Company (or lost certificate affidavit and an indemnification agreement) at any time during usual business hours at its principal place of business to be maintained by it (or such other office or agency of the Company as the Company may designate by notice in writing to holders of the Series A Preferred Shares, the holders of Series B Preferred Shares and the holders of Series C Preferred Shares), accompanied by written notice (which shall be irrevocable) that the holder has elected to convert such Series A Preferred Shares, Series B Preferred Shares or Series C Preferred Shares, as applicable and specifying the number of the Series A Preferred Shares, Series B Preferred Shares or Series C to be converted.  If required by the Company, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer in form reasonably satisfactory to the Company duly executed by the holder or its duly authorized legal representative and transfer tax stamps or funds therefor, , accompanied by certificates representing the Series A Preferred Shares, Series B Preferred Shares or Series C Preferred Shares, as applicable, which shall be surrendered for conversion and canceled by the Company.  As promptly as practicable after the surrender of certificates for any Series A Preferred Shares, Series B Preferred Shares or Series C Preferred Shares (or lost certificate affidavit and an indemnification agreement) but in any event no later than five (5) Business Days thereafter, the Company shall (subject to compliance with the applicable provisions of federal and state securities laws) deliver to the holder of such shares so surrendered certificate(s) representing the number of fully paid and nonassessable Ordinary Shares into which such shares are entitled to be converted and a copy of the register of members showing such Ordinary Shares.  At the time of the surrender of such certificate(s), the Company will hold the Series A Preferred Shares, the Series B Preferred Shares and Series C Preferred Shares, as applicable, in trust for the Person in whose name any certificate(s) for Ordinary Shares shall be issuable upon such conversion from the time of surrender until the register of members is updated.

7(b)                           Automatic Conversion.

(i)            Immediately upon the closing of a Qualified IPO or approval of the holder of at least 75% of the Series A Preferred Shares, each outstanding share of Series A Preferred Share shall be automatically converted, with no further action required to be taken by the Company or the holder thereof, into the number of fully paid and non-assessable Ordinary Shares in accordance with the then effective applicable Conversion Price.  The Company shall not be obligated to issue certificates for any Ordinary Shares issuable upon the automatic conversion of any Series A Preferred Shares unless the certificate or certificates evidencing such Series A Preferred Shares has either been delivered to the Company or any transfer agent for Series A Preferred Shares, or the holder has notified the Company or its transfer agent that such certificate has been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificate.  The Company shall, as soon as practicable after receipt of certificates for the converted Series A Preferred Shares, or satisfactory agreement for indemnification in the case of a lost certificate, promptly issue and deliver at its office to the holder thereof a certificate or certificates for the number of Ordinary Shares to which the holder is entitled.

(ii)           Immediately upon the closing of a Qualified IPO, each outstanding share of Series B Preferred Share shall be automatically converted, with no further action required to be taken by the Company or the holder thereof, into the number of fully paid and non-assessable Ordinary Shares in accordance with the then effective applicable Conversion Price.  The Company shall not be obligated to issue certificates for any Ordinary Shares issuable upon the automatic conversion of any Series B Preferred Shares unless the certificate or certificates evidencing such Series B Preferred Shares has either been delivered to the Company or any transfer agent for Series B Preferred Shares, or the holder has notified the Company or its transfer agent that such certificate has been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificate.  The Company shall, as soon as practicable after receipt of certificates for the converted Series B Preferred Shares, or satisfactory agreement for indemnification in the case of a lost certificate, promptly issue and deliver at its office to the holder thereof a certificate or certificates for the number of Ordinary Shares to which the holder is entitled.

(iii)         Immediately upon the closing of a Qualified IPO, each outstanding share of Series C Preferred Share shall be automatically converted, with no further action required to be taken by the Company or the holder thereof, into the number of fully paid and non-assessable Ordinary Shares in accordance with the then effective applicable Conversion Price.  The Company shall not be obligated to issue certificates for any Ordinary Shares issuable upon the automatic conversion of any Series C Preferred Shares unless the certificate or certificates evidencing such Series C Preferred Shares has either been delivered to the Company or any transfer agent for Series C Preferred Shares, or the holder has notified the Company or its transfer agent that such certificate has been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificate.  The Company shall, as soon as practicable after receipt of certificates for the converted Series C Preferred Shares, or satisfactory agreement for indemnification in the case of a lost certificate, promptly issue and deliver at its office to the holder thereof a certificate or certificates for the number of Ordinary Shares to which the holder is entitled.

7(c)                            Termination of Rights; Conversion Mechanics and Reservation.

(i)                                     On the date of an optional conversion pursuant to Section 7(a) or of an automatic conversion pursuant to Section 7(b), all rights with respect to the Series A Preferred Shares, Series B Preferred Shares or Series C Preferred Shares (as applicable) so converted, including the rights, if any, to receive notices and vote, shall terminate, except only the rights of holders thereof to (i) receive certificates for the number of Ordinary Shares into which such Series A Preferred Shares,  Series B Preferred Shares or Series C Preferred Shares, as applicable, have been converted and (ii) exercise the rights to which they are entitled as holders of Ordinary Shares.

(ii)                                  Conversion of the Series A Preferred Shares, the Series B Preferred Shares and the Series C Preferred Shares, as applicable, under this Section 7 shall be effected in such manner as the directors of the Company shall from time to time determine.  Without prejudice to the generality of the foregoing, any of the Series A Preferred Shares, the Series B Preferred Shares and the Series C Preferred Shares, as applicable, to be converted under this Section 7 may be effected by redemption or repurchase of such Series A Preferred Shares, Series B Preferred Shares or Series C Preferred Shares, as applicable, out of (A) the capital paid up on such Series A Preferred Shares, Series B Preferred Shares or Series C Preferred Shares, as applicable, or (B) the funds of the Company which would otherwise be available for dividend or distribution or (C) the proceeds of a fresh issue of shares made for the purpose, or any combination of (A), (B) and/or (C), with the proceeds of redemption or repurchase thereof applied as payment in full for the subscription of the relevant number of Ordinary Shares.

7(d)                           Conversion Price Adjustments.  The Conversion Price, and the number and type of securities to be received upon conversion of the Series A Preferred Shares, Series B Preferred Shares or Series C Preferred Shares, as applicable, shall be subject to adjustment as follows:

(i)                                     Dividend, Subdivision or Combination of Ordinary Shares.  In the event that the Company shall at any time or from time to time, prior to conversion of the Series A Preferred Shares, Series B Preferred Shares or Series C Preferred Shares, as applicable, (x) subdivide the outstanding Ordinary Shares into a larger number of shares of Ordinary Shares, whether by share split or by payment of dividends in Ordinary Shares on the outstanding Ordinary Shares, or (y) combine the outstanding Ordinary Shares into a smaller number of shares (other than any such event for which an adjustment is made pursuant to another clause of this Section 7(d)), then, and in each such case, the applicable Conversion Price in effect immediately prior to such event shall, concurrently with the effectiveness of such split or combination, be adjusted proportionately.  For the avoidance of doubt, no adjustment shall be made to the applicable Conversion Price in effect if the Series A Preferred Shares, Series B Preferred Shares or Series C Preferred Shares are ratably split or combined simultaneously with the subdivision or combination of the outstanding Ordinary Shares.

(ii)                                  Reclassification, Exchange and Substitution.  If the Ordinary Shares issuable upon conversion of the Series A Preferred Shares, Series B Preferred Shares or Series C Preferred Shares, as applicable, shall be changed into the same or a different number of shares of any other class or classes of shares, whether by capital reorganization, reclassification or otherwise (other than share subdivision or combination), the applicable Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted such that the Series A Preferred Shares, Series B Preferred Shares or Series C Preferred Shares, as applicable, shall be convertible into, in lieu of the number of Ordinary Shares which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of shares equivalent to the number of Ordinary Shares that such holders would otherwise have received upon conversion of the Series A Preferred Shares, Series B Preferred Shares or Series C Preferred Shares, as applicable, immediately before that change.

(iii)                               Issuance of Ordinary Shares below the applicable Conversion Price.

(A)          If the Company shall at any time or from time to time prior to conversion of the Series A Preferred Shares, Series B Preferred Shares or Series C Preferred Shares, as applicable, issue or sell any Ordinary Shares (or deemed to be issued as set forth in Section 7(d)(iv)) for no consideration or for a consideration per share less than the applicable Conversion Price then in effect for the Series A Preferred Shares, Series B Preferred Shares or Series C Preferred Shares immediately prior to such issue, then and in such event, such applicable Conversion Price for the Series A Preferred Shares, Series B Preferred Shares or Series C Preferred Shares shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) which shall be determined in accordance with the following formula:

Where

CP1 =                                      the adjusted applicable Conversion Price for the Series A Preferred Shares, Series B Preferred Shares or Series C Preferred Shares

CP0 =                                      the applicable Conversion Price for the Series A Preferred Shares, Series B Preferred Shares or Series C Preferred Shares in effect immediately prior to the dilutive issuance of additional securities.

CSO =                                   the total number of shares of Ordinary Shares outstanding immediately prior to the dilutive issuance of additional securities.

AC =                                           the total consideration (measured in dollars) received by the Company for issue of the additional securities.

AS =                                             the total number of additional securities.

For the purposes of this Section, in arriving at the adjusted applicable Conversion Price, Ordinary Shares outstanding shall include (i) Ordinary Shares issuable upon conversion of all the Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares then issued and outstanding and (ii) Ordinary Shares issuable upon conversion, exercise or exchange of all Ordinary Share Equivalents then issued and outstanding.

(B)           Such adjustment shall be made whenever such Ordinary Shares are issued, and shall become effective retroactively (x) in the case of an issuance to the shareholders of the Company, as such, to a date immediately following the close of business on the record date for the determination of shareholders entitled to receive such Ordinary Shares and (y) in all other cases, on the date of such issuance; provided, however, that the determination as to whether an adjustment is required to be made pursuant to this Section 7(d)(iii) shall only be made upon the issuance of Ordinary Shares, and not upon the issuance of any security into which the Ordinary Share Equivalents convert, exchange or may be exercised.

(iv)                              Deemed Issuance of Ordinary Shares.  The Conversion Price adjustment formula specified in Section 7(d)(iii) shall be applicable to the following deemed issuance of Ordinary Shares:

(A)          In case at any time the Company shall grant any rights to subscribe for, or any rights or options to purchase, Convertible Securities, whether or not such rights or options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Ordinary Shares are issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities (determined by dividing (x) the total amount, if any, received or receivable by the Company as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of such rights or options, plus, in the case of any such rights or options which relate to such Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (y) the total maximum number of shares of Ordinary Shares issuable upon the exercise of such rights or options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options) shall be less than the Conversion Price then in effect immediately prior to the time of the granting of such rights or options, then the total maximum number of shares of Ordinary Shares issuable upon the exercise of such rights or options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such rights or options shall (as of the date of granting of such rights or options) be deemed to be outstanding and to have been issued for such price per share.

(B)           In case at any time the Company shall issue or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Ordinary Shares are issuable upon such conversion or exchange (determined by dividing (x) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (y) the total maximum number of shares of Ordinary Shares issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the applicable Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Ordinary Shares issuable upon conversion or exchange of such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued for such price per share; provided that if any such issue or sale of such Convertible Securities is made upon exercise of any rights to subscribe for or to purchase or any option to purchase any such Convertible Securities for which adjustments of the Conversion Price have been or are to be made pursuant to other provisions of this Section 7(d)(iv), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

(C)           In case at any time any shares of Ordinary Shares or Convertible Securities or any rights or options to purchase any such Ordinary Shares, or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor.  In case any shares of Ordinary Shares or Convertible Securities or any rights or options to purchase any such Ordinary Shares or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined by the board of directors.

(v)                                 Exempted Issuances. Notwithstanding the provisions of Sections 7(d)(iii) and (iv), no Conversion Price shall be adjusted for the following issuances of securities:

(A)          issuance of 32,603,760 Series A Preferred Shares pursuant to the Series A Share Subscription Agreement (which have been issues on January 26, 2006 and on May 16, 2006 respectively);

(B)           issuance of 37,878,789 Series B Preferred Shares pursuant to the Series B Share Subscription Agreement (which have been issues on November 7 , 2006);

(C)           Issuance of 7,831,467 Series C Preferred Shares pursuant to the Series C Share Subscription Agreement;

(D)          issuance of 3,517,544 restricted Ordinary Shares to Young Vision as part of the Founder Equity Pool, 2,125,176 as part of the consideration for the purchase of Beijing Star World Technology Co Ltd, and/or grant of options for purchasing up to 6,747,424  Ordinary Shares to employees, officers, advisors or consultants of any Group Companies pursuant to a share option plan approved by the Compensation Committee and options to purchase up to 587,060 Ordinary Shares to CRP Holding Limited;

(E)           share split or share dividend or issuance of shares in connection with any recapitalization that would not affect the respective percentage of equity interests of Shareholders in the Company;

(F)           Shares issued upon exercise, conversion or exchange of any Ordinary Share Equivalents previously issued (including the Series A Preferred Shares, the Series B Preferred Shares and the Series C Preferred Shares);

(G) Ordinary Shares issued in consideration of an acquisition or a merger approved by the Board of Directors in accordance with the terms of the Shareholders Agreement, including at least one Series A Director and the Series B Director;

(H)          Ordinary Shares issued in a Qualified IPO;

 (I)           Shares issued to strategic investors for Series C Preferred Shares with aggregate proceeds of no more than US$10 million pursuant to Section 2.5 of the Series C Share Subscription Agreement; and/or;

(J)            Shares issued pursuant to the consent in writing of holders of all Shares of the Company.

(vi)                              Payment of Damages. Notwithstanding anything to the contrary, and in addition to any other adjustment pursuant to Section 7(d) hereof, in case the legally available funds of the Indemnifying Parties (as defined in Section 8.1 of the Series A Share Subscription Agreement, Section 8.1(d) of the Series B Share Subscription Agreement and Section 8.1(a) of the Series C Share Subscription Agreement, as the case may be) are not sufficient to indemnified the Indemnified Parties (as defined in Section 8.1 of the Series A Share Subscription Agreement, Section 8.1(a) of the Series B Share Subscription Agreement and

of the Series C Share Subscription Agreement, as the case may be) pursuant to Section 8.1 of the Series A Share Subscription Agreement, the Series B Share Subscription Agreement or the Series C Share Subscription Agreement, as the case may, at the election of the holders of Series C Preferred Shares, Series B Preferred Shares or Series A Preferred Shares, as the case may be, the Conversion Price of the Series C Preferred Shares, the Series B Preferred Shares and the Series A Preferred Shares, and the number and type of securities to be received upon conversion of the Series C Preferred Shares, the Series B Preferred Shares and Series A Preferred Shares, shall be adjusted to reflect a reduction of the amount of Damages (as defined in the Series A Share Subscription Agreement, the Series B Share Subscription Agreement and Series C Share Subscription Agreement as the case may be) which were not paid to the Indemnified Parties in cash, from the valuation of the Company on (aa) the Series C Subscription Date (i.e. US$400,000,000) with respect to the Series C Preferred Shares, (bb) on the Series B Subscription Date (i.e. US$95,000,000) with respect to the Series B Preferred Shares, and (cc) the Series A Subscription Date (i.e.  US$50,000,000) with respect to the Series A Preferred Shares, as applicable.

(vii)                           No Adjustment.  Notwithstanding anything herein to the contrary, no adjustment under this Section 7(d) need be made to the applicable Conversion Price (A) for issuances or deemed issuance of Ordinary Shares as stated in Sections 7(d)(iii) and 7(d)(iv) or (B) if the Company receives written notice from the holders of a majority of the outstanding Series A Preferred Shares, the Series B Preferred Shares or Series C Preferred Shares, as applicable, that no such adjustment is required.

7(e)                            Certificate as to Adjustments.  Upon any adjustment in the applicable Conversion Price, the Company shall within a reasonable period (not to exceed ten (10) days) following any of the foregoing transactions deliver to each registered holder of the Series A Preferred Shares, Series B Preferred Shares or Series C Preferred Shares, as applicable, a certificate, signed by (i) the Chief Executive Officer of the Company and (ii) the Chief Financial Officer of the Company, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Conversion Price then in effect following such adjustment.

7(f)                              Notices.  In case at any time or from time to time (i) there shall be any reclassification or reorganization, (ii) there shall occur a Qualified IPO; or (iii) there shall be a Liquidation or Sale Transaction, then the Company shall mail to each holder of the Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares at such holder’s address as it appears on the transfer books of the Company, as promptly as possible but in any event at least ten (10) Business Days prior to the earliest applicable date hereinafter specified, a notice stating the date on which such reclassification or reorganization, Qualified IPO, or Liquidation or Sale Transaction is expected to become effective.

7(g)                           Reservation of Ordinary Shares.  The Company shall at all times reserve and keep available for issuance upon the conversion of the Series A Preferred Shares, the Series B Preferred Shares and the Series C Preferred Shares, such number of its authorized but unissued Ordinary Shares as will from time to time be sufficient to permit the conversion of all outstanding Series A Preferred Shares, Series B Preferred Shares and the Series C Preferred Shares, and shall take all action to increase the authorized number of Ordinary Shares if at any time there shall be insufficient authorized but unissued Ordinary Shares to permit such reservation or to permit the conversion of all outstanding Series A Preferred Shares, Series B Preferred Shares and the Series C Preferred Shares; provided that the holders of the Series A Preferred Shares, the Series B Preferred Shares

and the Series C Preferred Shares vote such shares in favor of any such action that requires a vote of shareholders.

7(h)                           No Conversion Tax or Charge.  The issuance or delivery of certificates for Ordinary Shares upon the conversion of the Series A Preferred Shares, Series B Preferred Shares or the Series C Preferred Shares, as applicable, shall be made without charge to the converting holder thereof for such certificates or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby, and such certificates shall be issued or delivered in the respective names of, or (subject to compliance with the applicable provisions of applicable securities laws) in such names as may be directed by, the holders of the Series A Preferred Shares, Series B Preferred Shares or the Series C Preferred Shares, as applicable, converted; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the Series A Preferred Shares, Series B Preferred Shares or the Series C Preferred Shares, as applicable, converted, and the Company shall not be required to issue or deliver such certificate unless or until the Person or Persons requesting the issuance or delivery thereof shall have paid to the Company the amount of such tax or shall have established to the reasonable satisfaction of the Company that such tax has been paid.

7(i)                               Fractional Shares.  No fractional shares of Ordinary Shares shall be issued upon conversion of the Series A Preferred Shares, the Series B Preferred Shares or the Series C Preferred Shares.  In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the Fair Market Value of a share of Ordinary Shares as determined in good faith by the Board of Directors of the Company.  Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Shares, Series B Preferred Shares or the Series C Preferred Shares the holder is at the time converting into Ordinary Shares and the aggregate number of shares of Ordinary Shares issuable upon such conversion.

DISCREPANCIES

8                                          If there is any discrepancy between any provision of this Schedule and any other provision contained in the Memorandum and Articles the provisions of this Schedule shall prevail.

BUSINESS DAY

9                                          If any payment shall be required by the terms hereof to be made on a day that is not a Business Day, such payment shall be made on the immediately succeeding Business Day.

Appendix B

EXECUTION COPY

SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

by and among

(1)                          QIHOO TECHNOLOGY COMPANY LIMITED

and

(2)                          SEQUOIA CAPITAL CHINA I, L.P.

(3)                          SEQUOIA CHINA CAPITAL PARTNERS FUND I, L.P.

(4)                          SEQUOIA CHINA CAPITAL PRINCIPALS FUND I, L.P.

(5)                          CDH NET TECHNOLOGY LIMITED

(6)                          GMO VENTUREPARTNERS INVESTMENT LIMITED PARTNERSHIP

(7)                          IDG TECHNOLOGY VENTURE INVESTMENT III, L.P.

(8)                          JOINWAY INVESTMENTS LIMITED

(9)                          MATRIX PARTNERS VII, L.P.

(10)                    WESTON & CO. VII LLC

(11)                    HIGHLAND CAPITAL PARTNERS VI LIMITED PARTNERSHIP

(12)                    HIGHLAND CAPITAL PARTNERS VI-B LIMITED PARTNERSHIP

(13)                    HIGHLAND ENTREPRENEURS’ FUND VI LIMITED PARTNERSHIP

(14)                    REDPOINT VENTURES III, L.P.

(15)                    REDPOINT ASSOCIATES III, LLC

(16)                    TRUSTBRIDGE PARTNERS III, L.P.

(17)                    ZERO2IPO CHINA FUND II, L.P.

Dated: January 8, 2010

1.	Definitions		2
2.	General; Securities Subject to this Agreement		6
	2.1.	Grant of Rights	6
	2.2.	Registrable Securities	6
	2.3.	Holders of Registrable Securities	7
3.	Demand Registration		7
	3.1.	Request for Demand Registration	7
	3.2.	Effective Demand Registration	8
	3.3.	Underwriting Procedures	8
	3.4.	Selection of Underwriters	9
4.	Company Registration		9
	4.1.	Request for Company Registration	9
	4.2.	Subsequent Company Registration Right	10
5.	Form F-3 Registration		10
	5.1.	Request for a Form F-3 Registration	10
	5.2.	Form F-3 Underwriting Procedures	11
	5.3.	No limitations on Form F-3 Registration	11
	5.4.	No Demand Registration	12
6.	Restrictions on Public Sale by the Company		12
7.	Transfer of Registration Rights		12
8.	Registration Procedures		13
	8.1.	Obligations of the Company	13
	8.2.	Seller Information	16
	8.3.	Notice to Discontinue	16
	8.4.	Registration Expenses	17
9.	Indemnification; Contribution		18
	9.1.	Indemnification by the Company	18
	9.2.	Indemnification by Holders	18
	9.3.	Conduct of Indemnification Proceedings	19
	9.4.	Contribution	19
10.	Additional Covenants		20
	10.1.	Rule 144	20
	10.2.	ADSs	20
	10.3.	Non-U.S. Listings	21
11.	Miscellaneous		21

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11.1.	Recapitalizations, Exchanges, etc	21
11.2.	No Inconsistent Agreements	21
11.3.	Remedies	21
11.4.	Amendments and Waivers	22
11.5.	Notices	22
11.6.	Successors and Assigns; Third Party Beneficiaries	24
11.7.	Counterparts	24
11.8.	Headings	25
11.9.	GOVERNING LAW; CONSENT TO JURISDICTION	25
11.10.	Arbitration	25
11.11.	Severability	26
11.12.	Rules of Construction	26
11.13.	Entire Agreement	26
11.14.	Further Assurances	27
11.15.	Other Agreements	27

iii

EXECUTION COPY

SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

This SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT, dated January 8, 2010 (this “Agreement”), among:

(1)         Qihoo Technology Company Limited, an exempted company incorporated under the laws of the Cayman Islands (the “Company”); and

(2)         Sequoia China Capital I, L.P., a limited partnership registered under the laws of the Cayman Islands (“Sequoia Capital”); and

(3)         Sequoia Capital China Partners Fund I, L.P., a limited partnership registered under the laws of the Cayman Islands (“Sequoia Partners”); and

(4)         Sequoia Capital China Principals Fund I, L.P., a limited partnership registered under the laws of the Cayman Islands (“Sequoia Principals”, together with Sequoia Capital and Sequoia Partners, “Sequoia”); and

(5)         CDH Net Technology Limited, a company incorporated under the laws of the British Virgin Islands (“CDH”); and

(6)         GMO VenturePartners Investment Limited Partnership, a limited partnership registered under the laws of Japan (“GMO”); and

(7)         IDG Technology Venture Investment III, LP (“IDG”), a limited partnership registered under the laws of the State of Delaware; and

(8)         Joinway Investments Limited (“Joinway”), an exempted company incorporated under the laws of the British Virgin Islands; and

(9)         Matrix Partners VII L.P. , a limited partnership organized and existing under the laws of the State of Delaware (“Matrix”); and

(10)       Weston & Co. VII LLC, a limited liability company organized and existing under the laws of the State of Delaware (“Weston”); and

(11)       Highland Capital Partners VI Limited Partnership, a limited partnership (“Highland VI”); and

(12)       Highland Capital Partners VI-B Limited Partnership, a limited partnership (“Highland VI-B”); and

(13)       Highland Entrepreneurs’ Fund VI Limited Partnership, a limited partnership (“HEF”, together with Highland VI and Highland VI-B, “Highland”);

(14)       Redpoint Ventures III, L.P. (“Redpoint Ventures”);

(15)       Redpoint Associates III, LLC (“Redpoint Associates”, together with Redpoint Ventures, “Redpoint”); and

(16)       Trustbridge Partners III, L.P.  (“TBP”); and

(17)       Zero2IPO China Fund II, L.P. (“Zero2IPO”), a limited partnership registered under the laws of the Cayman Islands.

(each an “Investor”, and collectively, the “Investors”).

WHEREAS, pursuant to the Share Subscription Agreement dated January 19, 2006, as supplemented on May 16, 2006 (the “Series A Share Subscription Agreement”) as supplemented on May 16, 2006 by and among the Company certain of the Investors and other parties named therein, the Company issued and sold to such Investors an aggregate of 32,603,760 shares of Series A Convertible Participating Redeemable Preferred Shares, par value US $0.001 per share, of the Company (the “Series A Preferred Shares”);

WHEREAS, the Company, certain of the Investors and certain other shareholders entered into the Shareholders Agreement dated January 19, 2006, as amended on November 7, 2006 (the “Shareholders Agreement”), pursuant to which the parties thereto agreed to, among other things, certain first offer and tag-along rights, preemptive rights and certain corporate governance rights and obligations, and the Registration Rights Agreement dated January 19, 2006, as supplemented on May 16, 2006 and amended on November 7, 2006 (the “Existing Registration Rights Agreement”), pursuant to which the parties thereto agreed to grant registration rights with respect to certain securities;

WHEREAS, pursuant to the Share Subscription Agreement dated November 7, 2006 (the “Series B Share Subscription Agreement”), by and among the Company and certain of the Investors and other parties named therein, the Company issued and sold to the such Investors an aggregate of 37,878,789 Series B Convertible Participating Redeemable Preferred Shares, par value US $0.001 per share, of the Company (the “Series B Preferred Shares”);

WHEREAS, the Company, certain Investors and certain other parties entered into the Amended and Restated Shareholders Agreement (the “Amended and Restated Shareholders Agreement”) on November 7, 2006, pursuant to which the parties thereto agree to, among other things, certain first offer and tag-along rights, preemptive rights and certain corporate governance rights and obligations; and

WHEREAS, pursuant to the Share Subscription Agreement, dated as of December 22, 2009 (the “Series C Share Subscription Agreement”), by and among the Company, certain Investors and certain other parties described therein, the Company has agreed to issue and allot to certain Investors a certain number of Series C Convertible Participating Redeemable Preferred Shares, par value of US$0.001 per share, of the Company (the “Series C Preferred Shares”); and

WHEREAS, the Company, certain Investors and certain other parties entered into the Second Amended and Restated Shareholders Agreement (the “Second Amended and Restated Shareholders Agreement”) on December 22, 2009, pursuant to which the parties thereto agree to, among other things, certain first offer and tag-along rights, preemptive rights and certain corporate governance rights and obligations; and

WHEREAS, in order to induce certain Investors to purchase the Series C Preferred Shares, and to induce the Investors to enter into the Second Amended and Restated Shareholders

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Agreement, the Company has agreed to amend and restate the Registration Rights Agreement to grant registration rights with respect to the Registrable Securities (as hereinafter defined) as set forth in this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto amend and restate the Registration Rights Agreement in its entirety with this Agreement and agree as follows:

1.             Definitions

As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated below:

“ADSs” means American Depositary Shares, each of which will represent a certain number of Ordinary Shares.

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, the Person specified.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Amended and Restated Shareholders Agreement” has the meaning set forth in the recitals to this Agreement.

“Approved Underwriter” has the meaning set forth in Section 3.4 of this Agreement.

“Board of Directors” means the Board of Directors of the Company.

“Business” means the business as presently conducted or as currently contemplated to be conducted by the Company and/or any Affiliates thereof from time to time.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York, the Cayman Islands, Hong Kong or the PRC are authorized or required by law or executive order to close.

“CDH” has the meaning set forth in the preamble to this Agreement.

“Commission” means the United States Securities and Exchange Commission or any similar agency then having authority to enforce the Securities Act.

“Company” has the meaning set forth in the preamble to this Agreement.

“Company Registration” has the meaning set forth in Section 4.1 of this Agreement.

“Company Underwriter” has the meaning set forth in Section 4.1 of this Agreement.

“Competitor” means, in the good faith determination made by the Board of the Directors, (i) any Person that competes with the Company and/or any Affiliate thereof in the Business of the

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Company and/or any Affiliate thereof; and (ii) any shareholder of such Person except for a passive shareholder holding less than 3% of the outstanding shares of such Person if such Person is a publicly traded company.  For the purpose of this definition, the term “Competitor” shall not include the limited partners of any holder of Series A Preferred Shares, Series B Preferred Shares or Series C Preferred Shares.

“Control” (including the terms “controlling, “ “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Demand Registration” has the meaning set forth in Section 3.1 of this Agreement.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (or any successor rule thereto).

“Existing Registration Rights Agreement” has the meaning set forth in the recitals of this Agreement.

“F-3 Initiating Holders” has the meaning set forth in Section 5.1 of this Agreement.

“F-3 Registration” has the meaning set forth in Section 5.1 of this Agreement.

“GMO” has the meaning set forth in the preamble to this Agreement.

“HEF” has the meaning set forth in the preamble to this Agreement.

“Highland” has the meaning set forth in the preamble to this Agreement.

“Holder” means each of the Investors and any transferee to whom Registrable Securities have been transferred in accordance with Section 11.6 of this Agreement, other than a transferee to whom Registrable Securities have been transferred pursuant to a Registration Statement, Rule 144, or Regulation S under the Securities Act (or any successor rule thereto).

“Holders’ Counsel” has the meaning set forth in Section 8.1(a) of this Agreement.

“IDG” has the meaning set forth in the preamble to this Agreement.

“Indemnified Party” has the meaning set forth in Section 9.3 of this Agreement.

“Indemnifying Party” has the meaning set forth in Section 9.3 of this Agreement.

“Initial Public Offering” means the first bona fide firm commitment underwritten public offering either (a) with total offering proceeds to the Company of at least US$80 million before deduction of the underwriting commissions and expenses; or (b) with the approval of holders of 66 2/3% or more of the then issued and outstanding Preferred Shares of the Company.

“Initiating Holders” has the meaning set forth in Section 3.1 of this Agreement.

“Inspector” has the meaning set forth in Section 8.1(g) of this Agreement.

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“Investors” has the meaning set forth in the preamble to this Agreement.

“IPO Effectiveness Date” means the date upon which the Company closes its Initial Public Offering.

“Joinway” has the meaning set forth in the preamble to this Agreement.

“Liability” has the meaning set forth in Section 9.1 of this Agreement.

“NASD” means the National Association of Securities Dealers, Inc.

“Ordinary Share Equivalent” means any security or obligation which is by its terms, directly or indirectly, convertible, exchangeable or exercisable into or for Ordinary Shares, including, without limitation, the Preferred Shares, and any option, warrant or other subscription or purchase right with respect to Ordinary Shares or any Ordinary Share Equivalent.

“Ordinary Shares” means the Ordinary Shares, par value US$0.001 per share, of the Company or any other share capital of the Company into which such stock is reclassified or reconstituted and any other ordinary shares of the Company.

“Person” means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

“Preferred Shares” means the Series A Preferred Shares, the Series B Preferred Shares and the Series C Preferred Shares.

“Records” has the meaning set forth in Section 8.1(g) of this Agreement.

“Redpoint Ventures” has the meaning set forth in the preamble to this Agreement.

“Redpoint Associates” has the meaning set forth in the preamble to this Agreement.

“Redpoint” has the meaning set forth in the preamble to this Agreement.

“Registrable Securities” means (a) the Ordinary Shares issued or issuable upon conversion of the Series A Preferred Shares, the Series B Preferred Shares and/or the Series C Preferred Shares; and (b) the Ordinary Shares issued or issuable with respect to the Registrable Securities by way of share dividend, share splits or share combinations in connection with recapitalization, merger, consolidation, reorganization or otherwise or any Ordinary Shares or voting securities upon conversion, exercise or exchange thereof.

“Registration Expenses” has the meaning set forth in Section 8.4 of this Agreement.

“Registration Statement” means a Registration Statement filed pursuant to the Securities Act.

“Rule 144” means Rule 144 as promulgated by the Commission under Securities Act as such Rule may be amended from time to time (or any successor rule thereto).

5

“Second Amended and Restated Shareholders Agreement” has the meaning set forth in the recitals to this Agreement.

“Sequoia” has the meaning set forth in the preamble to this Agreement.

“Sequoia Capital” has the meaning set forth in the preamble to this Agreement.

“Sequoia Partners” has the meaning set forth in the preamble to this Agreement.

“Sequoia Principals” has the meaning set forth in the preamble to this Agreement.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder (or any successor rule thereto).

“Series A Preferred Shares” has the meaning set forth in the recitals to this Agreement.

“Series A Share Subscription Agreement” has the meaning set forth in the recitals to this Agreement.

“Series B Preferred Shares” has the meaning set forth in the recitals to this Agreement.

“Series B Share Subscription Agreement” has the meaning set forth in the recitals to this Agreement.

“Series C Preferred Shares” has the meaning set forth in the recitals to this Agreement.

“Series C Share Subscription Agreement” has the meaning set forth in the recitals to this Agreement.

“Valid Business Reason” has the meaning set forth in Section 3.1 of this Agreement.

2.             General; Securities Subject to this Agreement

2.1.         Grant of Rights

The Company hereby grants registration rights to the Holders upon the terms and conditions set forth in this Agreement.

2.2.         Registrable Securities

For the purposes of this Agreement, Registrable Securities will cease to be Registrable Securities, when: (i) a Registration Statement covering such Registrable Securities has been declared effective under the Securities Act by the Commission and such Registrable Securities have been disposed of pursuant to such effective Registration Statement; (ii) the entire amount of the Registrable Securities owned by a Holder may be sold in a single sale, in the opinion of counsel satisfactory to the Company and such Holder, each in their reasonable judgment, without any limitation as to volume pursuant to Rule 144; or (iii) the Registrable Securities are proposed to be sold or distributed by a Person not entitled to the registration rights granted by this Agreement.

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2.3.         Holders of Registrable Securities

A Person is deemed to be a holder of Registrable Securities whenever such Person owns of record Registrable Securities, or holds an option to purchase, or a security convertible into or exercisable or exchangeable for, Registrable Securities, whether or not such purchase, conversion, exercise or exchange has actually been effected.  If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company may act upon the basis of the instructions, notice or election received from the registered owner of such Registrable Securities and the Company shall not be liable to the Holders for any loss relating to or arising out of the Company’s good faith processing of the conflicting instructions notices or elections.  Registrable Securities issuable upon exercise of an option or upon conversion, exercise or exchange of another security shall be deemed outstanding for the purposes of this Agreement.

3.             Demand Registration

3.1.         Request for Demand Registration

At any time after the earlier to occur of: (i) June 30, 2011 or (ii) twelve (12) months after the effectiveness of the Company’s Initial Public Offering, Holders of at least 50% of the Registrable Securities then outstanding (the “Initiating Holders”) have the right to make a written request to the Company to register, and the Company shall use its best efforts to register, under the Securities Act (other than pursuant to a Registration Statement on Form F-4, S-4 or F-8 or S-8 or any successor thereto) (a “Demand Registration”), the amount of Registrable Securities stated in such request; provided, however, that the Company will not be required to effect any Demand Registration unless either (x) the Initiating Holders propose to sell at least 20% of their Registrable Securities or (y) the anticipated gross offering proceeds (calculated before deduction of any underwriting discounts and commissions) exceed US$5,000,000; and provided further, that the Company shall not be obligated (a) to effect more than two (2) Demand Registrations pursuant to this Section or (b) to effect any Demand Registration if the Company has, within the six (6) month period preceding such request, already effected a Demand Registration or F-3 Registration in which all of the Registrable Securities proposed to be sold by the Initiating Holders or F-3 Initiating Holders were registered and sold pursuant to the registration statement governing such Demand Registration or F-3 Registration, as the case may be, or in which the Holders had an opportunity to participate pursuant to the provisions of Section 4, other than a registration from which all or any portion of the Registrable Securities the Holders requested to be included in such registration were excluded or not sold.  For purposes of the preceding sentence, two or more Registration Statements filed in response to one demand shall be counted as one Demand Registration.  If the Board of Directors, in its good faith judgment, determines that any registration of Registrable Securities should not be made or continued because it would be materially detrimental to the Company and its shareholders for such registration to become effective or to remain effective as long as such registration would otherwise be required to remain effective because such action would (x) materially interfere with any material financing, acquisition, corporate reorganization or merger or other material transaction involving the Company, (y) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential or (z) render the Company unable to comply with requirements under the Securities Act or Exchange Act (each, a “Valid Business Reason”), then the Company may: (i) postpone filing a Registration Statement relating to a Demand Registration until such Valid Business Reason no longer exists, but in no event shall such postponement exceed ninety (90) days commencing from the date the Company

7

has reasonably decided to postpone filing such Registration Statement; and (ii) in case that a Registration Statement has been filed relating to a Demand Registration, if the Valid Business Reason has not resulted from actions taken by the Company primarily for the purpose of postponing filing of Registration Statement, the Company, upon the approval of a majority of the Board of Directors, may cause such Registration Statement to be withdrawn and its effectiveness terminated or may postpone amending or supplementing such Registration Statement.  The Company shall give written notice of its determination to postpone or withdraw a Registration Statement and of the fact that the Valid Business Reason for such postponement or withdrawal no longer exists, in each case, promptly after the occurrence thereof.  Notwithstanding anything to the contrary contained herein, the Company may not postpone or withdraw a filing under this Section 3.1 more than once in any twelve (12) month period.  Each request for a Demand Registration by the Initiating Holders shall state the amount of the Registrable Securities proposed to be sold and the intended method of disposition thereof.

3.2.                            Effective Demand Registration

The Company shall use its best efforts to cause any such Demand Registration to be filed within sixty (60) days after it receives a request for a Demand Registration under Section 3.1 hereof and to cause the registration statement covering such Demand Registration to be effective within six (6) months after it receives such request.  A registration shall not constitute a Demand Registration until it has become effective and remains continuously effective for the lesser of (i) the period during which all Registrable Securities registered in the Demand Registration are sold and (ii) 120 days; provided, however, that a registration shall not constitute a Demand Registration if (x) after such Demand Registration has become effective, such registration or the related offer, sale or distribution of Registrable Securities thereunder is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason not attributable to the Initiating Holders and such interference is not thereafter eliminated or (y) the conditions specified in the underwriting agreement, if any, entered into in connection with such Demand Registration are not satisfied or waived, other than by reason of a failure by the Initiating Holders.

3.3.                            Underwriting Procedures

If the Company or the Initiating Holders holding a majority of the Registrable Securities held by all of the Initiating Holders so elect, the Company shall use its best efforts to cause such Demand Registration to be in the form of a firm commitment underwritten offering and the managing underwriter or underwriters selected for such offering shall be the Approved Underwriter selected in accordance with Section 3.4.  In connection with any Demand Registration under this Section 3 involving an underwritten offering, none of the Registrable Securities held by any of the Holder making a request for inclusion of such Registrable Securities pursuant to Section 3.2 hereof shall be included in such underwritten offering unless such Holder accepts the terms of the offering as agreed upon by the Company, the Initiating Holders and the Approved Underwriter, and then only in such quantity as will not, in the opinion of the Approved Underwriter and subject to the reductions set forth below, jeopardize the success of such offering by the Initiating Holders.  If the Approved Underwriter advises the Company that the aggregate amount of Registrable Securities requested to be included in such offering is sufficiently large to have a material adverse effect on the success of such offering, then the Company shall include in such registration only the aggregate number of Registrable Securities that the Approved Underwriter believes may be sold without any such material adverse effect, and the amount of Registrable Securities shall be apportioned pro rata among all the selling Holders (including the

8

Initiating Holders) based on the number of Registrable Securities held by all such selling Holders.  Further, the amount of Registrable Securities held by all such selling Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from such underwriting.  Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the Demand Registration.

3.4.                            Selection of Underwriters

If any Demand Registration or F-3 Registration, as the case may be, of Registrable Securities is in the form of an underwritten offering, the Company shall select and retain an investment banking firm of international reputation to act as the managing underwriter of the offering (the “Approved Underwriter”).

4.                                      Company Registration

4.1.                            Request for Company Registration

If the Company proposes to file a Registration Statement under the Securities Act with respect to an offering by the Company for its own account (other than a Registration Statement on Form F-4, S-4 or S-8 or any successor thereto) or for the account of any shareholder of the Company other than the Holders, then the Company shall give written notice of such proposed filing to all Holders at least twenty (20) days before the anticipated filing date, and such notice shall describe the proposed registration and distribution and offer all such Holders the opportunity to register the number of Registrable Securities as each such Holder may request (a “Company Registration”).  The Company shall use its best efforts (within twenty (20) days of the notice provided for in the preceding sentence) to cause the managing underwriter or underwriters in the case of a proposed underwritten offering (the “Company Underwriter”) to permit each of the selling Holders who have requested in writing to participate in the Company Registration to include its or his Registrable Securities in such offering on the same terms and conditions as the securities of the Company or the such other shareholder, as the case may be, included therein.  In connection with any Company Registration under this Section 4.1 involving an underwritten offering, the Company shall not be required to include any Registrable Securities of a selling Holder in such underwritten offering unless such selling Holder thereof accepts the terms of the underwritten offering as agreed upon between the Company, such other shareholders, if any, and the Company Underwriter, and then only in such quantity as the Company Underwriter believes will not jeopardize the success of the offering by the Company.  If the Company Underwriter reasonably determines that the registration of all or part of the Registrable Securities which the selling Holders have requested to be included would materially and adversely affect the success of such offering, then the Company shall be required to include in such Company Registration, to the extent of the amount that the Company Underwriter believes may be sold without causing such material adverse effect, first, all of the securities to be offered for the account of the Company; second, the Registrable Securities to be offered for the account of the Holders pursuant to this Section 4, pro rata based on the number of Registrable Securities owned by each such selling Holder; and third, any other securities to be included in such offering.

4.2.                            Subsequent Company Registration Right

Without prior written consent of the Holders of at least 50% of the Registrable Securities outstanding at the time when such written consent is being sought, no shareholder of the Company, including without limitation all subsequent investors and existing shareholders of the

9

Ordinary Shares but excluding such Holders, shall be granted any registration rights similar to the Company Registration Rights on terms more favorable than those that the Holders in this Section 4 have.

5.                                      Form F-3 Registration.

5.1.                            Request for a Form F-3 Registration

Upon the Company becoming eligible for use of Form F-3 (or any successor form thereto) under the Securities Act in connection with a public offering of its securities, in the event that the Company shall receive from one or more of the Holders as a group (the “F-3 Initiating Holders”), a written request that the Company register, under the Securities Act on Form F-3 (or any successor form then in effect) (an “F-3 Registration”), all or a portion of the Registrable Securities owned by such F-3 Initiating Holders, the Company shall give written notice of such request to all the Holders (other than F-3 Initiating Holders which have requested an F-3 Registration under this Section 5.1) within ten (10) days upon its receipt of the F-3 Registration from the F-3 Initiating Holders, and such notice shall describe the proposed registration and offer all the Holders the opportunity to register the number of Registrable Securities as each such Holder may request in writing to the Company, given within ten (10) days after their receipt from the Company of the written notice of such registration.  If requested by the F-3 Initiating Holders, such F-3 Registration shall be for an offering on a continuous basis pursuant to Rule 415 under the Securities Act. With respect to each F-3 Registration, the Company shall, subject to Section 5.2, (i) include in such offering the Registrable Securities of the F-3 Initiating Holders and (ii) use its best efforts to (x) cause such registration pursuant to this Section 5.1 to become and remain effective as soon as practicable, but in any event not later than forty-five (45) days after it receives a request therefor and (y) include in such offering the Registrable Securities of the selling Holders (other than F-3 Initiating Holders which have requested an F-3 Registration under this Section 5.1) who have requested in writing to participate in such registration on the same terms and conditions as the Registrable Securities of the F-3 Initiating Holders included therein.

5.2.                            Form F-3 Underwriting Procedures

If the F-3 Initiating Holders so elect, the Company shall use its best efforts to cause such F-3 Registration pursuant to this Section 5 to be in the form of a firm commitment underwritten offering and the managing underwriter or underwriters selected for such offering shall be the Approved Underwriter selected in accordance with Section 3.4.  In connection with any F-3 Registration under Section 5.1 involving an underwritten offering, the Company shall not be required to include any Registrable Securities of a selling Holder in such underwritten offering unless such selling Holder thereof accepts the terms of the underwritten offering as agreed upon among the Company, the Approved Underwriter and the F-3 Initiating Holders, and then only in such quantity as such underwriter believes will not jeopardize the success of such offering by the F-3 Initiating Holders.  If the Approved Underwriter reasonably believes that the registration of all or part of the Registrable Securities which the F-3 Initiating Holders and the other selling Holders have requested to be included would materially and adversely affect the success of such public offering, then the Company shall be required to include in the underwritten offering, to the extent of the amount that the Approved Underwriter believes may be sold without causing such material adverse effect, and the amount of Registrable Securities to be included shall be apportioned pro rata based on the number of Registrable Securities owned by all the selling Holders (including the Initiating Holders).  Further, the amount of Registrable Securities held by

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all such selling Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from such underwriting.  Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the F-3 Registration.

5.3.                            No limitations on Form F-3 Registration

If the Board of Directors has a Valid Business Reason, the Company may (i) postpone filing a Registration Statement relating to a F-3 Registration until such Valid Business Reason no longer exists, but in no event for more than sixty (60) days, and (ii) in case a Registration Statement has been filed relating to a F-3 Registration, if the Valid Business Reason has not resulted from actions taken by the Company, the Company, upon the approval of a majority of the Board of Directors, may cause such Registration Statement to be withdrawn and its effectiveness terminated or may postpone amending or supplementing such Registration Statement.  The Company shall give written notice of its determination to postpone or withdraw a Registration Statement and of the fact that the Valid Business Reason for such postponement or withdrawal no longer exists, in each case, promptly after the occurrence thereof.  Notwithstanding anything to the contrary contained herein, the Company may not postpone or withdraw a filing due to a Valid Business Reason more than once in any twelve (12) month period.  In addition, there shall be no limit on the number of the registration that Holders may request pursuant to this Section 5 for so long as the anticipated gross offering proceeds to which the Form F-3 Registration relates (calculated before deduction of any underwriting discounts and commissions) exceed US$500,000; provided, however, that the Company shall not be required to effect any registration pursuant to Section 5.1: (i) within ninety (90) days after the effective date of any other Registration Statement of the Company; (ii) if within the twelve (12) month period preceding the date of such request, the Company has effected two (2) registrations on Form F-3 pursuant to Section 5.1; (iii) if Form F-3 is not available for such offering by the F-3 Initiating Holders; or (iv) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process effecting such registration, qualification or compliance.

5.4.                            No Demand Registration

No registration pursuant to Section 4 or requested by any F-3 Initiating Holder pursuant to this Section 5 shall be deemed a Demand Registration pursuant to Section 3.

6.                                      Restrictions on Public Sale by the Company

The Company agrees not to effect any public sale or distribution of any of its securities, or any securities convertible into or exchangeable or exercisable for such securities (except pursuant to registrations on Form F-4, S-4 or S-8 or any successor thereto), during the period beginning on the effective date of any Registration Statement in which the Holders of Registrable Securities are participating and ending on the earlier of (i) the date on which all Registrable Securities registered on such Registration Statement are sold and (ii) 120 days after the effective date of such Registration Statement (except as part of such registration).

7.                                      Transfer of Registration Rights

The registration rights as set forth in Sections 3, 4 and 5 may be transferred by the Holders to a third party if the Company is furnished, within reasonable time before the transfer, with a notice of such transfer, provided, however, that for any transfer made to a third party other

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than an Affiliate, Holders shall either transfer all the Registrable Securities held by them or at least 100,000 shares of the Registrable Securities held by them, provided always that no transfer of Registration Rights shall be effected if the transferee is a Competitor of the Company.  The term “Affiliate” herein shall include, without limiting the applicability of such term as defined in Section 1, constituent partners, members, shareholders of the Holders who agree to act through a single representative for purpose of exercising any rights and performing any obligations or taking any actions.

8.                                      Registration Procedures

8.1.                            Obligations of the Company

Whenever registration of Registrable Securities has been requested pursuant to Section 3, Section 4 or Section 5 of this Agreement, the Company shall use its best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of distribution thereof as quickly as practicable, and in connection with any such request, the Company shall, as expeditiously as possible:

(a)                                  prepare and file with the Commission a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of such Registrable Securities in accordance with the intended method of distribution thereof, and use its best efforts to cause such Registration Statement to become effective; provided, however, that (x) before filing a Registration Statement or prospectus or any amendments or supplements thereto, the Company shall provide counsel selected by the selling Holders holding a majority of the Registrable Securities being registered in such registration (“Holders’ Counsel”) and any other Inspector with an adequate and appropriate opportunity to review and comment on such Registration Statement and each prospectus included therein (and each amendment or supplement thereto) to be filed with the Commission; and (y) the Company shall notify the Holders’ Counsel and each seller of Registrable Securities of any stop order issued or threatened by the Commission and take all action necessary and appropriate to prevent the entry of such stop order or to remove it if entered;

(b)                                 prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the lesser of (x) 120 days and (y) such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold; provided, that if the F-3 Initiating Holders have requested that an F-3 Registration be for an offering on a continuous basis pursuant to Rule 415 under the Securities Act, then the Company shall keep such Registration Statement effective until all Registrable Securities covered by such Registration Statement have been sold; and shall comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

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(c)                                  furnish to each seller of Registrable Securities, prior to filing (or confidential submission, as applicable) a Registration Statement, at least one copy of such Registration Statement as is proposed to be filed (or confidentially submitted, as applicable),  and thereafter such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), and the prospectus included in such Registration Statement (including each preliminary prospectus) and any prospectus filed under Rule 424 under the Securities Act as each such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(d)                                 use its best efforts to register or qualify such Registrable Securities under such other applicable securities or “blue sky” laws of such jurisdictions as any seller of Registrable Securities may request, and to continue such qualification in effect in such jurisdiction for as long as permissible pursuant to the laws of such jurisdiction, or for as long as any such seller requests or until all of such Registrable Securities are sold, whichever is shortest, and do any and all other acts and things which may be reasonably necessary or advisable to enable any such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided, however, that the Company shall not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 8.1(d), (y) subject itself to taxation in any such jurisdiction or (z) consent to general service of process in any such jurisdiction;

(e)                                  notify each seller of Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Registration Statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and the Company shall promptly prepare a supplement or amendment to such prospectus and furnish to each seller of Registrable Securities a reasonable number of copies of such supplement to or an amendment of such prospectus as may be necessary so that, after delivery to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(f)                                    enter into and perform customary agreements (including an underwriting agreement in customary form with the Approved Underwriter or Company Underwriter, if any, selected as provided in Section 3, Section 4 or Section 5, as the case may be) and take such other actions as prudent and reasonably required in order to expedite or facilitate the disposition of such Registrable Securities, including causing its officers to participate in “road shows” and other information meetings organized by the Approved Underwriter or Company Underwriter;

(g)                                 make available at reasonable times for inspection by any seller of Registrable Securities, any managing underwriter participating in any disposition of such

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Registrable Securities pursuant to a Registration Statement, Holders’  Counsel and any attorney, accountant or other agent retained by any such seller or any managing underwriter (each, an “Inspector” and collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s and its subsidiaries’ officers, directors and employees, and the independent public accountants of the Company, to supply all information reasonably requested by any such Inspectors in connection with such Registration Statement.  Records that the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors (and the Inspectors shall confirm their agreement in writing in advance to the Company if the Company shall so request) unless (x) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the Registration Statement, (y) the release of such Records is ordered pursuant to a subpoena or other order from a court or governmental authority of competent jurisdiction or (z) the information in such Records was known to the Inspectors on a non-confidential basis prior to its disclosure by the Company or has been made generally available to the public.  Each seller of Registrable Securities agrees that it shall, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

(h)                                 if such sale is pursuant to an underwritten offering, obtain comfort letters dated the effective date of the Registration Statement and the date of the closing under the underwriting agreement from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters as Holders’ Counsel or the managing underwriter reasonably requests;

(i)                                     furnish, at the request of any seller of Registrable Securities on the date such securities are delivered to the underwriters for sale pursuant to such registration or, if such securities are not being sold through underwriters, on the date the Registration Statement with respect to such securities becomes effective, an opinion, dated such date, of counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the seller making such request, covering such legal matters with respect to the registration in respect of which such opinion is being given as the underwriters, if any, and such seller may reasonably request and are customarily included in such opinions;

(j)                                     comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable but no later than fifteen (15) months after the effective date of the Registration Statement, an earnings statement covering a period of twelve (12) months beginning after the effective date of the Registration Statement, in a manner which satisfies the provisions of Section 13 (a) of the Securities Act and Rule 158 thereunder;

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(k)                                  use its best efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed; provided that the applicable listing requirements are satisfied;

(l)                                     keep Holders’ Counsel advised in writing as to the initiation and progress of any registration under Section 3, Section 4 or Section 5 hereunder;

(m)                               cooperate with each seller of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the relevant securities exchange or the NASD; and

(n)                                 take all other steps reasonably necessary to effect the registration of the Registrable Securities contemplated hereby.

8.2.                            Seller Information

The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish, and such seller shall furnish, to the Company such information regarding the distribution of such securities as the Company may from time to time reasonably request in writing.

8.3.                            Notice to Discontinue

Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 8.1(e), such Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 8.1(e) and, if so directed by the Company, such selling Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such selling Holder’s possession, of the prospectus covering such Registrable Securities which is current at the time of receipt of such notice.  If the Company shall give any such notice, then the Company shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement (including, without limitation, the period referred to in Section 8.1(b) by the number of days during the period from and including the date of the giving of such notice pursuant to Section 8.1(e) to and including the date when sellers of such Registrable Securities under such Registration Statement shall have received the copies of the supplemented or amended prospectus contemplated by and meeting the requirements of Section 8.1(e).

8.4.                            Registration Expenses

The Company shall pay all expenses arising from or incident to its performance of, or compliance with, this Agreement, including, without limitation: (i) Commission, securities exchange and NASD registration and filing fees; (ii) all fees and expenses incurred in complying with securities or “blue sky” laws (including reasonable fees, charges and disbursements of counsel to any underwriter incurred in connection with “blue sky” qualifications of the Registrable Securities as may be set forth in any underwriting agreement); (iii) all printing, messenger and delivery expenses; and (iv) the fees, charges and expenses of counsel to the Company and of its independent public accountants and any other accounting fees, charges and

15

expenses incurred by the Company (including, without limitation, (x) any expenses arising from any comfort letters or, subject to the terms of Section 3.3 hereof, (y) any special audits incidental to or required by any registration or qualification, in which case the selling Holders shall bear ratably any expenses in excess of US$25,000 incurred for a special audit in connection with a Demand Registration) and the reasonable legal fees, charges and expenses incurred by one counsel selected by the Initiating Holders or the F-3 Initiating Holders, as the case may be, in the case of a Demand Registration or an F-3 Registration, for the Initiating Holders or the F-3 Initiating Holders, as the case may be, whether or not the registration pursuant to Section 3, 4 or 5 is declared effective or not; provided, however, that the Company shall not be required to pay for any expenses of a Demand Registration commenced pursuant to Section 3.1 if the registration request is subsequently withdrawn at the request of the Initiating Holders (in which case all Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration) other than because of (x) the existence of any facts about the Company that had not been known by the Initiating Holders at the time of the request of the Demand Registration or (y) an adverse change in market conditions, unless the Initiating Holders agree to forfeit their right to one Demand Registration pursuant to Section 3.1.  All of the expenses described in the preceding sentence of this Section 8.4 are referred to herein as “Registration Expenses.”  The selling Holders of Registrable Securities sold pursuant to a Registration Statement shall bear the expense of any broker’s commission or underwriter’s discount or commission relating to registration and sale of such selling Holders’ Registrable Securities and, subject to clause (iv) above, shall bear the fees and expenses of their own counsel.

9.                                      Indemnification; Contribution

9.1.                            Indemnification by the Company

The Company agrees to indemnify and hold harmless each Holder, its partners, directors, officers, affiliates and each Person who controls (within the meaning of Section 15 of the Securities Act) such Holder from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) (each, a “Liability” and collectively, “Liabilities”), arising out of or based upon any untrue, or allegedly untrue, statement of a material fact contained in any Registration Statement, preliminary or final prospectus, notification or offering circular, or any amendments or supplements thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading under the circumstances such statements were made, except insofar as such Liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission contained in such Registration Statement or final prospectus in reliance and in conformity with information concerning such Holder furnished in writing to the Company by such Holder expressly for use therein, including, without limitation, the information furnished to the Company pursuant to Section 9.2.

9.2.                            Indemnification by Holders

In connection with any Registration Statement in which any selling Holder is participating pursuant to Section 3, Section 4 or Section 5 hereof, each such selling Holder shall promptly furnish to the Company in writing such information with respect to such Holder as the Company may reasonably request or as may be required by law for use in connection with any such Registration Statement or prospectus and all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading or necessary to cause such Registration Statement not to omit a material fact with

16

respect to such Holder necessary in order to make the statements therein not misleading.  Each Holder agrees to, severally but not jointly, indemnify and hold harmless the Company, any underwriter retained by the Company and each Person who controls the Company or such underwriter (within the meaning of Section 15 of the Securities Act) from and against the Liability arising out of or based upon any untrue statement of a material fact or omission of a material fact that was made in reliance upon and in conformity with information with respect to such Holder furnished in writing to the Company by such Holder expressly for use in such Registration Statement or the final prospectus, including, without limitation, the information furnished to the Company pursuant to this Section 9.2; provided, however, that the total amount to be indemnified by such Holder pursuant to this Section 9.2 shall be limited to the net proceeds (after deducting the underwriters’ discounts and commissions) received by such Holder in the offering to which the Registration Statement or the final prospectus relates.

9.3.                            Conduct of Indemnification Proceedings

Any Person entitled to indemnification hereunder (the “Indemnified Party”) agrees to give prompt written notice to the indemnifying party (the “Indemnifying Party”) after the receipt by the Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; provided, however, that the failure so to notify the Indemnifying Party shall not relieve the Indemnifying Party of any Liability that it may have to the Indemnified Party hereunder (except to the extent that the Indemnifying Party is materially prejudiced or otherwise forfeits substantive rights or defenses by reason of such failure).  If notice of commencement of any such action is given to the Indemnifying Party as above provided, the Indemnifying Party shall be entitled to participate in and, to the extent it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such Indemnified Party.  The Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be paid by the Indemnified Party unless (i) the Indemnifying Party agrees to pay the same, (ii) the Indemnifying Party fails to assume the defense of such action with counsel reasonably satisfactory to the Indemnified Party or (iii) the named parties to any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and such parties have been advised by such counsel that either (x) representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct or (y) there may be one or more legal defenses available to the Indemnified Party which are different from or additional to those available to the Indemnifying Party.  In any of such cases, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all Indemnified Parties.  No Indemnifying Party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld.  No Indemnifying Party shall, without the consent of such Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Party is a party and indemnity has been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability for claims that are the subject matter of such proceeding.

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9.4.                            Contribution

If the indemnification provided for in this Section 8 from the Indemnifying Party is unavailable to an Indemnified Party hereunder in respect of any Liabilities referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such Liabilities, as well as any other relevant equitable considerations.  The relative faults of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action.  The amount paid or payable by a party as a result of the Liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 9.1, 9.2 and 9.3, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding; provided that the total amount to be contributed by such Holder shall be limited to the net proceeds (after deducting the underwriters’ discounts and commissions) received by such Holder in the offering.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 9.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

10.                               Additional Covenants

10.1.                     Rule 144

The Company covenants that from and after the IPO Effectiveness Date it shall (i) file any reports required to be filed by it under the Exchange Act and (ii) take such further action as each Holder may reasonably request (including, without limitation, providing any information necessary to comply with Rule 144 under the Securities Act), all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (x) Rule 144, or Regulation S under the Securities Act or (y) any similar rules or regulations hereafter adopted by the Commission.  The Company shall, upon the request of any Holder, deliver to such Holder a written statement as to whether it has complied with such requirements.

10.2.                     ADSs

In the event that the Company pursues an offering or listing of ADSs in the United States, the Company will file a Registration Statement on Form F-6 which registers a number of ADSs that is sufficient to allow the Holders to exercise their rights under, and sell their Registrable Securities in the United States in the manner contemplated by, Sections 3, 4 and 5 of this Agreement.  In the event that the depositary of ADSs imposes any fees or expenses on any Holder in connection with the deposit by such selling Holder of its Registrable Securities in exchange for ADSs made by such selling Holder for any reason, the Company shall pay all such fees and expenses.

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10.3.                     Non-U.S. Listings

In the event that the Ordinary Shares are listed on any securities exchange outside the United States, the Company shall (i) use all reasonable and diligent efforts to cause all Ordinary Shares issued or issuable upon conversion of the Preferred Shares, and all other Ordinary Shares held by the Holders, to be approved for listing and freely tradeable on such stock exchange, subject to any lock-ups required pursuant to the rules and regulations of the relevant exchange or applicable securities law and (ii) furnish to the Holders such number of copies of prospectuses and such other documents as they may reasonably request to facilitate the disposition of Ordinary Shares by the Holders on such exchange.

11.                               Miscellaneous

11.1.                     Recapitalizations, Exchanges, etc.

The provisions of this Agreement shall apply to the full extent set forth herein with respect to (i) the Ordinary Shares, (ii) any and all voting shares of the Company into which the Ordinary Shares are converted, exchanged or substituted in any recapitalization or other capital reorganization by the Company and (iii) any and all equity securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in conversion of, in exchange for or in substitution of, the Ordinary Shares and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof.  The Company shall cause any successor or assign (whether by merger, consolidation, sale of assets or otherwise) to enter into a new registration rights agreement with the Holders on terms substantially the same as this Agreement as a condition of any such transaction.

11.2.                     No Inconsistent Agreements

The Company represents and warrants that it has not granted to any Person the right to request or require the Company to register any securities issued by the Company, other than the rights granted to the Holders herein.  The Company shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or grant any additional registration rights to any Person or with respect to any securities which are not Registrable Securities which are prior in right to or inconsistent with the rights granted in this Agreement.

11.3.                     Remedies

The Holders, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of their rights under this Agreement.  The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive in any action for specific performance the defense that a remedy at law would be adequate.

11.4.                     Amendments and Waivers

Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions

19

hereof may not be given unless consented to in writing by (i) the Company and (ii) all the Holders.  Any such written consent shall be binding upon the Company and all the Holders.

11.5.                     Notices

All notices, demands or other communications provided for or permitted hereunder shall be made in writing in English and shall be sent by registered or certified first class mail, facsimile (if the recipient acknowledges receipt), courier service or personal delivery:

if to the Company:

Qihoo Technology Company Limited

Block 1, Tower D, Huitong Times Square,

No. 71 Jianguo Street

Chaoyang, Beijing, 100025

PRC

Attention: Xiangdong Qi

Fax: (86-10) 8599-7898

if to the Investors:

Sequoia China Capital

Unit 3202A, 32/F, The Centrium,

No. 60 Wyndham Street,

Hong Kong

Attention: Neil Shen

Fax: (852) 2501-5240

CDH Net Technology Limited

Six Battery Road

Singapore 049909

Attention: Mr. K. H. Lew — Director

Fax: (65) 6565 9898

GMO VenturePartners Investment Limited Partnership

CERULEAN TOWER, 26-1, Sakuraokacho,

Shibuya-ku, Tokyo (150-8512)

Japan

Attention: Ryu Muramatsu

IDG Technology Venture Investment III, L.P.

c/o IDG VC Management Ltd.

10/F, Effectual Building

16 Hennessy road

Wanchai, Hong Kong

Attention: Mr. Simon Ho

Fax: (852) 25291619

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Joinway Investments Limited

B705, North Tower, Lanbao,

Gong Yu, 3, Xi Da Wang Road

Chaoyoung, Beijing

P.R. China 100026

Attention: Hu Huan

Fax: (86-10) 8599 7898

Matrix Partners VII, L.P./ Weston & Co. VII LLC

1000 Winter Street

Suite 4500

Waltham, MA 02451

USA

Attention: Tim Barrows/Phyllis Doherty

Highland Capital Partners VI Limited Partnership

Highland Capital Partners VI-B Limited Partnership

Highland Entrepreneurs’ Fund VI Limited Partnership,

92 Hayden Avenue

Lexington, MA 02421

USA

Fax: + 1 781 — 861 — 5499

Attention: Dan Nova

Kathy Barry

Redpoint Ventures

Attention: Lars Pedersen

3000 Sand Hill Road

Building 2 Suite 290

Menlo Park, CA 94025

USA

Fax: +1 650-854-5762

Attention: Lars Pedersen

Trustbridge Partners III, L.P.

c/o Trustbridge (Shanghai) Investment Advisory Co. Ltd.

Unit 1206, One Lujiazui, No.68 Yincheng Road (C), Shanghai, P.R.China,

200120

Phone: 86-21-5010-6188

Fax: 86-21-5010-6162

Attention: David Lin

Zero2IPO China Fund II, L.P.

Room 2101, 21/F., Westlands Centre

20 Westlands Road

Quarry Bay

Hong Kong

Fax:+852 2960 0185

Attention: Mr. Danny Chung

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All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if sent by facsimile.  Any party may by notice given in accordance with this Section 11.5 designate another address or Person for receipt of notices hereunder.

11.6.                     Successors and Assigns; Third Party Beneficiaries

This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto as hereinafter provided.  The Demand Registration rights and the F-3 Registration rights and related rights of the Holders contained in Sections 3 and 5 hereof, shall be (i) with respect to any Registrable Security that is transferred to an Affiliate of a Holder, automatically transferred to such Affiliate and (ii) with respect to any Registrable Security that is transferred in all cases to a non-Affiliate, transferred only with the consent of the Company, which consent shall not be unreasonably withheld.  The company or “piggy-back” registration rights of the Holders contained in Section 4 hereof and the other rights of each of the Holders with respect thereto shall be, with respect to any Registrable Security, automatically transferred to any Person who is the transferee of such Registrable Security, but only if transferred in compliance with the Second Amended and Restated Shareholders Agreement.  All of the obligations of the Company hereunder shall survive any such transfer.  Except as provided in Section 8, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

11.7.                     Counterparts

This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile shall be as effective as delivery of a manually executed counterpart of a signature page of this Agreement.

11.8.                     Headings

The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

11.9.                     GOVERNING LAW; CONSENT TO JURISDICTION

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

11.10.              Arbitration

(a)                                  Except as otherwise provided in this agreement, any dispute or claim arising out of or in connection with or relating to this agreement, or the breach, termination or invalidity hereof, shall be finally settled by arbitration at the Hong Kong

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International Arbitration Centre (the “HKIAC”) under the rules of the HKIAC (the “Rules”) as are in force at the date of the notice of arbitration commencing any such arbitration, but subject to the amendments made to the Rules by the rest of this section 11.10.  For the purpose of such arbitration, there shall be a board of arbitration (the “Board of Arbitration”) consisting of three arbitrators, the Company shall select one (1) member and the Investors shall select one (1) member and the third member shall be selected by mutual agreement of the other members, or if the other members fail to reach agreement on a third member within twenty (20) days after their selection, such third member shall thereafter be selected by the HKIAC upon application made to it by either side of the arbitration for such purpose.  The place of arbitration shall be in Hong Kong.  All arbitration proceedings shall be conducted in the English language.  The arbitrators shall decide any such dispute or claim strictly in accordance with the governing law specified in Section 11.9.  Judgment upon any arbitral award rendered hereunder may be entered in any court, and/or application may be made to any such court for a judicial acceptance of the award and/or an order of enforcement, as the case may be.

(b)                                 Each party shall cooperate in good faith to expedite (to the maximum extent practicable) the conduct of any arbitral proceedings commenced under this agreement.

(c)                                  Unless the Board of Arbitration shall determine or rule otherwise, the costs and expenses of the arbitration, including the fees of the arbitration, including the fees of the Board of Arbitration, shall be borne (i) by the losing party in the event an award is made in favor of a party to the arbitration or (ii) equally by each party to the dispute or claim in the event no award is made in favor of any party to the arbitration or awards of equal value for different claims are made in favor of different parties to the arbitration. Each party shall pay its own fees, disbursements and other charges of its counsel.

(d)                                 Any award made by the Board of Arbitration shall be final and binding on each of the parties that were parties to the dispute.  The parties expressly agree to waive the applicability of any laws and regulations that would otherwise give the right to appeal the decisions of the Board of Arbitration so that there shall be no appeal to any court of law from the award of the Board of Arbitration, and a party shall not challenge or resist the enforcement action taken by any other party in whose favor an award of the Board of Arbitration was given.

(e)                                  This Agreement and the rights and obligations of the parties shall remain in full force and effect pending the award in any arbitration proceeding hereunder.

11.11.              Severability

If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

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11.12.              Rules of Construction

Unless the context otherwise requires, references to sections or subsections refer to sections or subsections of this Agreement.

11.13.              Entire Agreement

This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto with respect to the subject matter contained herein.  There are no restrictions, promises, representations, warranties or undertakings with respect to the subject matter contained herein, other than those set forth or referred to herein.  This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter.

11.14.              Further Assurances

Each of the parties shall execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

11.15.              Other Agreements

Nothing contained in this Agreement shall be deemed to be a waiver of, or release from, any obligations any party hereto may have under, or any restrictions on the transfer of Registrable Securities or other securities of the Company imposed by, any other agreement including, but not limited to, the Series A Share Subscription Agreement, the Series B Share Subscription Agreement, the Series C Share Subscription Agreement or the Second Amended and Restated Shareholders Agreement.

11.16.              Termination of the Existing Registration Right Agreement

In consideration of the mutual covenants and promises contained herein, each of the parties to the Existing Registration Right Agreement hereby confirms and covenants with each of the other parties thereto that, with effect immediately upon the effectiveness of this Agreement: (a) the Existing Registration Rights Agreement shall be absolutely terminated; (b) none of the parties to the Existing Registration Rights Agreement have or shall have any rights, claims or interests whatsoever against any of the other parties to the Existing Registration Rights Agreement under or in respect of the Existing Registration Rights Agreement; and (c) to the extent that any of the parties to the Existing Registration  Rights Agreement have or may have any rights, claims or interests whatsoever against any of the other parties thereto under or in respect of the Existing Registration Rights Agreement, such rights, claims or interests are hereby absolutely, irrevocably and unconditionally waived, discharged and released by the parties concerned.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Second Amended and Restated Registration Rights Agreement on the date first written above.

COMPANY

QIHOO TECHNOLOGY COMPANY LIMITED

By:	/s/ Xiangdong Qi
Name: Xiangdong Qi
Title:

Registration Rights Agreement Signature Page

INVESTORS

SEQUOIA CAPITAL CHINA I, L.P.

By:	Sequoia Capital China Management I, L.P., a Cayman Islands Exempted Limited Partnership, its General Partner

By:	SC China Holding Limited, a Cayman Islands Limited
Liability Company, its General Partner

By:	/s/ Neil Shen
Name: Neil Shen
Title: Director

SEQUOIA CAPITAL CHINA PARTNERS FUND I, L.P.

By:	Sequoia Capital China Management I, L.P., a Cayman Islands Exempted Limited Partnership, its General Partner

By:	SC China Holding Limited, a Cayman Islands Limited
Liability Company, its General Partner

By:	/s/ Neil Shen
Name: Neil Shen
Title: Director

Registration Rights Agreement Signature Page

SEQUOIA CAPITAL CHINA PRINCIPALS FUND I, L.P.

By:	Sequoia Capital China Management I, L.P., a Cayman Islands Exempted Limited Partnership, its General Partner

By:	SC China Holding Limited, a Cayman Islands Limited
Liability Company, its General Partner

By:	/s/ Neil Shen
Name: Neil Shen
Title: Director

Registration Rights Agreement Signature Page

CDH NET TECHNOLOGY LIMITED

By:	/s/ Gongquan Wang
	Name:	Gongquan Wang
	Title:	Director

Registration Rights Agreement Signature Page

GMO VENTUREPARTNERS INVESTMENT LIMITED PARTNERSHIP

	By:	/s/ Ryu Muramatsu
`		Name:	Ryu Muramatsu
		Title:	General Partner

Registration Rights Agreement Signature Page

IDG TECHNOLOGY VENTURE
INVESTMENT III, L.P.

By:	IDG Technology Venture Investment III, LLC, its General Partner

By:	/s/ Simon Ho
Name:
Title:

Registration Rights Agreement Signature Page

JOINWAY INVESTMENTS LIMITED

By:	/s/ Hu Huan
Name:
Title:

Registration Rights Agreement Signature Page

MATRIX PARTNERS VII, L.P.

By: Matrix VII Management Co. L.L.C.

By:	/s/ Tim Barrows
Name:
Title:

Registration Rights Agreement Signature Page

WESTON & CO. VII LLC

By: Matrix Partners Management Services, L.P., Sole Manager

By: Matrix Partners Management Services GP, LLC, its General Partner

By:	/s/ Tim Barrows
Name:
Title:

Registration Rights Agreement Signature Page

HIGHLAND CAPITAL PARTNERS VI LIMITED PARTNERSHIP

By:	Highland Management Partners VI Limited Partnership, its General Partner

By:	Highland Management Partners VI, Inc.,
its General Partner

By:	/s/ Kathleen Barry

Name: Kathleen Barry
Title: Authorized Officer

HIGHLAND CAPITAL PARTNERS VI-B LIMITED PARTNERSHIP

By:	Highland Management Partners VI Limited Partnership, its General Partner

By:	Highland Management Partners VI, Inc., its General Partner

By:	/s/ Kathleen Barry

Name: Kathleen Barry
Title: Authorized Officer

HIGHLAND ENTREPRENEURS’ FUND VI LIMITED PARTNERSHIP

By:	HEF VI Limited Partnership, its General Partner

By:	Highland Management Partners VI, Inc., its General Partner

By:	/s/ Kathleen Barry

Name: Kathleen Barry
Title: Authorized Officer

Registration Rights Agreement Signature Page

REDPOINT VENTURES III, L.P.

By:	Redpoint Ventures III, LLC, its General Partner

By:	/s/ John Walecka
Name: John Walecka
Title: Managing Director

REDPOINT ASSOCIATES III, LLC, as nominee:

By:	/s/ John Walecka

Name: John Walecka
Title: Managing Director

Registration Rights Agreement Signature Page

TRUSTBRIDGE PARTNERS III, L.P.
By: TB PARTNERS GP3, L.P.,
its general partner
By: TB PARTNERS GP LIMITED,
its general partner

By:	/s/ Shujun Li
Name: Shujun Li
Title: Director

Registration Rights Agreement Signature Page

ZERO2IPO CHINA FUND II, L.P.

By:

By:	/s/ Danny Chung

Name: Mr. Danny Chung
Title: Managing Director

Registration Rights Agreement Signature Page

Appendix C

Execution Copy

SECOND AMENDED AND RESTATED

SHAREHOLDERS AGREEMENT

by and among

(1)           QIHOO TECHNOLOGY COMPANY LIMITED

(2)           QIZHI SOFTWARE (BEIJING) CO., LTD.

(3)           BEIJING 3G3W SCIENCE & TECHNOLOGY CO., LTD.

(4)           BEIJING QIBU TIANXIA TECHNOLOGY CO., LTD.

(5)           BEIJING QIHU TECHNOLOGY COMPANY LIMITED

(6)           QIHOO 360 SOFTWARE (BEIJING) COMPANY LIMITED

(7)           SHANGHAI QITAI NETWORK TECHNOLOGY CO., LTD.

(8)           BEIJING STAR WORLD TECHNOLOGY COMPANY LIMITED

(9)           YOUNG VISION GROUP LIMITED

(10)         SHAREHOLDERS OF YOUNG VISION GROUP LIMITED

(11)         GLOBAL VILLAGE ASSOCIATES LIMITED

(12)         SHAREHOLDER OF GLOBAL VILLAGE ASSOCIATES LIMITED

(13)         THE PERSONS NAMED AS SPECIAL MANAGERS AND SPECIAL DIRECTOR ON THE SIGNATURE PAGES HERETO

and

(14)         SEQUOIA CHINA CAPITAL I, L.P.

(15)         SEQUOIA CAPITAL CHINA PARTNERS FUND I, L.P.

(16)         SEQUOIA CAPITAL CHINA PRINCIPALS FUND I, L.P.

(17)         CDH NET TECHNOLOGY LIMITED

(18)         GMO VENTUREPARTNERS INVESTMENT LIMITED PARTNERSHIP

(19)         IDG TECHNOLOGY VENTURE INVESTMENT III, LP

(20)         JOINWAY INVESTMENTS LIMITED

(21)         MATRIX PARTNERS VII, L.P.

(22)         WESTON & CO. VII LLC

(23)         REDPOINT VENTURES III, L.P.

(24)         REDPOINT ASSOCIATES III, LLC

(25)         HIGHLAND CAPITAL PARTNERS VI LIMITED PARTNERSHIP

(26)         HIGHLAND CAPITAL PARTNERS VI-B LIMITED PARTNERSHIP

(27)         HIGHLAND ENTREPRENEURS’ FUND VI LIMITED PARTNERSHIP

(28)         TRUSTBRIDGE PARTNERS III, L.P.

(29)         ZERO2IPO CHINA FUND II, L.P.

Dated: January 8, 2010

EXHIBITS

A-1	Form of Acknowledgement and Agreement (Previously issued shares)
A-2	Form of Acknowledgement and Agreement (Newly issued shares)

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SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

THIS SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT (the “Agreement”) dated as of January 8, 2010 is entered into by and among

(1)        Qihoo Technology Company Limited, an exempted company organized and existing under the laws of the Cayman Islands (the “Company”);

(2)        Qizhi Software (Beijing) Co., Ltd. (in Chinese: 奇智软件（北京）有限公司), a wholly foreign owned enterprise established under the laws of the PRC(“WFOE” or “Qizhi Beijing”);

(3)        Beijing 3G3W Science & Technology Co., Ltd. (in Chinese: 北京三际无限网络科技有限公司), a limited liability company established under the laws of the People’s Republic of China (“PRC”) (the “Beijing 3G3W”);

(4)        Beijing Qibu Tianxia Technology Co., Ltd. (in Chinese: 北京奇步天下科技有限公司), a limited liability company established under the laws of the PRC (“Qibu Tianxia”);

(5)        Beijing Qihoo Technology Company Limited (in Chinese: 北京奇虎科技有限公司), a limited liability company established under the laws of the PRC (“Beijing Qihoo”);

(6)        Qihoo 360 Software (Beijing) Company Limited (in Chinese: 奇虎三六零软件（北京）有限公司) , a limited liability company established under the laws of the PRC (“Qihoo 360”);

(7)        Shanghai Qitai Network Technology Co., Ltd. (in Chinese: 上海奇泰网络科技有限公司), a limited liability company established under the laws of the PRC (“Shanghai Qitai”);

(8)        Beijing Star World Technology Company Limited (in Chinese: 北京世界星辉科技有限公司), a limited liability company established under the laws of the PRC (“Star World”, together with Beijing 3G3W, Qibu Tianxia, Beijing Qihoo, Qihoo 360 and Shanghai Qitai, collectively the “Domestic Companies”, and individually each a “Domestic Company”);

(9)        Young Vision Group Limited, an exempted company organized and existing under the laws of the British Virgin Islands (“Young Vision”);

(10)      Shareholder of Young Vision listed on the signature page (the “Shareholder of Young Vision”);

(11)      Global Village Associates Limited, a company organized and existing under the laws of the British Virgin Islands (“Global Village”);

(12)      Shareholder of Global Village Associates Limited listed on the signature page (the “Shareholder of Global Village”);

(13)      Hongyi Zhou, a PRC citizen (Identity Card No. 610103197010042512) (the “Special Director”);

(14)      the Persons listed as the management of the Company, WFOE and the Domestic Companies on Schedule 1 hereto (the “Special Managers”);

(15)      Sequoia China Capital I, L.P., a limited partnership registered under the laws of the Cayman Islands (“Sequoia Capital”);

(16)      Sequoia Capital China Partners Fund I, L.P., a limited partnership registered under the laws of the Cayman Islands (“Sequoia Partners”);

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(17)      Sequoia Capital China Principals Fund I, L.P., a limited partnership registered under the laws of the Cayman Islands (“Sequoia Principals”, together with Sequoia Capital and Sequoia Partners, “Sequoia”);

(18)      CDH Net Technology Limited, a company incorporated under the laws of the British Virgin Islands (“CDH”);

(19)      GMO VenturePartners Investment Limited Partnership, a limited partnership registered under the laws of Japan (“GMO”);

(20)      IDG Technology Venture Investment III, LP, a limited partnership registered under the laws of the State of Delaware (“IDG”);

(21)      Joinway Investments Limited, an exempted company organized and existing under the laws of the British Virgin Islands (“Joinway”);

(22)      Matrix Partners VII L.P. , a limited partnership organized and existing under the laws of Delaware (“Matrix”);

(23)      Weston & Co. VII LLC, a limited liability company organized and existing under the laws of Delaware (“Weston”);

(24)      Redpoint Ventures III, L.P. (“Redpoint Ventures”);

(25)      Redpoint Associates III, LLC (“Redpoint Associates,” together with Redpoint Ventures, “RedPoint”);

(26)      Highland Capital Partners VI Limited Partnership, a limited partnership (“Highland VI”); and

(27)      Highland Capital Partners VI-B Limited Partnership, a limited partnership (“Highland VI-B”); and

(28)      Highland Entrepreneurs’ Fund VI Limited Partnership, a limited partnership (“HEF”, together with Highland VI and Highland VI-B, “Highland”);

(29)      Trustbridge Partners III, L.P. (“TBP”); and

(30)      Zero2IPO China Fund II, L.P. (“Zero2IPO”), a limited partnership registered under the laws of the Cayman Islands.

Each of Sequoia, CDH, GMO, IDG, Joinway, Matrix, Weston, Highland, Redpoint, TBP and Zero2IPO shall be referred to as an “Investor” and collectively as the “Investors”.

RECITALS

WHEREAS, pursuant to the Share Subscription Agreement (“Series A Share Subscription Agreement”) dated as of January 25, 2006, as supplemented on May 16, 2006, by and among certain Group Companies, certain Special Managers, certain Investors and certain other parties described therein, the Company has agreed to issue and allot to certain Investors a certain number of Series A Convertible Participating Redeemable Preferred Shares, par value of US$0.001 per share, of the Company (the “Series A Preferred Shares”);

WHEREAS, pursuant to the Share Subscription Agreement, dated as of November 7, 2006 (the “Series B Share Subscription Agreement”), by and among certain Group Companies, certain Special Managers, certain Investors and certain other parties described therein, the Company has agreed to issue

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and allot to certain Investors a certain number of Series B Convertible Participating Redeemable Preferred Shares, par value of US$0.001 per share, of the Company (the “Series B Preferred Shares”); and

WHEREAS, pursuant to the Share Subscription Agreement, dated as of December       , 2009 (the “Series C Share Subscription Agreement”), by and among the Group Companies, the Special Managers, certain Investors and certain other parties described therein, the Company has agreed to issue and allot to TBP and Zero2IPO a certain number of Series C Convertible Participating Redeemable Preferred Shares, par value of US$0.001 per share, of the Company (the “Series C Preferred Shares”); and

WHEREAS, this Agreement is entered into by the parties hereto in order to regulate the Business, affairs and management of the Group Companies as from the Closing Date as defined in the Series C Share Subscription Agreement and provide for, among other things, first offer, tag-along and preemptive rights and certain other rights of the shareholders of the Company.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.             Definitions

As used in this Agreement, and unless are otherwise defined in the Series C Share Subscription Agreement or the context requires a different meaning, the following terms have the meanings indicated below:

“Affiliate” shall mean with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or under common control with, the Person specified.

“Agreement” means this Agreement as the same may be amended, supplemented or modified in accordance with the terms hereof.

“Approved Exit Event” has the meaning set forth in Section 6.7 of this Agreement.

“Business” means the business as presently conducted or as currently contemplated to be conducted by any of the Group Companies from time to time.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the New York, the Cayman Islands, Hong Kong or the PRC are authorized or required by law or executive order to close.

“Board of Directors” means the Board of Directors of the Company, as constituted from time to time.

“Charter Documents” means the Memorandum and Articles of Association of the Company, as amended from time to time.

“Commission” means the United States Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

“Company” has the meaning set forth in the preamble to this Agreement.

“Company Option” has the meaning set forth in Section 3.1(b) of this Agreement.

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“Company Option Period” has the meaning set forth in Section 3.1(b) of this Agreement.

“Competitor” means, in good faith determination made by the Board of the Directors, (i) any Person that competes with the Group Companies in the Business of the Group Companies; and (ii) any shareholder of such Person except for a passive shareholder holding less than 3% of the outstanding shares of such Person if such Person is a publicly traded company.  For the purpose of this definition, the term “Competitor” shall not include the limited partners of any Investor.

“Contract Date” has the meaning set forth in Section 3.1(e) of this Agreement.

“Control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Control Arrangments” has the meaning set forth in the Series C Share Subscription Agreement.

“Domestic Company” or “Domestic Companies” has the meaning set forth in the preamble to this Agreement.

“Excess New Securities” has the meaning set forth in Section 4.2(a) of this Agreement.

“Excess Offered Securities” has the meaning set forth in Section 3.1(c) of this Agreement.

“Exempt Issuances” has the meaning set forth in Section 4.1 of this Agreement.

“Existing Shareholders Agreement” means the Amended and Restated Shareholders Agreement dated November 7, 2006 by and among the Company, the WFOE, the holders of Series A Preferred Shares and Series B Preferred Shares and the Special Managers in respect of the management and operation of the Company.

“Exit” means a Qualified IPO or a Sale Transaction.

“Fair Value” has the meaning set forth in Section 3.2(b) of this Agreement.

“Family Members” has the meaning set forth in Section 2.2 of this Agreement.

“Founder Equity Pool” has the meaning set forth in the Share Incentive Agreement.

“GAAP” means the generally accepted accounting principles of the United States.

“Governmental Authority” means the government of any nation, state, city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Group Companies” means collectively, the Company and its Subsidiaries, including without limitation, the WFOE and the Domestic Companies.

“HEF” has the meaning set forth in the preamble to this Agreement.

“Highland” has the meaning set forth in the preamble to this Agreement.

“Holder” means each of the Investors, its Permitted Transferees and its permitted successors or assigns.

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“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China.

“Involuntary Transfer” means any transfer, proceeding or action by or in which a Shareholder shall be deprived or divested of any right, title or interest in or to any of the Shares, including, without limitation, (i) any seizure under levy of attachment or execution, (ii) any transfer in connection with bankruptcy (whether pursuant to the filing of a voluntary or an involuntary petition under the United States Bankruptcy Code of 1978, or any modifications or revisions thereto, or any equivalent laws relating to bankruptcy) or other court proceeding to a debtor in possession, trustee in bankruptcy or receiver or other officer or agency, (iii) any transfer to a state or to a public officer or agency pursuant to any statute pertaining to escheat or abandoned property and (iv) any transfer pursuant to a divorce or separation agreement or a final decree of a court in a divorce action.

“Involuntary Transferee” has the meaning set forth in Section 3.2(a) of this Agreement.

“IPO Effectiveness Date” means the date upon which the Company consummates its Qualified IPO.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other) or preference, priority, right or other security interest or preferential arrangement of any kind or nature whatsoever.

“Liquidation” has the meaning set forth in the Charter Documents.

“New Issuance Notice” has the meaning set forth in Section 4.1 of this Agreement.

“New Securities” has the meaning set forth in Section 4.1 of this Agreement.

“Offer Price” has the meaning set forth in Section 3.1(a) of this Agreement.

“Offered Securities” has the meaning set forth in Section 3.1(a) of this Agreement.

“Offering Notice” has the meaning set forth in Section 3.1(a) of this Agreement.

“Ordinary Shares” means the Ordinary Shares, par value US$0.001 per share, of the Company, or any other share capital of the Company into which such shares are reclassified or reconstituted and any other ordinary shares of the Company.

“Ordinary Share Equivalents” means any security or obligation which is by its terms, directly or indirectly, convertible into or exchangeable or exercisable for Ordinary Shares, including, without limitation, the Preferred Shares, and any option, warrant or other subscription or purchase right exercisable for Ordinary Shares and Ordinary Share Equivalents.

“Original Subscription Price” means, in respect of each Series A Preferred Share, US$0.4999, in respect of each Series B Preferred Share, US$0.660 and in respect of each Series C Preferred Shares, US$2.5538, each as adjusted from time to time pursuant to the Charter Documents.

“Permitted Transferee” has the meaning set forth in Section 2.2 of this Agreement.

“Person” means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

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“PRC” means the People’s Republic of China and for the purpose of this Agreement excluding Hong Kong, Taiwan and Macau.

“Preemptive Rightholder(s)” has the meaning set forth in Section 4.1 of this Agreement.

“Preferred Shareholders” means the holders of Series A Preferred Shares, the holders of Series B Preferred Shares and the holders of Series C Preferred Shares.

“Preferred Shares” means the Series A Preferred Shares, the Series B Preferred Shares and the Series C Preferred Shares.

“Proportionate Percentage” has the meaning set forth in Section 4.2(a) of this Agreement.

“Proposed Price” has the meaning set forth in Section 4.1 of this Agreement.

“Qualified IPO” means the first bona fide firm commitment underwritten public offering either with total offering proceeds to the Company of at least US$ 80 million before deduction of the underwriting commissions and expenses or with the approval of holders of 66 2/3% or more of the then issued and outstanding Preferred Shares of the Company.

“Related Party” means (i) any shareholder of the Company or any Subsidiary, (ii) any director of the Company or any Subsidiary, (iii) any individual employed by the Company or any Subsidiary holding the office or title of or serving as Assistant Vice-President and/or any office, title or position senior to Assistant Vice-President (“Senior Officer”), (iv) any Relative of a shareholder, director or officer of the Company or any Subsidiary, (v) any Person in which any shareholder or director of the Company or any Subsidiary or any Senior Officer has any security or economic interest, other than a passive shareholding of less than 1% in a publicly listed company, and (vi) any other Affiliate of the Company or any Subsidiary or of a shareholder or director of the Company or any Subsidiary.

“Relative” of a natural person means any spouse, parent, child, grandparent, grandchild, sibling, uncle, aunt, nephew or niece of such person.

“Redpoint Ventures” has the meaning set forth in the recitals to this Agreement.

“Redpoint Associates” has the meaning set forth in the recitals to this Agreement.

“Redpoint” has the meaning set forth in the recitals to this Agreement.

“Requirement of Law” means, as to any Person, any law, statute, treaty, rule, regulation, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other governmental authority or stock exchange, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to herein.

“Rightholder(s)” has the respective meanings set forth in Sections 3.1(c) and 3.2(a) of this Agreement.

“Rightholder Option Period” has the meaning set forth in Section 3.1(c) of this Agreement.

“Sale Transaction” means (a) (i) the merger or consolidation of the Company or a Subsidiary into or with one or more Persons, (ii) the merger or consolidation of one or more Persons into or with the Company or a Subsidiary or (iii) a tender offer or other business combination if, in the case of (i), (ii) or (iii), the shareholders of the Company or a Subsidiary prior to such merger or consolidation do not retain, directly or indirectly, at least 51% of the voting power of the surviving Person or (b) the voluntary issuance, sale, conveyance, exchange or transfer to another Person of the voting Share Capital

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of the Company or a Subsidiary if, after such sale, conveyance, exchange or transfer, the shareholders of the Company or a Subsidiary prior to such issuance, sale, conveyance, exchange or transfer do not retain, directly or indirectly, at least 51% of the voting power of the Company, or (c) the voluntary sale, conveyance, exchange or transfer to another Person of all or substantially all of the assets of the Company or a Subsidiary.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Selling Shareholder” has the meaning set forth in Section 3.1.

“Series A Directors” has the meaning set forth in Section 6.4(b).

“Series B Director” has the meaning set forth in Section 6.4(c).

“Series A Preferred Shares” has the meaning set forth in the recitals to this Agreement.

“Series B Preferred Shares” has the meaning set forth in the recitals to this Agreement.

“Series C Preferred Shares” has the meaning set forth in the recitals to this Agreement.

“Sequoia” has the meaning set forth in the preamble to this Agreement.

“Sequoia Capital” has the meaning set forth in the preamble to this Agreement.

“Sequoia Partners” has the meaning set forth in the preamble to this Agreement.

“Sequoia Principals” has the meaning set forth in the preamble to this Agreement.

“Series C Share Subscription Agreement” has the meaning set forth in the recitals to this Agreement.

“Share Capital” means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) of, such Person’s share capital (including, without limitation, ordinary shares and preferred shares) and any and all rights, warrants or options exchangeable for or convertible into such share capital.

“Share Incentive Agreement” means the amended and restated share incentive agreement dated January 8,2010 by and among all the Investors, the Special Director and certain other parties described therein.

“Shares” means, with respect to each Shareholder, all shares, whether now owned or hereafter acquired, of Ordinary Shares and Preferred Shares, and any other Ordinary Share Equivalents owned thereby; provided, however, for the purposes of any computation of the number of Shares pursuant to Sections 2, 3, 4.1, 4.2 and 8.3, all outstanding Ordinary Share Equivalents shall be deemed converted, exercised or exchanged as applicable and the Ordinary Shares issuable upon such conversion, exercise or exchange shall be deemed outstanding, whether or not such conversion, exercise or exchange has actually been effected.

“Shareholders” means Young Vision, Global Village, the Investors and any permitted transferee thereof who has agreed to be bound by the terms and conditions of this Agreement in accordance with Section 2.4 and the term “Shareholder” shall mean any of the Shareholders.

“Shareholders Meeting” has the meaning set forth in Section 6.1 of this Agreement.

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“Special Director” means Hongyi ZHOU (in Chinese: 周鸿祎 ).

“Special Managers” means collectively Hongyi ZHOU (in Chinese: 周鸿祎), Xiangdong QI (齐向东), Xiaohong SHI (in Chinese: 石晓虹) and Shu CAO (in Chinese: 曹曙 ).

“Subject Purchaser” has the meaning set forth in Section 4.1 of this Agreement.

“Subsidiaries” means, as of the relevant date of determination, (a) with respect to any Person, a corporation or other Person of which at least 50% of the voting power of the outstanding voting equity securities or at least 50% of the outstanding economic equity interest is held, directly or indirectly, by such Person and (b) with respect to the Company any other Person of which actual or de facto control is held, directly or indirectly, by the Company by way of equity ownership or contractual arrangements or otherwise, including without limitation the WFOE and the Domestic Companies.  Unless otherwise qualified, or the context otherwise requires, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

“Tag-Along Rightholder” has the meaning set forth in Section 3.1(f)(i) of this Agreement.

“Third Party Purchaser” has the meaning set forth in Section 3.1(a) of this Agreement.

“transfer” has the meaning set forth in Section 2.1(a) of this Agreement.

“Transferred Shares” has the meaning set forth in Section 3.2(a) of this Agreement.

“Written Consent” has the meaning set forth in Section 6.1 of this Agreement.

2.             Restrictions on Transfer of Shares; Limitation on Transfers

(a)           Except as otherwise provided in this Agreement, Young Vision may not transfer, sell, give, assign, hypothecate, pledge, encumber, grant a security interest in or otherwise dispose of (whether by operation of law or otherwise) (each a “transfer”) any Shares held by it or any right, title or interest therein or thereto other than in accordance with Section 2.2(a), provided, however, that Young Vision may transfer up to 10% of the Shares held by it as of January 25, 2006, but such transfer is subject to the provisions of Section 3 of this Agreement.  Any attempt to transfer any Shares or any rights thereunder in violation of the preceding sentence shall be null and void ab initio.

(b)           Except as otherwise provided in this Agreement, the Shareholder of Young Vision (as nominee for the Special Director and Xiangdong QI) may not transfer and neither the Special Director nor Xiangdong QI may cause the Shareholder of Young Vision to transfer all or any portion of the shares of Young Vision held by them to any person other than in accordance with Section 2.2(b).  Any attempt to transfer any shares of Young Vision or any rights thereunder in violation of the preceding sentence shall be null and void ab initio.

(c)           Except as otherwise provided in this Agreement, Global Village may not transfer any Shares held by it or any right, title or interest therein or thereto other than in accordance with Section 2.2(c), provided, however, that Global Village may transfer up to 10% of the Shares held by it as of January 25, 2006, but such transfer is subject to the provisions of Section 3 of this Agreement.  Any attempt to transfer any Shares or any rights thereunder in violation of the preceding sentence shall be null and void ab initio.

(d)           Except as otherwise provided in this Agreement , the Shareholder of Global Village (as nominee for the Special Director) may not transfer and the Special Director may not cause the Shareholder of Global Village to transfer all or a portion of the shares of Global

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Village held by him to any person other than in accordance with Section 2.2(d).  Any attempt to transfer any shares of Global Village or any rights thereunder in violation of the preceding sentence shall be null and void ab initio.

(e)                                  No Investor may transfer any Shares held by it or any right, title or interest therein or thereto to any Competitor.

2.2                               Permitted Transfers

Subject to provisions of Sections 2.1, 2.3, and 2.4, at any time,

(a)                                  Young Vision may (A) transfer all or a portion of the Shares held by it to (i) any of Xiangdong QI, the Special Director or their respective immediate family members, which shall include their spouses, siblings, children or grandchildren (the “Family Members”), or (ii) a trust, corporation, partnership or limited liability company, all of the beneficial interests in which shall be held by Xiangdong QI or the Special Director or their respective Family Members; or (B) transfer the Ordinary Shares within the Founder Equity Pool to (i) employees, directors and/or consultants of the Group Companies (the “Employees”), or (ii) a trust, corporation, partnership or limited liability company, all of the beneficial interests in which shall be held by the Employees, pursuant to the Share Incentive Agreement; provided, however, that during the period that any such trust, corporation, partnership, limited liability company, or the Founder Equity Pool holds any right, title or interest in any Shares, no Person other than Young Vision, Xiangdong QI, the Special Director, their respective Family Members, or the Employees or the Family Members of the Employees (only in respect of the Ordinary Shares in the                  Founder Equity Pool) may be or may become beneficiaries, shareholders, limited or general partners or members thereof; and provided, further, that Xiangdong QI shall retain at all time, including, without limitation, following the transfer of such Shares pursuant to this paragraph (B), the right to vote such Shares;

(b)                                 the Shareholders of Young Vision may transfer all or a portion of the shares of Young Vision held by them to (i) Xiangdong QI, the Special Director, their respective Family Members, or (ii) a trust, corporation, partnership or limited liability company, all of the beneficial interests in which shall be held by Xiangdong QI, the Special Director, their respective Family Members; provided, however, that during the period that any such trust, corporation, partnership or limited liability company holds any right, title or interest in any shares of Young Vision, no Person other than Xiangdong QI, the Special Director, or their respective Family Members thereof may be or may become beneficiaries, shareholders, limited or general partners or members thereof;

(c)                                  Global Village may transfer all or a portion of the Shares held by it to (i) the Special Director or the Family Members of the Special Director; (ii) a trust, corporation, partnership or limited liability company, all of the beneficial interests in which shall be held by the Special Director or the Family Members of the Special Director; or (iii) Young Vision; provided, however, that during the period that any such trust, corporation, partnership, or limited liability company holds any right, title or interest in any Shares, no Person other than Global Village, the Special Director or the Family Members of the Special Director may be or may become beneficiaries, shareholders, limited or general partners or members thereof; and provided, further, that the Special Director shall retain at all time the right to vote such Shares; and

(d)                                 the Shareholder of Global Village may transfer all or a portion of the shares of Global Village held by it to (i) the Special Director or the Family Members of the Special Director, or (ii) a trust, corporation, partnership or limited liability company, all of the beneficial interests in which shall be held by the Special Director or Family Members of

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the Special Director; provided, however, that during the period that any such trust, corporation, partnership or limited liability company holds any right, title or interest in any shares of Global Village, no Person other than the Special Director or the Family Members of the Special Director may be or may become beneficiaries, shareholders, limited or general partners or members thereof.

The Persons referred to in the preceding sections (a), (b), (c) and (d) are each referred to hereinafter as a “Permitted Transferee”.  A Permitted Transferee pursuant to this Section 2.2 may transfer its Shares pursuant to this Section 2.2 only to a Person who is also a Permitted Transferee of the initial holder of such Shares.  None of (i) Young Vision, the Shareholders of Young Vision, the Special Director, nor Xiangdong QI and (ii) Global Village, the Shareholder of Global Village, nor the Special Director, as the case may be, shall avoid the provisions of this Agreement by making one or more transfers to one or more Permitted Transferees and then disposing of all or any portion of such party’s interest in any such Permitted Transferee, and any transfer or attempted transfer in violation of this covenant shall be null and void ab initio.

2.3                               Permitted Transfer Procedures

If Young Vision wishes to transfer Shares to a Permitted Transferee under Section 2.2(a), Young Vision shall give notice to the Company of its intention to make such a transfer not less than ten (10) days prior to effecting such transfer, which notice shall state the name and address of each Permitted Transferee to whom such transfer is proposed, the relationship of such Permitted Transferee to Young Vision, and the number of Shares proposed to be transferred to such Permitted Transferee.  This Section shall apply to transfers made by Global Village, the Shareholder of Young Vision, and the Shareholder of Global Village mutatis mutandis.

2.4                               Transfers in Compliance with Law; Substitution of Transferee

Notwithstanding any other provision of this Agreement, no transfer may be made pursuant to this Section 2 or Section 3 unless (a) the transferee has agreed in writing to be bound by the terms and conditions of this Agreement pursuant to an instrument substantially in the form attached hereto as Exhibit A-1, (b) the transfer complies in all respects with the applicable provisions of this Agreement and (c) the transfer complies in all respects with applicable federal and state securities laws, including, without limitation, the Securities Act.  If requested by the Company, an opinion of counsel to such transferring Shareholder shall be supplied to the Company, at such transferring Shareholder’s expense, to the effect that such transfer complies with the applicable federal and state securities laws.  Upon becoming a party to this Agreement, (i) the Permitted Transferee of a Shareholder shall be substituted for, and shall enjoy the same rights and be subject to the same obligations as, the transferring Shareholder hereunder with respect to the Shares transferred to such Permitted Transferee. Solely for the purpose of this Section 2.4, the term “transferring Shareholder” shall include Global Village, Young Vision and/or Investors who act as transferors.

2.5                               Market Stand off

If reasonably requested by the lead underwriter of a Qualified IPO, each Shareholder shall enter into a lock-up agreement (the “Lock-up Agreement”), pursuant to which such Shareholder shall agree to not, without the prior written consent of such lead underwriter, for a period of not more than one hundred and eighty (180) days beginning from the date of the final prospectus relating to the Qualified IPO (the “Lock-up Period”) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares held immediately prior to the effectiveness of a registration statement governing such offering or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by

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delivery of Ordinary Shares or other securities, in cash or otherwise; provided that, nothing in this Section 2.5 shall prevent (x) a Shareholder from transferring any Shares to an Affiliate so long as such Affiliate enters into an agreement with the lead underwriter substantially in the form of the Lock-up Agreement.  The foregoing provisions of this Section 2.5 shall (a) not apply to the sale of any Ordinary Shares to the underwriters pursuant to an underwriting agreement and as part of the Qualified IPO and (b) only apply to the Shareholders if each officer and director of the Company and each shareholder of the Company holding Ordinary Shares representing a number of Ordinary Shares equal to or greater than 1% of the Ordinary Shares outstanding immediately prior to the Qualified IPO (on a non-diluted basis but assuming the conversion of all the outstanding Preferred Shares) enter into an identical Lock-up Agreement.

2.6                               Covenant by Beneficial Owners

Each of the beneficial owners under Section 2.1 covenants and agrees to (a) comply with the provisions of this Agreement as if such beneficial owner was Young Vision or Global Village, as the case may be, and (b) procure that any shareholder in which such beneficial owner holds a direct or indirect interest complies with the provisions of this Agreement and (c) not take any action, or omit to take any action, which contravenes the provisions of this Agreement, including this Section 2.6.

3.                                      Right of First Offer and Tag-Along Rights

3.1                               Proposed Voluntary Transfers

(a)                                  Offering Notice.  Subject to Section 2, if the Special Director (or Global Village), any Special Manager (or Young Vision) (each, a “Selling Shareholder”) wishes to directly or indirectly transfer all or any portion of its Shares to any Person (other than to a Permitted Transferee) (a “Third Party Purchaser”), the Selling Shareholder shall offer such Shares first to the Company, by sending written notice (an “Offering Notice”) to the Company, which shall state (a) the number of Shares proposed to be transferred (the “Offered Securities”); (b) the proposed purchase price per Share for the Offered Securities (the “Offer Price”); and (c) the terms and conditions of such sale.  Upon delivery of the Offering Notice, such offer shall be irrevocable unless and until the rights of first offer provided for herein shall have been waived or shall have expired.  The Company shall promptly deliver a copy of the Offering Notice to the Preferred Shareholders.

(b)                                 Company Option; Exercise.  For a period of fifteen (15) days after the giving of the Offering Notice pursuant to Section 3.1(a) (the “Company Option Period”), the Company shall have the right (the “Company Option”) but not the obligation to purchase any or all of the Offered Securities at a purchase price equal to the Offer Price and upon the terms and conditions set forth in the Offering Notice.  The right of the Company to purchase any or all of the Offered Securities under this Section 3.1(b) shall be exercisable by delivering written notice of the exercise thereof, prior to the expiration of the Company Option Period, to the Selling Shareholder, which notice shall state the number of Offered Securities proposed to be purchased by the Company.  The failure of the Company to respond within the Company Option Period shall be deemed to be a waiver of the Company Option, provided that the Company may waive its rights under this Section 3.1(b) prior to the expiration of the Company Option Period by giving written notice to the Selling Shareholder and the Preferred Shareholders.

(c)                                  Rightholder Option; Exercise.

(i)                                     If the Company does not elect to purchase all of the Offered Securities, then for a period of thirty (30) days after the earlier to occur of (a) the expiration of the Company Option Period and (b) the date upon which the Selling Shareholder

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shall have received written notice from the Company of its exercise of the Company Option pursuant to Section 3.1(b) or its waiver thereof (the “Rightholder Option Period”), each of the Holders (for the purpose of Section 3.1, each, a “Rightholder” and collectively, the “Rightholders”) shall have the right to purchase all, but not less than all, of the remaining Offered Securities at a purchase price equal to the Offer Price and upon the terms and conditions set forth in the Offering Notice.  Each Rightholder shall have the right to purchase that percentage of the remaining Offered Securities determined by dividing (i) the total number of Shares (on an as-converted basis) then owned by such Rightholder by (ii) the total number of Shares (on an as-converted basis) then owned by all the Rightholders.  If any Rightholder does not fully purchase the number or amount of the remaining Offered Securities it is entitled to purchase, then each other participating Rightholder shall have the right to purchase that percentage of the Offered Securities not so purchased (for the purposes of this Section 3.1(c), the “Excess Offered Securities”) determined by dividing (x) the total number of Shares (on an as-converted basis) then owned by such fully participating Rightholder by (y) the total number of Shares (on an as-converted basis) then owned by all fully participating Rightholders who elected to purchase the remaining Offered Securities.  The procedure described in the preceding sentence shall be repeated until there are no remaining Excess Offered Securities.  If the Company and/or the Rightholders do not purchase all of the Offered Securities pursuant to Section 3.1(b) and/or Section 3.1(c), then the Selling Shareholders may, subject to Section 3.1(f), sell the unpurchased Offered Securities to a Third Party Purchaser in accordance with Section 3.1(e).  Any of the Rightholder may assign to any of its Affiliates (other than a Competitor) all or any portion of its rights as a Rightholder pursuant to this Section 3(c).

(ii)                                  The right of each Rightholder to purchase all of the remaining Offered Securities under subsection (i) above shall be exercisable by delivering written notice of the exercise thereof, prior to the expiration of the Rightholder Option Period, to the Selling Shareholder with a copy to the Company.  Each such notice shall state (a) the number and class of Shares held by such Rightholder and (b) the number of Shares that such Rightholder is willing to purchase pursuant to this Section 3.1(c).  The failure of a Rightholder to respond within the Rightholder Option Period to the Selling Shareholder shall be deemed to be a waiver of such Rightholder’s rights under subsection (i) above, provided that each Rightholder may waive its rights under subsection (ii) above prior to the expiration of the Rightholder Option Period by giving written notice to the Selling Shareholder, with a copy to the Company.

(d)                                 Closing.  The closing of the purchases of Offered Securities purchased by the Company under Section 3.1(b) and/or the Rightholders under Section 3.1(c) shall be held at the executive office of the Company located in Beijing, PRC at 11:00 a.m., local time, on the 60th day after the giving of the Offering Notice pursuant to Section 3.1(a) or at such other time and place as the parties to the transaction may agree.  At such closing, the Selling Shareholder shall deliver certificates representing the Offered Securities, duly endorsed for transfer and accompanied by all requisite transfer taxes, if any, and such Offered Securities shall be free and clear of any Liens (other than those arising hereunder and those attributable to actions by the purchasers thereof) and the Selling Shareholder shall so represent and warrant, and shall further represent and warrant that it is the sole beneficial and record owner of such Offered Securities.  The Company and/or each Rightholder, as the case may be, purchasing Offered Securities shall deliver at the closing payment in full in immediately available funds for the Offered Securities

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purchased by it or him.  At such closing, all of the parties to the transaction shall execute such additional documents as are otherwise necessary or appropriate.

(e)                                  Sale to a Third Party Purchaser.  Unless the Company and/or the Rightholders elect to purchase all, but not less than all, of the Offered Securities under Sections 3.1(b) and 3.1(c), the Selling Shareholder may, subject to Section 3.1(f), sell all, but not less than all, of the unpurchased Offered Securities to a Third Party Purchaser on the terms and conditions set forth in the Offering Notice; provided, however, that such sale is bona fide and made pursuant to a contract entered into within sixty (60) days after the earlier to occur of (i) the waiver by the Company and all of the Rightholders of their options to purchase the Offered Securities and (ii) the expiration of the Rightholder Option Period (the “Contract Date”); and provided further, that such sale shall not be consummated unless and until (x) such Third Party Purchaser shall represent in writing to the Company and each Rightholder that it is aware of the rights of the Company and the Shareholders contained in this Agreement and (y) prior to the purchase by such Third Party Purchaser of any of such Offered Securities, such Third Party Purchaser shall become a party to this Agreement and shall agree to be bound by the terms and conditions hereof in accordance with Section 2.4 hereof.  If such sale is not consummated within thirty (30) days after the Contract Date for any reason, then the restrictions provided for herein shall again become effective, and no transfer of such Offered Securities may be made thereafter by the Selling Shareholder without again offering the same to the Company and the Rightholders in accordance with this Section 3.1.

(f)                                    Tag-Along Rights.

(i)                                     If the Selling Shareholder is directly or indirectly transferring Offered Securities to a Third Party Purchaser pursuant to Section 3.1(e), then the Holders (each, a “Tag-Along Rightholder”) shall have the right to sell to such Third Party Purchaser, upon the terms set forth in the Offering Notice, that number of Shares held by such Tag-Along Rightholder equal to that percentage of the Offered Securities determined by dividing (i) the total number of Shares (on an as-converted basis) then owned by such Tag-Along Rightholder by (ii) the sum of (x) the total number of Shares (on an as-converted basis) then owned by all the Tag-Along Rightholders exercising their rights pursuant to this Section 3.1(f) and (y) the total number of Shares (on an as-converted basis) then owned by the Selling Shareholder.  The Selling Shareholder and the Tag-Along Rightholder(s) exercising their rights pursuant to this Section 3.1(f) shall effect the sale of the Offered Securities and such Tag-Along Rightholder(s) shall sell the number of Offered Securities required to be sold by such Tag-Along Rightholder(s) pursuant to this Section 3.1(f)(i), and the number of Offered Securities to be sold to such Third Party Purchaser by the Selling Shareholders shall be reduced accordingly.

(ii)                                  the Selling Shareholder shall give notice to each Tag-Along Rightholder of each proposed sale by it of Offered Securities which gives rise to the rights of the Tag-Along Rightholders set forth in this Section 3.1(f), at least fifteen (15) days prior to the proposed consummation of such sale, setting forth the number of Offered Securities, the name and address of the proposed Third Party Purchaser, the proposed amount and form of consideration and terms and conditions of payment offered by such Third Party Purchaser, the number of Shares that such Tag-Along Rightholder may sell to such Third Party Purchaser (determined in accordance with Section 3.1(f)(i)), and a representation that such Third Party Purchaser has been informed of the “tag-along” rights provided for in this Section 3.1(f) and has agreed to purchase Shares in accordance with the terms hereof.  The tag-along rights

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provided by this Section 3.1(f) must be exercised by any Tag-Along Rightholder wishing to sell its Shares within ten (10) days following receipt of the notice required by the preceding sentence, by delivery of a written notice to the Selling Shareholder indicating such Tag-Along Rightholder’s wish to exercise its rights and specifying the number of Shares (up to the maximum number of Shares owned by such Tag-Along Rightholder required to be purchased by such Third Party Purchaser) it wishes to sell, provided that any Tag-Along Rightholder may waive its rights under this Section 3.1(f) prior to the expiration of such 10-day period by giving written notice to the Selling Shareholder, with a copy to the Company.  The failure of a Tag-Along Rightholder to respond within such 10-day period shall be deemed to be a waiver of such Tag-Along Rightholder’s rights under this Section 3.1(f).  If a Third Party Purchaser fails to purchase Shares from any Tag-Along Rightholder that has properly exercised its tag-along rights pursuant to this Section 3.1(f)(ii), then the Selling Shareholder shall not be permitted to consummate the proposed sale of the Offered Securities, and any such attempted sale shall be null and void ab initio.

(g)                                 Nothing contained in Sections 3.1(a) to (f) (inclusive) shall apply to transfers made to a Permitted Transferee set out in Section 2.2.

3.2                               Involuntary Transfers

(a)                                  Rights of First Offer upon Involuntary Transfer.  If an Involuntary Transfer of any Shares (the “Transferred Shares”) owned by any Selling Shareholder shall occur, then the Company and the Holders (for the purpose of Section 3.2, each, a “Rightholder” and collectively, the “Rightholders”) shall have the same rights as specified in Sections 3.1(b) and 3.1(c), respectively, with respect to such Transferred Shares as if the Involuntary Transfer had been a proposed voluntary transfer by the Selling Shareholder, except that (i) the time periods shall run from the date of receipt by the Company of actual notice of the Involuntary Transfer (and the Company shall immediately give notice to the Rightholders of the date of receipt of such notice), (ii) such rights shall be exercised by notice to the transferee of such Transferred Shares (the “Involuntary Transferee”) rather than to the Shareholder who suffered or will suffer the Involuntary Transfer and (iii) the purchase price per Transferred Share shall be agreed upon by the Involuntary Transferee and the Company and/or the purchasing Rightholders purchasing a majority of the Transferred Shares, as the case may be; provided, however, that if such parties fail to agree as to such purchase price, the purchase price shall be the Fair Value thereof as determined in accordance with Section 3.2(b).

(b)                                 Fair Value.  If the parties fail to agree upon the purchase price of the Transferred Shares in accordance with Section 3.2(a) hereof, then the Company or the Rightholders, as the case may be, shall purchase the Transferred Shares at a purchase price equal to the Fair Value (as hereinafter defined) thereof.  The Fair Value of the Transferred Shares shall be determined by a panel of three independent appraisers, which shall be internationally recognized investment banking firms or internationally recognized experts experienced in the valuation of corporations engaged in the Business.  Within five (5) Business Days after the date the applicable parties determine that they cannot agree as to the purchase price, the Involuntary Transferee and the Board of Directors (in the case of a purchase by the Company), or the purchasing Rightholders purchasing a majority of the Transferred Shares being purchased by the purchasing Rightholders (if the Company is not purchasing any Transferred Shares), or the Board of Directors and such purchasing Rightholders jointly (in the case of a purchase by the Company and Rightholders), as the case may be, shall each designate one such appraiser that is willing and able to conduct such determination.  If either the Involuntary Transferee or the Board of Directors or the

14

purchasing Rightholders or both, as the case may be, fails to make such designation within such period, then the other party that has made the designation shall have the right to make the designation on its behalf.  The two appraisers designated shall, within a period of five (5) Business Days after the designation of the second appraiser, designate a mutually acceptable third appraiser.  The three appraisers shall conduct their determination as promptly as practicable, and the Fair Value of the Transferred Shares shall be the average of the determination of the two appraisers that are closer to each other than to the determination of the third appraiser, which third determination shall be discarded; provided, however, that if the determination of two appraisers are equally close to the determination of the third appraiser, then the Fair Value of the Transferred Shares shall be the average of the determination of all three appraisers.  Such determination shall be final and binding on the Involuntary Transferee, the Company and the Rightholders.  The Involuntary Transferee shall be responsible for the fees and expenses of the appraiser designated by or on behalf of it, and either or both of the Company and the purchasing Rightholders shall be responsible for the fees and expenses of the appraiser designated by or on behalf of either or both of the Board of Directors and the purchasing Rightholders, as the case may be.  The Involuntary Transferee and the Company or the purchasing Rightholders, as the case may be, shall each share half the fees and expenses of the appraiser designated by the appraisers.  For purposes of this Section 3.2(b), the “Fair Value” of the Transferred Shares means the fair market value of such Transferred Shares determined in accordance with this Section 3.2(b) based upon all considerations that the appraisers determine to be relevant.  All expenses to be shared by the Company and the purchasing Rightholders, or among the purchasing Rightholders (if the Company is not purchasing any Transferred Shares), shall be shared in proportion to the number of Shares (on an as-converted basis) purchased.

(c)                                  Closing.  The closing of any purchase under this Section 3.2 shall be held at the executive office of the Company located at Block 1, Tower D, Huitong Times Square, No. 71 Jiangguo Street, Chaoyang, Beijing, PRC at 11:00 a.m., local time, on the earlier to occur of (a) the fifth Business Day after the purchase price per Transferred Share shall have been agreed upon by the Involuntary Transferee and the Company and/or the purchasing Rightholders, as the case may be, in accordance with Section 3.2(a)(iii), or (b) the fifth Business Day after the determination of the Fair Value of the Transferred Shares in accordance with Section 3.2(b), or at such other time and place as the parties to the transaction may agree.  At such closing, the Involuntary Transferee shall deliver certificates, if applicable, or other instruments or documents representing the Transferred Shares being purchased under this Section 3.2, duly endorsed with a signature guarantee for transfer and accompanied by all requisite transfer taxes, if any, and such Transferred Shares shall be free and clear of any Liens (other than those arising hereunder) arising through the action or inaction of the Involuntary Transferee and the Involuntary Transferee shall so represent and warrant, and further represent and warrant that it is the beneficial owner of such Transferred Shares.  The Company or each Rightholder, as the case may be, purchasing such Transferred Shares shall deliver at closing payment in full in immediately available funds for such Transferred Shares.  At such closing, all parties to the transaction shall execute such additional documents as are otherwise necessary or appropriate.

(d)                                 General.  In the event that the provisions of this Section 3.2 shall be held to be unenforceable with respect to any particular Involuntary Transfer, the Company and the Rightholders shall have the rights specified in Sections 3.1(b) and 3.1(c), respectively, with respect to any transfer by an Involuntary Transferee of such Shares, and each Rightholder agrees that any Involuntary Transfer shall be subject to such rights, in which case the Involuntary Transferee shall be deemed to be Young Vision for purposes of Section 3.1 of this Agreement and shall be bound by the provisions of Section 3.1 and other related provisions of this Agreement.

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3.3                               Transfer of Shares of Young Vision

If the Shareholder of Young Vision (or any Permitted Transferee thereof) wishes to transfer any shares of Young Vision to a Third Party other than a Permitted Transferee pursuant to Section 2.2(b), the Shareholder of Young Vision shall be deemed to directly hold all the Shares of the Company held by Young Vision as if such shareholders were shareholders of the Company at the time of such transfer and shall be deemed to directly transfer the Shares of the Company to such Third Party, in which case Sections 3.1, 3.2 and 3.3 shall apply to such transfer mutatis mutandis, provided, further, that the Holders, if electing to purchase the shares of Young Vision to be transferred, shall have the right to purchase either such shares or such number of the Shares of the Company held by Young Vision as is in proportion to the number of the shares of Young Vision so transferred.

3.4                               Transfer of Shares of Global Village

If the Shareholder of Global Village (or any Permitted Transferee thereof) wishes to transfer any shares of Global Village to a Third Party other than a Permitted Transferee pursuant to Section 2.2(d), the Shareholder of Global Village shall be deemed to directly hold all the Shares of the Company held by Global Village as if such shareholder were a shareholder of the Company at the time of such transfer and shall be deemed to directly transfer the Shares of the Company to such Third Party, in which case Sections 3.1, 3.2 and 3.3 shall apply to such transfer mutatis mutandis, provided, further, that the Holders, if electing to purchase the shares of Global Village to be transferred, shall have the right to purchase either such shares or such number of the Shares of the Company held by Global Village as is in proportion to the number of the shares of Global Village so transferred.

3.5                               Avoidance of Restrictions

The Transfer restrictions in this Agreement shall not be capable of being avoided by the holding of Shares indirectly through a company or other entity that can itself be sold or that can itself issue securities in order to dispose of or transfer an interest in Shares free of such restrictions.  Any Transfer or other disposal of any shares (or other interest) of a Shareholder or of any company (or other entity) having control over that Shareholder shall be treated as being a Transfer of the Shares held by that Shareholder, and the provisions of this Agreement that apply in respect of the Transfer of Shares shall thereupon apply in respect of the Shares so held.

4.                                      Future Issuance of Shares; Preemptive Rights

4.1                               Offering Notice

Except as provided in the following:

(a)                                  Issuance of 7,831,467 Series C Preferred Shares pursuant to the Series C Share Subscription Agreement;

(b)                                 Issuance of 3,517,544 restricted Ordinary Shares to Young Vision to be placed under the Founder Equity Pool, 2,125,176 Ordinary Shares to Global Village as part of the consideration for the purchase of Beijing Star World Technology Co Ltd, and/or the grant of options to purchase up to 6,747,424 Ordinary Shares to employees, officers or consultants of any Group Companies pursuant to a share option plan approved by the Compensation Committee and options to purchase up to 587,060 Ordinary Shares to  CRP Holding Limited;

(c)                                  share split or share dividend or issuance of shares in connection with any recapitalization that would not affect the respective percentage of equity interests of Shareholders in the Company;

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(d)                                 Shares issued upon exercise, conversion or exchange of any Ordinary Share Equivalent previously issued (including the Preferred Shares);

(e)                                  Ordinary Shares issued in consideration of an acquisition or a merger approved by the Board of Directors in accordance with the terms of this Agreement, including the approval of at least one Series A Director and one Series B Director;

(f)                                    Ordinary Shares issued in a Qualified IPO;

(g)                                 Shares issued to strategic investors for Series C Preferred Shares with aggregate proceeds of no more than US$10 million according to Section 2.5 of the Series C Share Subscription Agreement; and/or;

(h)                                 Shares issued pursuant to the consent in writing of holders of seventy-five percent (75%) or more of the issued and outstanding Shares of the Company

((a)-(h) being referred to collectively as “Exempt Issuances”), if the Company wishes to issue any Share Capital or any other securities convertible into or exchangeable for Share Capital of the Company to any Person (the “Subject Purchaser”), then the Company shall offer such newly issued Share Capital or other securities (the “New Securities”) first to each of the Holders (each, a “Preemptive Rightholder” and collectively, the “Preemptive Rightholders”) by sending written notice (the “New Issuance Notice”) to the Preemptive Rightholders, which New Issuance Notice shall state (x) the number of New Securities proposed to be issued and (y) the proposed purchase price per share of the New Securities (the “Proposed Price”).  Upon delivery of the New Issuance Notice, such offer shall be irrevocable unless and until the rights provided for in Section 4.2 shall have been waived or shall have expired.

4.2                               Preemptive Rights; Exercise

(a)             For a period of fifteen (15) days after the giving of the New Issuance Notice pursuant to Section 4.1 (the “15-day Period”), each of the Preemptive Rightholders shall have the right to purchase its Proportionate Percentage (as hereinafter defined) of the New Securities at a purchase price equal to the Proposed Price and upon the same terms and conditions set forth in the New Issuance Notice.  Each Preemptive Rightholder shall have the right to purchase that percentage of the New Securities determined by dividing (x) the total number of Shares (on an as-converted basis) then owned by such Preemptive Rightholder exercising its rights under this Section 4.2 by (y) the total number of Shares (on an as-converted basis) owned by all of the Preemptive Rightholders exercising their rights under this Section 4.2 (the “Proportionate Percentage”).  If any Preemptive Rightholder does not fully subscribe for the number or amount of New Securities that it or he is entitled to purchase pursuant to the preceding sentence, then each Preemptive Rightholder which elected to purchase New Securities shall have the right, within 30 days subsequent to the lapse of the 15-day Period by delivering a written notice of overallotment to the Company, to purchase that percentage of the remaining New Securities not so subscribed for (for the purposes of this Section 4.2(a), the “Excess New Securities”) determined by dividing (x) the total number of Shares (on an as-converted basis) then owned by such fully participating Preemptive Rightholder by (y) the total number of Shares (on an as-converted basis) then owned by all fully participating Preemptive Rightholders who elected to purchase Excess New Securities.

(b)            The right of each Preemptive Rightholder to purchase the New Securities under subsection (a) above shall be exercisable by delivering written notice of the exercise thereof, prior to the expiration of the 15-day Period referred to in subsection (a) above, to the Company, which notice shall state the amount of New Securities that such Preemptive Rightholder elects to purchase pursuant to Section 4.2(a).  The failure of a Preemptive Rightholder to respond within such 15-day Period shall be deemed to be a waiver of such

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Preemptive Rightholder’s rights under Section 4.2(a), provided that each Preemptive Rightholder may waive its rights under Section 4.2(a) prior to the expiration of such 15-day Period by giving written notice to the Company.

4.3                               Closing

The closing of the purchase of New Securities subscribed for by the Preemptive Rightholders under Section 4.2 shall be held at the executive office of the Company at 11:00 a.m., local time, on (a) the 45th day after the giving of the New Issuance Notice pursuant to Section 4.1, if the Preemptive Rightholders elect to purchase all of the New Securities under Section 4.2, (b) the date of the closing of the sale to the Subject Purchaser made pursuant to Section 4.4 if the Preemptive Rightholders elect to purchase some, but not all, of the New Securities under Section 4.2 or (c) at such other time and place as the parties to the transaction may agree.  At such closing, the Company shall deliver certificates representing the New Securities, and such New Securities shall be issued free and clear of all Liens (other than those arising hereunder and those attributable to actions by the purchasers thereof) and the Company shall so represent and warrant, and further represent and warrant that such New Securities shall be, upon issuance thereof to the Preemptive Rightholders and after payment therefor, duly authorized, validly issued, fully paid and non-assessable.  Each Preemptive Rightholder purchasing the New Securities shall deliver at the closing payment in full in immediately available funds for the New Securities purchased by him or it.  At such closing, all of the parties to the transaction shall execute such additional documents as are otherwise necessary or appropriate.

4.4                               Sale to Subject Purchaser

The Company may sell to the Subject Purchaser all of the New Securities not purchased by the Preemptive Rightholders pursuant to Section 4.2 on terms and conditions that are no more favorable to the Subject Purchaser than those set forth in the New Issuance Notice; provided, however, that such sale is bona fide and made pursuant to a contract entered into within ninety (90) days following the earlier to occur of (i) the waiver by the Preemptive Rightholders of their option to purchase New Securities pursuant to Section 4.2, and (ii) the expiration of the 15-day period referred to in Section 4.2.  If such sale is not consummated within such 90-day period for any reason, then the restrictions provided for herein shall again become effective, and no issuance and sale of New Securities may be made thereafter by the Company without again offering the same in accordance with this Section 4.  The closing of any issuance and purchase pursuant to this Section 4.4 shall be held at a time and place as the parties to the transaction may agree within such 90 day period.

5.                                      After-Acquired Securities; Agreement to be Bound

5.1                               After-Acquired Securities

All of the provisions of this Agreement shall apply to all of the Shares and Ordinary Share Equivalents now owned or which may be issued or transferred hereafter to a Shareholder in consequence of any additional issuance, purchase, exchange or reclassification of any of such Shares or Ordinary Share Equivalents, corporate reorganization, or any other form of recapitalization, consolidation, merger, share split or share dividend, or which are acquired by a Shareholder in any other manner.

5.2                               Agreement to be Bound

The Company shall not issue any share capital or any Ordinary Share Equivalents to any Person not a party to this Agreement, other than to directors, officers, employees or consultants of the Company pursuant to an employee share option plan approved by the Board of Directors, unless either (a) such Person has agreed in writing to be bound by the terms and conditions of this Agreement pursuant to an instrument substantially in the form attached hereto as Exhibit A-2, or (b) such Person has entered into an agreement with the Company restricting the transfer of its or his Shares in form and

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substance reasonably satisfactory to the Board of Directors.  Upon becoming a party to this Agreement, such Person shall be deemed to be, and shall be subject to the same obligations as other Shareholders hereunder.  Any issuance of Share Capital or any Ordinary Share Equivalents by the Company in violation of this Section 5.2 shall be null and void ab initio.

6.             Corporate Governance and Rights of the Holders

6.1          General

From and after the execution of this Agreement, at any regular or special meeting of shareholders of the Company (a “Shareholders Meeting”) or in any written consent executed in lieu of such a meeting of shareholders (a “Written Consent”) (a) each Shareholder shall vote its Shares, and each Shareholder and the Company shall take all other actions necessary, to give effect to the provisions of this Agreement (including, without limitation, Sections 6.3 and 6.6 hereof) and to ensure that the Charter Documents do not, at any time hereafter, conflict in any respect with the provisions of this Agreement; (b) each Shareholder shall vote its Shares, upon any matter submitted for action by the Company’s shareholders or with respect to which such Shareholder may vote or act by Written Consent, in conformity with the specific terms and provisions of this Agreement and the Charter Documents; and (c) no Shareholder shall vote its Shares in favor of any amendment of the Charter Documents which would conflict with, or purport to amend or supersede, any of the provisions of this Agreement (including, without limitation, Sections 6.3 and 6.6 hereof).

6.2          Shareholder Actions

In order to effectuate the provisions of this Agreement, each Shareholder (a) hereby agrees that when any action or vote is required to be taken by such Shareholder pursuant to this Agreement, such Shareholder shall use its reasonable best efforts to call, or cause the appropriate officers and directors of the Company to call, a Shareholders Meeting (and at such meeting shall vote all Shares held by such Shareholder to effectuate such shareholder action), or to execute or cause to be executed a Written Consent to effectuate the provisions of this Agreement, (b) shall use its reasonable best efforts to cause the Board of Directors to adopt, either at a meeting of the Board of Directors or by unanimous written consent of the Board of Directors, all the resolutions necessary to effectuate the provisions of this Agreement, and (c) shall use its reasonable best efforts to cause the Board of Directors to cause the Secretary of the Company, or if there be no secretary, such other officer of the Company as the Board of Directors may appoint to fulfill the duties of Secretary, not to record any vote or consent contrary to the terms of this Agreement.

6.3          Shareholders Meetings

Each of the Holders shall be entitled to vote such number of votes as is equal to the number of shares of Ordinary Shares then issuable upon conversion of the Preferred Shares held by such Investor (after giving effect to any appropriate adjustment of the conversion price).

6.4          Board of Directors

(a)           The Board of Directors shall comprise a maximum of six (6) directors.

(b)           Sequoia and CDH shall, for so long as they continue to hold any Series A Preferred Shares, each have the right to designate one director (“Series A Directors”) and shall each have the exclusive right to remove and replace the respective Series A Director so designated and elected by them.

(c)           Highland shall, for so long as they continue to hold any Series B Preferred Shares, have the right to designate one director (“Series B Director”) and shall have the exclusive right to remove and replace the Series B Director so designated and elected.

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(d)           Young Vision and Global Village together shall have the right to designate a maximum of three directors (“Founder Directors”) and shall have the exclusive right to remove and replace any and all of the Founder Directors so designated and elected.  One of the Founder Directors shall be the chairman of the Board.

(e)           Each Shareholder shall vote its Shares and take all other actions necessary to elect the directors so designated to the Board of Directors.

(f)            A compensation committee (“Compensation Committee”) shall be established under the Board of Directors as soon as practicable, consisting of three Founder Directors, two Series A Directors and the Series B Director.  The Board of Directors shall delegate to the Compensation Committee the power to approve (i) the Company’s compensation guidelines; (ii) employment of the Company’s Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Chief Technology Officer of the Company, and their respective remuneration or compensation, all based on recommendation from the Special Director; and (iii) an employee share option plan under which up to 6,747,424 Ordinary Shares shall be reserved for issuance (as adjusted for any share dividend, share split or combination) subject to a four-year granting schedule commencing from January 25,2006, and 587,060 Ordinary Shares shall be reserved for issuance to CRP Holding Limited (“CRP”) at a price of US$0.65 per Ordinary Share at the option of CRP for 3 years from November 7, 2006, in connection with that certain letter dated July 10, 2006 from the Company to CRP.

(g)           The Board of Directors shall delegate to the Special Director, for so long as he serves as the Company’s CEO, the power to remove any senior management personnel and employees of the Group Companies, after consultation with the Compensation Committee.

(h)           Sequoia, CDH, Matrix, Redpoint, Highland and TBP, for so long as they continue to hold any Preferred Share, shall each have the right to designate a representative to attend all the meetings of the Board of Directors as a non-voting observer (“Non-voting Observers”).  The Company shall provide the Non-voting Observers with copies of all notices and materials provided to its Directors.

(i)            Without the approval of the Board, the Company shall not, and the Company shall cause each of its Subsidiaries not to, approve, consent to or otherwise ratify any amendments, modifications or changes to the Control Arrangments with the Subsidiaries, including, without limitation, the Control Arrangments as set forth in the Series C Share Subscription Agreement, or any commitment to enter or entering into any such control arrangements with the Subsidiaries.

6.5          Removal and Replacement of Director

(a)           Removal of Directors.  If at any time a Shareholder who designated a director pursuant to Section 6.4 above notifies the other Shareholders of their wish to remove at any time and for any reason (or no reason) the director he or she designated then each Shareholder shall vote all of its Shares so as to remove such director.

(b)           Replacement of Directors.

(i)            If at any time, a vacancy is created on the Board of Directors by reason of the incapacity, death, removal or resignation of a director designated pursuant to Section 6.4 hereof, then the Shareholder who designated such director shall designate an individual who shall be elected to fill the vacancy and such new director shall serve the balance of the term of his or her predecessor.

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(ii)           Upon receipt of notice of the designation of a nominee pursuant to Section 6.4, each Shareholder shall, as soon as practicable after the date of such notice, take all reasonable actions, including the voting of its Shares, to elect the director so designated to fill the vacancy.

6.6          Protective Provisions

(a)           For so long as any Series B Preferred Shares and Series C Preferred Shares remain outstanding, without the approval of holders of at least 66 2/3% of the issued and outstanding Series B Preferred Shares and Series C Prefered Shares, voting together as a single class but not as a separate class, the Company shall not, and the Company shall cause each of its Subsidiaries not to, approve, consent to or otherwise ratify any of the following actions which shall be considered class rights:

(i)            alter or change, or engage in any action which would adversely effect, the rights, preferences or privileges of the Series B Preferred Shares and/or the Series C Preferred Shares;

(ii)           authorize or issue any equity security (including any security convertible into or exchangeable for any equity security) senior to or on a parity with the Series B Preferred Shares and/or the Series C Preferred Shares including, without limitation, as to dividend rights or redemption rights or liquidation preferences;

(iii)          amend or waive any provision of the Company’s Charter Documents in a manner that would alter or change the rights, preferences or privileges of the Series B Preferred Shares and/or the Series C Preferred Shares ;

(iv)          increase or decrease the authorized number of shares of Ordinary Shares and Preferred Shares;

(v)           result in the redemption or repurchase of any capital equity of the Company (other than Ordinary Shares pursuant to equity incentive agreements with service providers giving the Company the right to repurchase shares upon the termination of services);

(vi)          result in any merger, consolidation, or other corporate reorganization, or any transaction or series of transactions in which 50% or more of the voting power of the Company or its Subsidiaries is transferred or in which all or substantially all of the assets of the Company or its Subsidiaries, as applicable, are sold;

(vii)         increase or decrease the authorized size of the Board of Directors;

(viii)        result in the payment or declaration of any dividend on any shares of Ordinary Shares;

(ix)           issue any debt securities or make any borrowings in a series of transactions relating to the same subject matter in excess of US$300,000;

(x)            acquire any business in a series of transactions relating to the same subject matter for a price in excess of US$300,000;

(xi)           appoint the Chief Executive Officer of the Company;

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(xii)          acquire any assets in a series of transactions relating to the same subject matter with a value in excess of US$500,000;

(xiii)         engage in any Related Party transaction; and/or

(xiv)        commit to enter or enter into any agreement to do any of the above;

provided, however, that if no approval or disapproval is given to the Company after the expiration of a 20 Business Day period from the date of the receipt by the holders of Series B Preferred Shares or of Series C Preferred Shares (as the case may be) of a written notice delivered by the Company in accordance with Section 8.1 hereof, such notice to include all material information available to the Group Companies and their management in connection with such action, the approval shall be deemed to have been properly granted.

(b)           For so long as any Series A Preferred Shares remain outstanding, without the approval of holders of at least 75% of the Series A Preferred Shares then issued and outstanding, voting together as a separate class, the Company shall not, and the Company shall cause each of its Subsidiaries not to, approve, consent to or otherwise ratify any of the following actions:

(i)            alter or change the rights, preferences or privileges of the Series A Preferred Shares;

(ii)           authorize or issue any equity security senior to or on a parity with the Series A Preferred Shares as to dividend rights or redemption rights or liquidation preferences;

(iii)          amend or waive any provision of the Company’s Charter Documents in a manner that would alter or change the rights, preferences or privileges of any Series A Preferred Shares;

(iv)          increase or decrease the authorized number of shares of Ordinary Shares and Preferred Shares;

(v)           result in the redemption or repurchase of any shares of Ordinary Shares (other than pursuant to equity incentive agreements with service providers giving the Company the right to repurchase shares upon the termination of services);

(vi)          result in any merger, consolidation, or other corporate reorganization, or any transaction or series of transactions in which in excess of 50% of the voting power of the Company or its Subsidiaries is transferred or in which all or substantially all of the assets of the Company or its Subsidiaries, as applicable, are sold;

(vii)         increase or decrease the authorized size of the Company’s Board of Directors;

(viii)        result in the payment or declaration of any dividend on any shares of Ordinary Shares;

(ix)           issue any debt securities or make any borrowings in a series of transactions relating to the same subject matter in excess of US$300,000;

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(x)            acquire any business in a series of transactions relating to the same subject matter for a price in excess of US$300,000;

(xi)           appoint the Chief Executive Officer of the Company;

(xii)          acquire any assets in a series of transactions relating to the same subject matter with a value in excess of US$500,000;

(xiii)         engage in any Related Party transaction; and/or

(xiv)        commit to enter or enter into any agreement to do any of the above;

provided, however, that if no approval or disapproval is given to the Company after the expiration of a 20 Business Day period from the date of the receipt by the holders of Series A Preferred Shares of a written notice delivered by the Company in accordance with Section 8.1 hereof, such notice to include all material information available to the Group Companies and their management in connection with such action, the approval shall be deemed to have been properly granted.

6.7          Special Voting Arrangement

In event that holders of 80% or more of the issued and outstanding Shares of the Company approve an Exit  (“Approved Exit Event”) , each holder of the Ordinary Shares and of Preferred Shares shall vote for, consent to and raise no objection to such Approved Exit Event and shall otherwise cooperate with and execute and deliver such other documents as may be reasonably requested in connection with the transactions contemplated by the Approved Exit Event, including, without limitation, documents containing several and not joint representations and warranties as to title, power and authority of such holder    In the event that an Exit is proposed, the Company shall use its reasonable endeavour to notify all the Shareholders in writing in advance of such Exit. If no approval or disapproval is given by a Shareholder to the Company after the expiration of a seven (7) Business Day period from the date of such written notice(s) delivered by the Company, the approval shall be deemed to have been properly granted by such Shareholder, in which case such Shareholder shall be deemed to severally and irrevocably authorize and appoint the Special Director to be its/his lawful attorney in its/his name and on its/his behalf to (and the Special Director hereby accepts such appointment):  (i) exercise all of its/his rights and execute all documents, waivers and consents required to be given by it/him, (ii) receive notice of, attend and vote at general meetings of the Company in respect of its/his holding of Shares; and (iii) exercise its/his rights as a member under the Charter Documents, for the purposes of facilitating the effective conclusion of the Approved Exit Event. In the circumstance, any agreement and documents required for such Approved Exit Event shall be binding on each shareholder if the same is executed by holders of 80% or more of the shares of the Company and each shareholder agrees to be bound by any such agreement and documents whether or not he or it is a signatory to the relevant document.   This special voting agreement shall automatically terminate upon the earlier of occurrence of (i) the completion of a Qualified IPO or (ii) a Liquidation.

6.8          Information Rights

(a)           So long as any Holder continues to hold five per cent (5%) or more of the Shares such Holder purchased from the Company and/or is entitled to appoint any Director and/or Non-voting Observer to the Board of Director of the Company, the Company shall deliver to such Holder:

(i)         the Company’s annual consolidated operating plan with budget for the Company and its subsidiaries, itemized in reasonable detail and prepared on a monthly basis, including a balance sheet, cash flow statement and profit and loss statement, for the next fiscal year, as soon as practicable, but in any event within thirty (30) days, prior to the beginning of the next fiscal year.

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(ii)        consolidated annual financial statements, audited by a Big 4 accounting firm, prepared in accordance with GAAP, setting forth in a comparative form results of operations and the corresponding figures for the prior fiscal year, as soon as practicable, but in any event within one hundred and twenty (120) days, after the end of each fiscal year.

(iii)       Unaudited consolidated monthly financial statements within thirty (30) days after the end of each month setting forth in a comparative form results of operations for such month and the corresponding figures for such month in a prior fiscal year, prepared in accordance with GAAP, subject to the normal year-end adjustments.

(b)  For any Holders other than those satisfying the criteria set forth in Section 6.8(a) above, the Company shall provide upon request the following information only:

(i)            a brief annual budget plan for the Company and its Subsidiaries; and

(ii)           brief unaudited consolidated quarterly financial statements.

(c) The above information rights shall terminate upon the earlier to occur of (i) the Qualified IPO or (ii) a Liquidation.  The above information rights shall terminate as to a specific Investor at the time such Investor ceases to hold any Preferred Shares.

6.9          Inspection Rights

The Company shall permit the Holders to visit and inspect the Company and its Subsidiaries’ properties and premises, to examine the books and records and other financial and operating data, and to discuss with their respective directors, officer and employees, accountants, legal counsel and investment bankers matters concerning the Business, operation, finance of the Company and its Subsidiaries, provided that such inspection rights shall not be exercised in any manner that would unduly affect the normal business operation of the Group Companies; provided further that the Holders shall comply with the confidentiality requirements set forth in Section 8.2 of this Agreement; and provided further that the Company shall not be obligated to provide access to any information which it reasonably considers to be a trade secret or similar confidential information, or would adversely affect the attorney-client privilege between the Company and its counsel or would otherwise constitute a conflict of interest with the relevant Holder. .

The above inspection rights shall terminate upon the earlier to occur of (i) the Qualified IPO or (ii) a Liquidation.  The above inspection rights shall terminate as to a specific Investor at the time such Investor ceases to hold any Preferred Shares.

6.10        Directed Share Program

Subject to applicable rules and regulations, the Holders shall have the right to direct up to 5% of the Company’s Ordinary Shares offered in Qualified IPO to be offered and sold to such persons as designated by the Holders.

6.11        Reimbursement of Expenses

The Company shall reimburse its Directors or their respective proxies, for all reasonable travel and accommodation expenses incurred by them in connection with the performance of its duties as director of the Company upon presentation of appropriate documentation evidencing the same.

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6.12        Director’s Indemnification

The Company shall, and each Shareholder shall use reasonable commercial efforts to cause the Board of Directors to cause the Company to take all necessary actions, to the maximum extent permitted by the applicable law, to limit the Series A Directors’ and the Series B Director’s liabilities and exposure to damages pursuant to an indemnification agreement in form and in substance approved by the Board of the Directors.

6.13        Most Favored Treatment

If the Company grants to any subsequent purchaser of the Company’s equity securities any rights concerning the right of the first offer/refusal and registration rights that are, in the good faith judgment of Board of the Directors of the Company, superior to those granted to the Holders, the Company shall grant to the Holders, and the Holders shall be entitled to, such superior rights.

6.14        Right of Assignment

Each of the Holders shall be entitled to transfer all or any of the shares of the  Preferred Shares held by it to one or more affiliated partnerships or funds managed by or affiliated with it or any of their respective directors, officers or partners, provided that such transferee shall agree in writing to be bound to the same extent by the terms of this Agreement pursuant to Sections 2.4 and 5.2 of this Agreement as if it were a Holder of  Preferred Shares at the time this Agreement was executed; provided, further, that the transferee shall not be a Competitor.

6.15        Option to Purchase Domestic Companies

The Company will have an option, exercisable by the Company at any time within 7 years after the Closing Date as defined in the Series C Share Subscription Agreement, to purchase 100% of the shares or ownership of the Domestic Companies for a total consideration of RMB 10,000 or the lowest amount permissible according to the Requirement of Law in the PRC.

7.             Share Certificate Legend

A copy of this Agreement shall be filed with the Secretary of the Company and kept with the records of the Company.  Each certificate representing Shares now held or hereafter acquired by any Shareholder shall for as long as this Agreement is effective bear legends substantially in the following forms:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE UNITED STATES SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY FOREIGN JURISDICTION.  THE SECURITIES MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE AND FOREIGN SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

THE SALE, ASSIGNMENT, HYPOTHECATION, PLEDGE, ENCUMBRANCE OR OTHER DISPOSITION (EACH A “TRANSFER”) AND VOTING OF ANY OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY

25

THE TERMS OF THE SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT, DATED JANUARY 8, 2010, AMONG THE COMPANY, ITS SUBSIDIARIES AND THE SHAREHOLDERS NAMED THEREIN, A COPY OF WHICH MAY BE INSPECTED AT THE COMPANY’S PRINCIPAL OFFICE.  THE COMPANY WILL NOT REGISTER THE TRANSFER OF SUCH SECURITIES ON THE BOOKS OF THE COMPANY UNLESS AND UNTIL THE TRANSFER HAS BEEN MADE IN COMPLIANCE WITH THE TERMS OF THE SHAREHOLDERS AGREEMENT.

8.             Miscellaneous

8.1          Notices

All notices, demands or other communications provided for or permitted hereunder shall be made in writing in English and shall be sent by registered or certified first class mail, facsimile (if the recipient acknowledges receipt), courier service or personal delivery:

(a)		if to the Company:

Qihoo Technology Company Limited
Block 1, Tower D, Huitong Times Square,
No. 71 Jiangguo Street
Chaoyang, Beijing, 100025
PRC

Fax: (86-10) 8599-7898
Attention: Xiangdong QI

(b)		if to the Special Managers

	c/o	Block 1, Tower D, Huitong Times Square,
No. 71 Jiangguo Street
Chaoyang, Beijing, 100025
PRC

Fax: (86-10) 8599-7898
Attention: Xiangdong QI

(c)		if to Young Vision

	c/o	Block 1, Tower D, Huitong Times Square,
No. 71 Jiangguo Street
Chaoyang, Beijing, 100025
PRC

Fax: (86-10) 8599-7898
Attention: Xiangdong QI

(d)		if to Global Village or the Special Director:

B705, North Tower, Lanbao,

26

Gong Yu, 3, Xi Da Wang Road
Chaoyoung, Beijing
P.R. China 100026

Fax: (86-10) 8599 7898
Attention: Hu Huan

(e)	if to the Investors:

Sequoia China Capital I, L.P.
Unit 3202A, 32/F, The Centrium,
No. 60 Wyndham Street,
Hong Kong

Fax: (852) 2501-5240
Attention: Neil Shen

CDH Net Technology Limited
Six Battery Road
Singapore 049909

Fax: (65) 6565 9898
Attention: Mr. K. H. Lew — Director

GMO VenturePartners Investment Limited Partnership
CERULEAN TOWER, 26-1, Sakuraokacho,
Shibuya-ku, Tokyo (150-8512)
Japan

Attention: Ryu Muramatsu

IDG Technology Venture Investment III, L.P.
c/o IDG VC Management Ltd.
10/F Effectual Building
16 Hennessy road
Wanchai, Hong Kong

Attention: Mr. Simon Ho
Fax: (852) 25291619

Joinway Investments Limited
B705, North Tower, Lanbao,
Gong Yu, 3, Xi Da Wang Road
Chaoyoung, Beijing
P.R. China 100026

Fax: (86-10) 8599 7898
Attention: Hu Huan

Matrix Partners VII, L.P./ Weston & Co. VII LLC
1000 Winter Street
Suite 4500

27

Waltham, MA 02451
USA
Attention: Tim Barrows/Phyllis Doherty

Highland Capital Partners VI Limited Partnership
Highland Capital Partners VI-B Limited Partnership
Highland Entrepreneurs’ Fund VI Limited Partnership,
92 Hayden Avenue
Lexington, MA 02421
USA
Fax: + 1 781 — 861 — 5499
Attention:	Dan Nova
Kathy Barry

Redpoint Ventures
Attention: Lars Pedersen
3000 Sand Hill Road
Building 2 Suite 290
Menlo Park, CA 94025
USA

Fax: +1 650-854-5762
Attention: Lars Pedersen

Trustbridge Partners III, L.P.
c/o Trustbridge (Shanghai) Investment Advisory Co. Ltd.
Unit 1206, One Lujiazui, No.68 Yincheng Road (C), Shanghai, P.R.China, 200120
Phone: 86-21-5010-6188
Fax: 86-21-5010-6162
Attention: David Lin

Zero2IPO China Fund II, L.P.
Room 2101, 21/F., Westlands Centre
20 Westlands Road
Quarry Bay
Hong Kong
Fax:+852 2960 0185
Attention: Mr Danny Chung

All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is mechanically acknowledged, if faxed.  Any party may by notice given in accordance with this Section 8.1 designate another address or Person for receipt of notices hereunder.

8.2          Publicity; Confidentiality

(a)           Except as may be required by applicable Requirement of Law, no party shall issue a press release or public announcement or otherwise make any public disclosure concerning this Agreement without the prior approval of the other Parties.

(b)           Each of the parties shall at all times after the date of this Agreement keep confidential, and not directly or indirectly reveal, disclose or use for his or its own or any other

28

purposes, any confidential information received or obtained as a result of entering into or performing, or supplied by or on behalf of a party in the negotiations leading to, this agreement and which relates to:

(i)                                     the negotiations relating to this agreement;

(ii)                                  the subject matter and/or provisions of this agreement; or

(iii)                               the Group Companies, the Special Managers, Investors or any other party hereto.

(c)                                  Each of the parties shall procure that its employees, officers, representatives and professional advisors to whom any such confidential information is disclosed shall comply with the provisions of this Section 8.2.

(d)                                 Nothing in this Agreement shall restrict party from disclosing information (a) that is already publicly available, (b) that may be required or appropriate in response to any summons or subpoena or in connection with any litigation, provided that such party will use reasonable efforts to notify the other parties in advance of such disclosure so as to permit the other parties to seek a protective order or otherwise contest such disclosure, and such party will use reasonable efforts to cooperate, at the expense of the other party, with the other party in pursuing any such protective order, (c) to the extent that such party reasonably believes it appropriate in order to comply with any Requirement of Law, (d) to such party’s officers, directors, shareholders, investors, advisors, employees, members, partners, controlling persons, auditors or counsel as may be reasonably required or (e) to Persons from whom releases, consents or approvals are required, or to whom notice is required to be provided, pursuant to any Requirement of Law.

8.3          Successors and Assigns; Third Party Beneficiary

This Agreement shall inure to the benefit of and be binding upon successors and permitted assigns of the parties hereto.  This Agreement is not assignable except in connection with a transfer of Shares in accordance with this Agreement.  No person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

8.4          Amendment and Waiver

(a)                                  No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the parties hereto at law, in equity or otherwise.

(b)                                 Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by any party from the terms of any provision of this Agreement, shall be effective only if it is made or given in writing and signed by the parties hereto.  Any such amendment, supplement, modification, waiver or consent shall be binding on the parties hereto.

8.5          Counterparts

This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart

29

of a signature page of this Agreement shall be as effective as delivery of a manually executed counterpart of a signature page of this Agreement.

8.6          Specific Performance

The parties hereto intend that each of the parties have the right to seek damages or specific performance in the event that any other party hereto fails to perform such party’s obligations hereunder.  Therefore, if any party shall institute any action or proceeding to enforce the provisions hereof, any party against whom such action or proceeding is brought hereby waives any claim or defense therein that the plaintiff party has an adequate remedy at law.

8.7          Headings

The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

8.8          Governing Law

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

8.9          Arbitration

Except as otherwise provided in this agreement, any dispute or claim arising out of or in connection with or relating to this agreement, or the breach, termination or invalidity hereof, shall be finally settled by arbitration at the Hong Kong International Arbitration Centre (the “HKIAC”) under the rules of the HKIAC (the “Rules”) as are in force at the date of the notice of arbitration commencing any such arbitration, but subject to the amendments made to the Rules by the rest of this Section 8.9.  For the purpose of such arbitration, there shall be a board of arbitration (the “Board of Arbitration”) consisting of three arbitrators: the Investors as one side shall select one (1) arbitrator, all other parties as the other side shall select one (1) arbitrator, and the third arbitrator shall be selected by mutual agreement of the first two arbitrators, or if these two arbitrators fail to reach agreement on a third arbitrator within twenty (20) days after their selection, such third arbitrator shall thereafter be selected by the HKIAC upon application made to it by either side of the arbitration for such purpose.  The place of arbitration shall be in Hong Kong.  All arbitration proceedings shall be conducted in the English language.  The arbitrators shall decide any such dispute or claim strictly in accordance with the governing law specified in Section 8.8.  Judgment upon any arbitral award rendered hereunder may be entered in any court, and/or application may be made to any such court for a judicial acceptance of the award and/or an order of enforcement, as the case may be. In the event that arbitrators cannot be selected in accordance with the forgoing of this subsection, parties agree to give the right to select all three arbitrators to HKIAC based on the principles of equitability and fairness.

(a)                                  Each party shall cooperate in good faith to expedite (to the maximum extent practicable) the conduct of any arbitral proceedings commenced under this agreement.

(b)                                 Unless the Board of Arbitration shall determine or rule otherwise, the costs and expenses of the arbitration, including the fees of the arbitration, including the fees of the Board of Arbitration, shall be borne (i) by the losing side in the event an award is made in favor of the other side to the arbitration or (ii)  equally by each side to the dispute or claim in the event no award is made in favor of any side to the arbitration. Each party shall pay its own fees, disbursements and other charges of its counsel.

(c)                                  Any award made by the Board of Arbitration shall be final and binding on each side to the dispute.  If arbitral award is rendered in favor of the Investors, the arbitral award shall

30

be final and binding on all other parties to this Agreement (as applicable), and vice versa.  The parties expressly agree to waive the applicability of any laws and regulations that would otherwise give the right to appeal the decisions of the Board of Arbitration so that there shall be no appeal to any court of law from the award of the Board of Arbitration, and a party shall not challenge or resist the enforcement action taken by any other party in whose favor an award of the Board of Arbitration was given.

(d)                                 This Agreement and the rights and obligations of the parties shall remain in full force and effect pending the award in any arbitration proceeding hereunder.

8.10        Severability

If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

8.11        Rules of Construction

Unless the context otherwise requires, references to sections or subsections refer to sections or subsections of this Agreement.

8.12        Entire Agreement

This Agreement, together with the exhibits hereto, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein.  There are no restrictions, promises, representations, warranties or undertakings, other than those set forth or referred to herein or therein.  This Agreement, together with the exhibits hereto, supersede all prior agreements and understandings among the parties with respect to such subject matter.

8.13        Term of Agreement

(a)                                  This Agreement shall become effective upon the execution hereof and shall terminate (including, without limitation, Sections 3, 4, 6.8 and 6.9) upon the earliest of (i) the IPO Effectiveness Date, (ii) a Liquidation (as such term is defined in the Charter Documents), (iii) the consummation of an Exit pursuant to Section 6.6 hereof and (iv) the twelfth anniversary of the date hereof.

(b)                                 This Agreement shall terminate in relation to any Shareholder after such Shareholder shall have ceased to be a shareholder of the Company, except that Section 8.2 shall terminate in accordance with the terms thereto.

(c)                                  In the event of any conflict between this Agreement and the terms of the Chartered Documents, the provisions of this Agreement shall prevail to the extent permitted by any applicable law.

8.14        Further Assurances

Each of the parties shall, and shall cause their respective Affiliates to, execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

31

8.15        Conflicts

In the event that any provisions in this Agreement conflict with any provisions in the Charter Documents of the Company, the provisions in this Agreement shall prevail as between the Shareholders only, who shall effect such changes or modifications as are necessary to bring the conflicting provisions in the Charter Documents to be in line with the provisions in this Agreement.

8.16                   Termination of the Existing Shareholders Agreement; Waiver of Pre-emptive Rights.

(a)           In consideration of the mutual covenants and promises contained herein, each of the parties to the Existing Shareholders Agreement hereby confirms and covenants with each of the other parties thereto that, with effect immediately upon the effectiveness of this Agreement: (a) the Existing Shareholders Agreement shall be absolutely terminated; (b) none of the parties to the Existing Shareholders Agreement have or shall have any rights, claims or interests whatsoever against any of the other parties to the Existing Shareholders Agreement under or in respect of the Existing Shareholders Agreement; and (c) to the extent that any of the parties to the Existing Shareholders Agreement have or may have any rights, claims or interests whatsoever against any of the other parties thereto under or in respect of the Existing Shareholders Agreement, such rights, claims or interests are hereby absolutely, irrevocably and unconditionally waived, discharged and released by the parties concerned.

(b)           Each of the Shareholders of the Company hereby waives any right of first offer, pre-emptive right or other rights to purchase any portion of the Series C Preferred Shares issued by the Company pursuant to the Series C Share Subscription Agreement that such Shareholder may have under the Existing Shareholders Rights Agreement, the Charter Documents and/or otherwise.

[Remainder of page intentionally left blank]

32

IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Shareholders Agreement on the date first written above.

QIHOO TECHNOLOGY COMPANY LIMITED

By:
Name: Xiangdong QI
Title:

QIZHI SOFTWARE (BEIJING) CO., LTD.

By:
Name:
Title:

BEIJING 3G3W SCIENCE & TECHNOLOGY CO., LTD.

By:
Name:
Title:

BEIJING QIBU TIANXIA TECHNOLOGY CO., LTD.

By:
Name:
Title:

BEIJING QIHU TECHNOLOGY COMPANY LIMITED

By:
Name:
Title:

QIHOO 360 SOFTWARE (BEIJING) COMPANY LIMITED

By:
Name:
Title:

Signature Pages to Shareholders Agreement

SHANGHAI QITAI NETWORK TECHNOLOGY CO., LTD.

By:
Name:
Title:

BEIJING STAR WORLD TECHNOLOGY COMPANY LIMITED

By:
Name:
Title:

Signature Pages to Second Amended and Restated Shareholders Agreement

YOUNG VISION GROUP LIMITED

By:
Name:
Title:

SHAREHOLDER OF YOUNG VISION GROUP LIMITED

By:
Name:

GLOBAL VILLAGE ASSOCIATES LIMITED

By:
Name:
Title:

SHAREHOLDER OF
GLOBAL VILLAGE ASSOCIATES LIMITED

By:
Name:

Signature Pages to Second Amended and Restated Shareholders Agreement

INVESTORS

SEQUOIA CAPITAL CHINA I, L.P.

By:	Sequoia Capital China Management I, L.P., a Cayman Islands Exempted Limited Partnership, its General Partner

By:	SC China Holding Limited, a Cayman Islands
Limited Liability Company, its General Partner

By:
Name: Jimmy Wong
Title: Authorized Signatory

SEQUOIA CAPITAL CHINA PARTNERS FUND I, L.P.

By:	Sequoia Capital China Management I, L.P., a Cayman Islands Exempted Limited Partnership, its General Partner

By:	SC China Holding Limited, a Cayman Islands
Limited Liability Company, its General Partner

By:
Name: Jimmy Wong
Title: Authorized Signatory

Signature Pages to Second Amended and Restated Shareholders Agreement

SEQUOIA CAPITAL CHINA PRINCIPALS FUND I, L.P.

By:	Sequoia Capital China Management I, L.P., a Cayman Islands Exempted Limited Partnership, its General Partner

By:	SC China Holding Limited, a Cayman Islands
Limited Liability Company, its General Partner

By:
Name: Jimmy Wong
Title: Authorized Signatory

Signature Pages to Second Amended and Restated Shareholders Agreement

CDH NET TECHNOLOGY LIMITED

By:
	Name:	Gongquan Wang
	Title:	Directo

Signature Pages to Second Amended and Restated Shareholders Agreement

GMO VENTUREPARTNERS INVESTMENT LIMITED PARTNERSHIP

By:
	Name:	Ryu Muramatsu
	Title:	General Partner

Signature Pages to Shareholders Agreement

IDG TECHNOLOGY VENTURE
INVESTMENT III, L.P.

By:	IDG Technology Venture Investment III, LLC, its General Partner

By:
Name:
Title:

Signature Pages to Shareholders Agreement

JOINWAY INVESTMENTS LIMITED

By:
Name:
Title:

Signature Pages to Shareholders Agreement

MATRIX PARTNERS VII, L.P.

By:	Matrix VII Management Co. L.L.C.

By:
Name:
Title:

Signature Pages to Shareholders Agreement

WESTON & CO. VII LLC

By: Matrix Partners Management Services, L.P., Sole Manager

By: Matrix Partners Management Services GP, LLC, its General Partner

By:
Name:
Title:

Signature Pages to Shareholders Agreement

HIGHLAND CAPITAL PARTNERS VI LIMITED PARTNERSHIP

By:	Highland Management Partners VI
Limited Partnership, its General Partner

By:	Highland Management Partners VI, Inc.,
its General Partner

By:

Name: Kathleen Barry
Title: Authorized Officer

HIGHLAND CAPITAL PARTNERS VI-B LIMITED PARTNERSHIP

By:	Highland Management Partners VI
Limited Partnership, its General Partner

By:	Highland Management Partners VI, Inc.,
its General Partner

By:

Name: Kathleen Barry
Title: Authorized Officer

HIGHLAND ENTREPRENEURS’ FUND VI LIMITED PARTNERSHIP

By:	HEF VI Limited Partnership, its General Partner

By:	Highland Management Partners VI, Inc.,
its General Partner

By:

Name: Kathleen Barry
Title: Authorized Officer

REDPOINT VENTURES III, L.P.
By: Redpoint Ventures III, LLC, its General Partner

By:
Name: John Walecka
Title: Managing Director

Signature Pages to Shareholders Agreement

REDPOINT ASSOCIATES III, LLC, as nominee:

By:
Name: John Walecka
Title: Managing Director

Signature Pages to Second Amended and Restated Shareholders Agreement

TRUSTBRIDGE PARTNERS III, L.P.
By:	TB PARTNERS GP3, L.P.,
its general partner

By:	TB PARTNERS GP LIMITED,
its general partner

By:
Name: Shujun Li
Title: Director

Signature Pages to Second Amended and Restated Shareholders Agreement

ZERO2IPO CHINA FUND II, L.P.

By:

By:
Name: Mr. Danny Chung
Title: Managing Director

Signature Pages to Second Amended and Restated Shareholders Agreement

SPECIAL MANAGERS

By:
HONGYI ZHOU

By:
XIANGDONG QI

By:
XIAOHONG SHI

By:
SHU CAO

Signature Pages to Second Amended and Restated Shareholders Agreement

SPECIAL DIRECTOR

By:
HONGYI ZHOU

Signature Pages to Second Amended and Restated Shareholders Agreement

Exhibit A-1(1)

ACKNOWLEDGMENT AND AGREEMENT

The undersigned wishes to receive from                      (“Transferor”) certain shares or certain options, warrants or other rights to purchase                                shares, par value US$0.001 per share, of Ordinary Shares (the “Shares”) of Qihoo Technology Company Limited, a company organized and existing under the laws of the Cayman Islands (the “Company”);

The Shares are subject to that certain Second Amended and Restated Shareholders Agreement, dated December       , 2009 (the “Agreement”), among the Company and the other parties listed on the signature pages thereto;

The undersigned has been given a copy of the Agreement and afforded ample opportunity to read and to have counsel review it, and the undersigned is thoroughly familiar with its terms;

Pursuant to the terms of the Agreement, the Transferor is prohibited from transferring such Shares and the Company is prohibited from registering the transfer of the Shares unless and until a transfer is made in accordance with the terms and conditions of the Agreement and the recipient of such Shares acknowledges the terms and conditions of the Agreement and agrees to be bound thereby; and

The undersigned wishes to receive such Shares and have the Company register the transfer of such Shares.

In consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce the Transferor to transfer such Shares to the undersigned and the Company to register such transfer, the undersigned does hereby acknowledge and agree that (i) he/she has been given a copy of the Agreement and afforded ample opportunity to read and to have counsel review it, and the undersigned is thoroughly familiar with its terms, (ii) the Shares are subject to the terms and conditions set forth in the Agreement, and (iii) the undersigned does hereby agree fully to be bound thereby as Young Vision, Global Village, or the Investor, as the case may be (as therein defined).

This                  day of                 , 20    .

(1)          For transfers of previously issued shares.

A-1

Exhibit A-2(1)

ACKNOWLEDGMENT AND AGREEMENT

The undersigned wishes to receive from Qihoo Technology Company Limited, a  company organized and existing under the laws of the Cayman Islands (the “Company”),                                      shares, par value US$0.001 per share, of Ordinary Shares, or certain newly issued options, warrants or other rights to purchase                              shares of Ordinary Shares (the “Shares”), of the Company;

The Shares are subject to that certain Second Amended and Restated Shareholders Agreement, dated December          , 2009 (the “Agreement”), among the Company and the other parties listed on the signature pages thereto;

The undersigned has been given a copy of the Agreement and afforded ample opportunity to read and to have counsel review it, and the undersigned is thoroughly familiar with its terms;

Pursuant to the terms of the Agreement, the Company is prohibited from issuing the Shares unless and until the same are first offered to the Preemptive Rightholders (as defined in the Agreement) in accordance with the terms and conditions of the Agreement and the recipient of such Shares acknowledges the terms and conditions of the Agreement and agrees to be bound thereby; and

The undersigned wishes to receive such Shares.

In consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce the Company to issue such Shares, the undersigned does hereby acknowledge and agree that (i) he/she has been given a copy of the Agreement and afforded ample opportunity to read and to have counsel review it, and the undersigned is thoroughly familiar with its terms, (ii) the Shares are subject to terms and conditions set forth in the Agreement, and (iii) the undersigned does hereby agree fully to be bound thereby as a holder of Ordinary Shares.

This                  day of                 , 20    .

(1)          For newly issued shares.

Appendix G-1

Between

Qihoo Technology Company Limited

(as the Employer)

And

(as the Employee)

EMPLOYMENT AGREEMENT

          December 2009

THIS AGREEMENT is made on the             December, 2009

BETWEEN:

(1)                                  Qihoo Technology Company Limited, a company incorporated under the laws of the Cayman Islands (the “Company”); and

(2)                                              , holder of PRC passport no.              of                  (the “Employee”).

NOW IT IS HEREBY AGREED as follows:

1.                                      Employment and Position Details

1.1                                 The Company hereby employs the Employee as its Chief Executive Officer and the Employee hereby accepts such employment upon and subject to the terms and conditions hereinafter contained.  Further details of the position of the Employee hereunder are set out in Part I of Schedule 1 hereto.

1.2                                 In performance of his/her duties, the Employee shall be subject to the lawful directions of the Board of Directors of the Company (“Board”).

2.                                      Remuneration Package and Benefits

The Employee shall be entitled to the remuneration package and the benefits set out in Schedule 1 hereto.  Save as expressly provided herein or otherwise agreed by the Board or a committee thereof, the Employee shall not be entitled to any, or any claim for, reward, bonus, allowance, double pay, reimbursement, share of profit or other remuneration or compensation of whatever description.

3.                                      Duties

3.1                                 The Employee shall devote substantially all his/her working time, attention and skill to the affairs of the Group Companies, and in the discharge of his/her duties hereunder, including without limitation the following:

(a)                                  undertaking such duties and responsibilities commensurate with the Employee’s position for similarly sized companies in the same or similar industry;

(b)                                 undertaking such duties and exercising such powers in relation to the Company and its business as the Board may from time to time assign to or vest in him/her;

(c)                                  discharging such duties and observing and complying with all such lawful resolutions, regulations and directions as made or given by the Board from time to time;

(d)                                 undertaking to do such other and additional work as may lawfully be requested of him/her and to perform such services for any Group Company as the Board may from time to time lawfully require; and

(e)                                  at all times keeping the Board promptly and fully informed of his/her conduct of the business or affairs of the Group Companies and providing such explanations as the Board may require.

1

For the purpose of this Agreement, “Group Companies” means the Company, Qizhi Software (Beijing) Co., Ltd., Beijing 3G3W Science & Technology Co., Ltd., and any other subsidiaries to be established or acquired from time to time by a Group Company; and “Group Company” means an individual company of the Group Companies.

3.2                                 The Employee acknowledges and agrees that the Company may require the Employee to second to or work for any Group Company (other than the Company) from time to time.

3.3                                 Notwithstanding anything to the contrary in this Agreement, the Employee in his office as chief executive officer shall have the authority to (i) appoint, remove or dismiss any Senior Management Personnel of any Group Company (other than the Chief Executive Officer of the Company); (ii) appoint, suspend or remove any manager, officer, secretary, clerk, agent or employee of any Group Company; (iii) fix their respective remuneration and determine their respective duties (other than the Chief Executive Officer of the Company.  For the purpose of this Agreement, “Senior Management Personnel” means, in respect of each of the Group Companies, their respective Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Chief Technical Officer, Vice Presidents or their equivalent and any other officers whose office is higher than the post of Vice President.

4.                                      Conflicting Employment

The Employee shall devote all of his/her business time, energy, skill and efforts to the performance of his/her duties hereunder and shall faithfully and diligently serve the Company.  The Employee shall not (without the previous written consent of the Board) during the continuance of this Agreement (either directly or indirectly) be concurrently engaged or interested in any capacity in any trade, business, profession, undertaking or occupation whatsoever other than business of the Group Companies from time to time, except that the Employee may hold an investment (less than a 50% equity interest) in a company or entity that is not in direct competition of the business of any Group Company. In this Clause 4, the expression “occupation” shall include any other private or personal work, for profit or not, which in the opinion of the Board may hinder or otherwise interfere or conflict with the performance by the Employee of his/her duties under this Agreement.

5.                                      Term

This Agreement shall commence from the date hereof (the “Commencement Date”) and subject to the Company’s right of summary dismissal hereunder, shall continue to be in force until terminated pursuant to Clause 6 hereof save and except to the extent as expressly provided herein to survive the termination hereof.

6.                                      Termination

6.1                                 Except as set forth in the remaining provisions of this Section 6, this Agreement may be terminated by either the Employee or the Company at any time by giving to the other not less than six (6) months’ notice in writing or payment in lieu.

6.2                                 This Agreement may be terminated by Employer by delivering a six-month written notice to the Employee, upon Employee’s incapacitation by accident, sickness or other circumstance which renders him mentally or physically incapable of performing the

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duties and services required of him hereunder for a period of at least 180 days during any 12-month period.

6.3                                 This Agreement is automatically terminated by death of Employee.

6.4                                 This Agreement may be terminated by Employee by delivering a 30-day written notice to the Employer, for “Good Reason,” which for purposes of this Agreement shall mean (A) a material breach of this Agreement by Employer, or (B) a significant, sustained reduction in or adverse modification of the nature and scope of Employee’s authority, duties and privileges while being employed (whether or not accompanied by a change in title), but in each case only if such Good Reason has not been corrected or cured by Employer within 30 days after Employer has received written notice from Employee of Employee’s intent to terminate Employee’s employment for Good Reason and specifying in detail the basis for such termination.

6.5                                 Notwithstanding anything herein contained, the Company may terminate this Agreement by giving written notice to the Employee with immediate effect:

(a)                                  if the Employee, in relation to his/her employment hereunder:

(i)                                     willfully disobeys a lawful and reasonable order of the Board of the Company;

(ii)                                  gross negligence or willful misconducts himself/herself, such conduct being inconsistent with the due and faithful discharge of his/her duties hereunder;

(iii)                               commits an offence of fraud or dishonesty;

(iv)                              is habitually neglectful in his/her duties hereunder;

(v)                                 is grossly negligent in the performance of his/her duties hereunder;

(vi)                              is convicted of (or pleaded nolo contendere to) a felony (other than a summary traffic offence) or a crime involving fraud, misappropriation, or embezzlement;

(vii)                           is for whatever cause reprimanded by any stock exchange, or ruled by any stock exchange as not suitable to hold office in public company;

(viii)                        is in breach of a provision of this Agreement in such respect as the Board may consider material and such breach has caused irreparable harm or damages to the Group Companies.

But in each case set out in 6.5(i),  6.5(ii), 6.5(iv) and 6.5(v), only if such disobeyance, negligence, or misconduct has not been corrected or remedied by employee within 30 days after receiving the notice from the Company requesting such correction or remedial.

6.6                                 Termination Pay.

(a)                                  If Employee terminates his or her employment pursuant to Section 6.4 of this Agreement, Employee shall be entitled to (i) a full month salary for the month in which the termination is effective and (ii) payments equal to [12] month base salaries of such Employee.

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(b)                                 If Employment is terminated pursuant to Sections 6.2 and 6.3, Employee shall be entitled to a full month salary for the month in which the termination is effective and 6 month salaries following such termination.

(c)                                  If Employment is terminated pursuant to Section 6.5, Employee shall not be entitled to any termination pay other than a portion of the salary prorated to the date of the effectiveness of his or her termination.

(d)                                 Employee acknowledges that the sole liability of Employer under this Agreement upon termination of Employee’s employment is to pay the amounts expressly provided for in this Section 6 as being due and owing upon such termination and to comply with any other obligations under this Agreement which expressly survive termination of Employee’s employment or pursuant to any other written agreements between Employee and Employer.

6.7                                 The Employee shall return in an orderly manner to the Board upon request or at the end of his/her employment with the Group Companies all corporate credit cards (if any), equipment, materials, records, documents, computer programs, object codes and source codes and works of authorship fixed in any tangible medium or expression or copies thereof including (without limitation) correspondences, lists of clients or customers, notes, memoranda, plans and any other items or property relating to or concerning the business, finances, products, services or affairs of the Group Companies or its subsidiaries, affiliated companies or holding company which may then be in his/her possession or under his/her power or control and the Employee undertakes not to retain any copies or duplicates of such items.  For the avoidance of doubt it is hereby declared that the property in all such items and documents as aforesaid shall at all times be vested in the Company or such subsidiaries, affiliated companies or holding company, as the case may be.

7.                                      The Employee’s Covenants and Undertakings

7.1                                 The Employee hereby covenants with and undertakes to the Company that for a period of twelve (12) months from the date of the termination of his/her employment with the Company, he/she shall not do, directly or indirectly, any of the following without first obtaining the written consent of the Company:

(a)                                  carry on or otherwise be concerned with or interested in (whether as trustee, principal, agent, shareholder, unit holder or in any other capacity) any business or undertaking directly competitive with the business of the Group Companies at the date of the termination of this Agreement (the “Business”) in the territory of the People’s Republic of China (“PRC”) (excluding for the purpose of this Clause, Hong Kong, Macau and Taiwan) except that the Employee may have an investment (less than a 50% equity interest) in a company or entity that is not in direct competition with the business of any Group Company;

(b)                                 solicit or persuade any person or corporation which is a customer or client of any Group Company, or who is a customer or client of or in respect of the Business, to cease doing business with any Group Company or to reduce the amount of business which such customer or client would normally do in respect of the Business; or

(c)                                  solicit, induce, entice away or encourage any person who at the date of the termination of this Agreement is an employee of any Group Company to terminate his/her employment with any Group Company, either for the

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Employee or for any other person.

7.2                                 While the restrictions contained in this Clause 7 are considered by the parties to be reasonable in all the circumstances, it is recognized that restrictions of the nature in question may fail for technical reasons unforeseen by the parties and accordingly it is hereby agreed and declared that if any of such restrictions shall be adjudged to be void as going beyond what is reasonable in all the circumstances for the protection of the interests of the Group but would be valid if part of the wordings thereof were deleted or the periods thereof reduced or the range of activities or area dealt with thereby reduced in scope the said restriction shall apply with such modifications as may be necessary to make it valid and effective.

7.3                                 Each and every obligation under this Clause 7 shall be treated as a separate obligation and shall be severally enforceable as such and in the event of any obligation being or becoming unenforceable in whole or in part despite application of Clause 7.2, such part or parts as are unenforceable shall be deleted from this Clause 7 and any such deletion shall not affect the enforceability of all other parts of this Clause 7 which remain not so deleted.

8.                                      Review of Remuneration Package

The remuneration package of the Employee will be reviewed by the Board of Directors of the Company once a year from the Commencement Date.

9.                                      Confidentiality and Invention Assignment

As a condition for the employment hereunder, the Employee shall execute a deed of confidentiality and invention assignment in favor of the Company in the form attached hereto as Annex A.

10.                               Personal Data

The Employee hereby expressly consents to the Company’s disclosure and/or transfer of any personal data collected from him/her (including but without limitation, his/her name, residential address, nationality, position, remuneration and the content of this Agreement as may be amended and/or supplemented from time to time), whether now or in the future, for purposes which are directly and/or indirectly related to and/or expedient for the public offering of the securities of the Company or for regulatory compliance.

11.                               Schedules and Annexes

The Schedules and Annexes hereto form part of this Agreement and shall be binding on both the Company and the Employee.

12.                               Entire Agreement

This Agreement and the documents referred to herein, constitute the entire agreement and understanding of the parties relating to the subject matter of this Agreement and none of the parties has entered into this Agreement in reliance upon any representation, warranty or undertaking of any other party which is not set out or referred to in this Agreement.

13.                               No Waiver

No failure on the part of any party to this Agreement to exercise, and no delay on its part in exercising, any right or remedy under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right or remedy preclude any other or further

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exercise thereof or the exercise of any other right or remedy.  The rights provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

14.                               Amendment

The parties hereto agree that subject to Clause 17 no variations or modifications shall be made to this Agreement unless agreed to by the parties hereto in writing.

15.                               Governing Law

This Agreement shall be governed by and construed in accordance with the laws of         the Hong Kong Special Administrative Region of the PRC.

16.                               Arbitration

Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall be resolved through consultation.  Such consultation shall begin immediately after one party hereto has delivered to the other party hereto a written request for such consultation.  If within thirty (30) days following the date on which such notice is given the dispute cannot be resolved, the dispute shall be submitted to arbitration upon the request of either party with notice to the other.  The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the rules and procedures of HKIAC then in effect and so that :

(a)                                  the appointing authority shall be HKIAC,

(b)                                 the place of arbitration shall be in Hong Kong,

(c)                                  there shall be only one arbitrator,

(d)                                 such arbitration shall be administered in accordance with the HKIAC Procedures for Arbitration for the time being in force, and

(e)                                  the language to be used in arbitration proceedings shall be English and Chinese.

17.                               Validity

The invalidity or unenforceability of any provision of this Agreement in any respect shall not affect the validity of enforceability of such provision in any other respect or of any other provision of this Agreement, all of which shall remain in full force and effect.

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AS WITNESS hereof this Agreement was signed the day and year first above written.

COMPANY

QIHOO TECHNOLOGY COMPANY LIMITED

By:
Name:
Title:

EMPLOYEE

Schedule 1

Part I

Position Details and Remuneration Package

Position :	Chief Executive Officer

Reporting To :	The Board of Directors of the Company

Commencement Date :

Location :

The Employee will perform his/her duties as set out herein at the office of the Company’s subsidiary in Beijing             . Notwithstanding the aforesaid, the Employee will be expected to make visits and short stays outside his/her usual place of work from time to time as is necessary for the proper performance and discharge of his/her duties herein.

Working Hours :

The Employee shall follow the working hours of the Company’s subsidiary to which he/she is posted or such other working hours as the Company may require. Unless otherwise approved by the Company, there will not be any additional payment for overtime work.

Remuneration and allowances :

                                   (        ) per month shall be payable by the Company to the Employee in arrears on the last day of each month. Such salary may be paid in                unless otherwise mutually agreed between the Employee and the Company.

Part II

Benefits

Share Incentive Plan:

The Employee may, if so determined by the Company, participate in a share incentive plan to subscribe for shares in the Company in such manner as the Company may in its sole and absolute discretion determine and subject to any terms and conditions as set out in the rules of such employee share incentive plan of the Company as amended or varied from time to time. A separate letter of grant in relation to any options shall be issued in the event of a grant.

Annual Leave:

After completion of each full year of service of employment with the Company, the Employee will be entitled to thirty           (30) working days of paid annual leave. Should the Employee not have been employed by the Company for a full year, then his/her entitlement to the aforementioned paid annual leave will be pro-rated and accrue on a daily basis. Such leave entitlement shall only be taken at such time or times as may be convenient to the Company having regard to its business as determined at the sole discretion of the CEO (or, in the case of the CEO, the Board) Any unused annual leave of the Employee at the end of the year (meaning an anniversary of the commencement date hereof) may be carried forward to the next following year

Other Holidays:	The Employee shall be entitled to paid holidays in accordance with the policy and practice of the Company’s subsidiary in .

Medical Insurance:

The Employee may, if approved by the Company at its sole and absolute discretion, participate in the Company’s medical insurance plan and any other plans or schemes as taken out by the Company from time to time, subject always to his/her satisfying such terms and/or conditions as may be required by such plans or schemes.

Business Expenses:

The Company will reimburse the Employee in accordance with the prevailing policy and guidelines of the Company as to the standard and level commensurate with the Employee’s position with the Company for all reasonable expenses wholly and exclusively incurred by the Employee in or about the performance of his/her duties stated herein.

Other Benefits, if any:

The Employee shall continue to receive his salary during any period of absence on grounds of medical or physical ill-health, personal injury or accidents up to a maximum of 180 days in any period of twelve (12) months or such other period as provided for under the applicable law, whichever is more favorable, provided that the Employee shall, if required by the Company, supply the Company with medical certificates covering the period of absence and/or undergo at the Company’s expense a medical examination by an a medical practitioner appointed by the Company.

Appendix G-2

PROPRIETARY INVENTION ASSIGNMENT
AND CONFIDENTIALITY AGREEMENT

              , 2009

In consideration of my engagement (the “Engagement”) by Qihoo Technology Company Limited (the “Company”), a limited liability company organized and existing under the laws of the Cayman Islands, as an employee, consultant, independent contractor or otherwise, and other good and valuable consideration, I, the undersigned, hereby enter into this Agreement (the “Agreement”) as of the date set forth below my signature and hereby represent to and agree with the Company as follows:

1.                                      Confidential Information

(a)                                  For purposes of this Agreement, “Confidential Information” shall include but is not limited to all information relating to the Group Companies’ products, business strategies, designs, services, plans, capabilities, intellectual property or business affairs which is of a proprietary or confidential nature, including but not limited to concepts, methods, inventions, mask works, trade secrets, techniques, drawings, algorithms, computer programs, finances, client data and cost and market data, whether communicated orally or in writing; and any other information derived by me or my agents or representatives from such information.

(b)                                 I hereby acknowledge and agree that during the course of my Engagement by the Company, I have had access to and have learned and may in the future learn of or have access to Confidential Information, or of Confidential Information entrusted to the Company by another individual, corporation, partnership, limited liability company, or other entity (each, a “Person”, and collectively, “Persons”).  Except as required by the performance of my duties as related to my Engagement by the Company, I shall not, either during or after the course of my Engagement by the Company , use or disclose any Confidential Information or convey any Confidential Information to Persons outside of the Group Companies, nor shall I cause or permit any individual controlled or directed by me to do any of the foregoing.  I understand that my Engagement by the Company creates a relationship of confidence between the Company and me.

(c)                                  Notwithstanding the foregoing, any restriction on my use, disclosure, or conveyance of Confidential Information shall not apply to (i) any Confidential Information that enters the public domain through no fault of mine or any Person affiliated with me or controlled, directed or influenced by me in any manner or as a result of a breach of the Company’s confidentiality; (ii) any Confidential Information that I am required to disclose pursuant to an order of a court of competent jurisdiction or another government agency having appropriate authority, solely to the extent necessary to comply with such order, and provided that, in the event that I am ordered by a court or other government agency to disclose any Confidential Information, I shall (x) promptly notify the Company of such order, (y) diligently contest such order at the sole expense of the Company as expenses occur, and (z) seek to obtain at the sole expense of the Company such confidential treatment as may be available under applicable laws for any information disclosed under such order; and (iii) any use or disclosure, during the course of my Engagement by the Company, of Confidential Information made necessary by the proper conduct of the business of the Group Companies and consistent with the instructions of the Company.

(d)                                 All Confidential Information, however and wherever produced, including, without limitation, Confidential Information stored in computer databases or by other electronic means, shall be and remain the sole property of the Group Companies.  Upon termination of my Engagement and regardless of the manner of such termination, I shall immediately (i) deliver to the Company or (ii) at the Company’s request destroy all documents and electronic storage devices (without retaining any electronic or physical copies, extracts, or other reproductions, summaries or analyses) that contain Confidential Information and that are in my possession, subject to my control, or held by me for others, including, without limitation, any and all records, drawings, notebooks, papers, and computer diskettes, whether prepared by me or others. In addition, I shall return to the Company any equipment, tools, or other devices owned by the Company and in my possession.  At the Company’s request, I shall promptly deliver to the Company a certificate to the effect that I have complied with the provisions of this paragraph (d).

(e)                                  For the purpose of this Agreement, “Group Companies” means the Company, Qizhi Software (Beijing) Co., Ltd., Beijing 3G3W Science & Technology Co., Ltd., and any other subsidiaries to be established or acquired from time to time by a Group Company; and “Group Company” means an individual company of the Group Companies.

2.                                      Non-Competition and Non-Solicitation

(a)                                  During the term of my Engagement with the Company, and for one (1) year thereafter (the “Restricted Period”), I will not carry on or otherwise be concerned with or interested in (whether as trustee, principal, agent, shareholder, unit holder or in any other capacity) any business or undertaking directly competitive with the business of the Group Companies at the date of the termination of this Agreement (the “Business”) in the territory of the People’s Republic of China (“PRC”) (excluding for the purpose of this Clause, Hong Kong, Macau and Taiwan) unless such employment or other arrangement has been approved by the Group Companies in advance in writing, provided, however, that I may have an investment (less than a 50% equity interest) in a company or entity that is not in direct competition with the Business of the Company.  I hereby acknowledge that my basic salary is fair and sufficient consideration for my adherence to the obligations set forth in this Section 2.

(b)                                 During the Restricted Period, I (i) will not solicit or persuade any person or corporation which is a customer or client of any Group Company, or who is a customer or client of or in respect of the Business, to cease doing business with any Group Company or to reduce the amount of business which such customer

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or client would normally do in respect of the Business, (ii) will not accept from a customer or client referred to in the preceding sentence any business of the kind at the cost of any Group Company, and (iii) will not solicit, induce, entice away or encourage any person who is an employee of any Group Company at the time of my termination with the Group Companies to terminate his/her employment with any Group Company, either for the Employee or for any other person.

(c)                                  I acknowledge and agree that the provisions of this Section 2 (the “Restrictive Covenants”)are reasonable and valid in geographical and temporal scope and in all other respects, and are necessary in order to secure for the Group Companies the benefits for which it has contracted.  However, if any court or authority determines that any of the Restrictive Covenants, or any portion thereof, is invalid or unenforceable, I agree that the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect without regard to the invalid portion(s), if any, and that if any court determines that any of the Restrictive Covenants, or any portion thereof, is unenforceable because of the duration, geographical scope or other limitation of such provision, such court shall have the power to alter or reduce such portion of such provision, and, in its reduced or altered form, such provision shall then be enforceable against me.

3.                                      No Disparaging or Defamatory Statements

To the extent that that the Company does not make, publish, or otherwise transmit any disparaging or defamatory statements, whether written or oral, regarding my Engagement by the Company, I shall not, during either the course of my Engagement by the Company or the Restricted Period, make, publish, or otherwise transmit any disparaging or defamatory statements, whether written or oral, regarding the Company or its employees, products, operations, procedures, policies, or services.  This Section 3 in no way restricts or prevents me from providing truthful testimony concerning the Company as required by court order or other legal process.

4.                                      Ownership of Work Product; Inventions

(a)                                  I acknowledge and agree that the results of all work and tasks performed by me for or on behalf of the Company or related to the Company’s products, or in connection therewith during the course of my Engagement by the Company, whether prior to the execution hereof or thereafter, whether during or after working hours including without limitation all Inventions, as defined below (the “Works”), are owned by the Company.

(b)                                 I acknowledge and agree that, to the fullest extent allowed by law, the Company shall therefore be deemed to be the sole author and owner of any and all right, title, and interest in all Works, including, without limitation, intellectual property rights.

(c)                                  To the extent that any such Works are not owned by the Company and to the extent that I may have or acquire any right, title, or interest in such Works, I

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hereby assign to the Company any and all such right, title, and interest in and to the Works.

(d)                                 I agree to make full and prompt disclosure to the Company of any discoveries, developments, creations, inventions or processes made or conceived by me alone or with others during the course of my Engagement by the Company (any such inventions or processes hereinafter referred to as the “Inventions”), whether or not such Inventions are patentable, protected as trade secrets or otherwise protected or protectable under intellectual property or similar laws or otherwise, and whether or not such Inventions are made or conceived during normal working hours or on the premises of the Company.  Notwithstanding such full and prompt disclosure, my agreement to assign, as set forth in paragraph (c) above, shall not apply to any Inventions that were conceived and developed without the use of the Company’s equipment, supplies, facilities, and trade secret information and were developed entirely on my own time (“Personal Inventions”), unless (i) the Inventions relate to the business of the Company or to the Company’s actual or anticipated research or development; or (ii) the Inventions result from any work performed by me for the Company.

(e)                                  With respect to Works that are not owned by or assigned to the Company pursuant to paragraphs (a), (b), (c) or (d) above, I agree that the Company shall have, and I hereby grant to the Company, a perpetual, worldwide, irrevocable, royalty-free, fully paid-up, exclusive license to use for any and all purposes and in any manner any such Works or Inventions that are within the scope of the Company’s actual and anticipated business.

(f)                                    Any assignment of any Works under this Agreement includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as “moral rights” (collectively “Moral Rights”).  To the extent such Moral Rights cannot be assigned under applicable law and to the extent the following is allowed by the laws in the various countries where such Moral Rights exist, I hereby waive such Moral Rights and consent to any action of the Company that would violate such Moral Rights in the absence of such consent.  I will confirm any such waivers and consents from time to time as requested by the Company.

(g)                                 I agree to execute and deliver such assignments, copyright applications, patents, patent applications, licenses, and other documents as the Company may direct and to cooperate fully with the Company, both during and after the course of my Engagement by the Company, to enable the Company to secure and maintain in any and all countries the rights described and granted in paragraphs (a) through (f) above with respect to Works and Inventions.  In the event the Company is unable, after reasonable effort, to obtain my signature on any such documents, I hereby irrevocably designate and appoint the Company through a duly authorized officer as my agent and attorney-in-fact, to act for and on my behalf solely to execute and file any such application or other document and do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights or other intellectual property protected related to Works and Inventions with the same legal force and effect as if I had executed them.

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(h)                                 I understand and agree that the Company shall determine, in its sole and absolute discretion, whether an application for patent, copyright registration, or any other intellectual property right shall be filed on any Works or Inventions assigned to the Company under this Agreement and whether such an application shall be prosecuted or abandoned prior to issuance or registration.

5.                                      Miscellaneous

(a)                                  No Conflict.  I represent and warrant that I am not now and will not as of the date upon which my Engagement hereunder commences be under any obligation to any prior employer that is inconsistent with the terms of this Agreement and that, to the best of my knowledge, I have no present obligation to assign to any former employer or to any other non-Company Person, any Work or Invention covered by this Agreement.

(b)                                 Survival; Binding Effect.  I understand and acknowledge that my obligations under Sections 1, 2, 3, 4 and 5 hereunder shall survive termination of my Engagement regardless of the manner of such termination and shall be binding upon my heirs, executors, administrators, legal representatives, and assigns.  I also understand and acknowledge that this Agreement shall be binding upon and shall inure to the benefit of the subsidiaries, affiliates, successors, and assigns of the Company, including any Person that acquires all or substantially all of the assets of the Company, whether by merger, consolidation, or otherwise.  This Agreement does not create, and shall not be interpreted or construed to create, any rights enforceable by any person not a party to this Agreement.

(c)                                  Injunctive Relief.  I understand and acknowledge that damages for any breach of Sections 1, 2, 3 and 4 hereunder will be difficult to determine and inadequate to remedy the harm that may be caused and, therefore, I consent that such Sections may be enforced by temporary or permanent injunction.  Such injunctive relief shall be in addition to and not in lieu of any other remedies available to the Company at law or in equity, including monetary damages.

(d)                                 Governing Law.  The validity and interpretation of this Agreement shall be governed by, and construed and enforced in accordance with, the laws of [   ] applicable to agreements made and to be performed entirely within such state (excluding the conflicts of laws provisions thereof).  Any dispute relating to or arising out of this Agreement or the subject matter hereof shall be resolved through friendly consultations, commencing upon written notice given by one party to the other of the existence of such a claim or dispute.  If the dispute or claim cannot be resolved after 30 days of such notice, either party may request arbitration by under the auspices of the Hong Kong International Arbitration Centre (the “HKIAC”) in Hong Kong in accordance with the rules and procedures of HKIAC then in effect and so that: ( aa) the appointing authority shall be HKIAC, (bb) the place of arbitration shall be in Hong Kong, (cc) there shall be only one arbitrator, (dd) such arbitration shall be administered in accordance with the HKIAC Procedures for Arbitration for the time being in

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force, and (de) the language to be used in arbitration proceedings shall be English and Chinese..

(e)                                  Severability.  If any provision, or portion of any provision, of this Agreement shall be held or deemed to be invalid, inoperative, or unenforceable for any reason, the remaining provisions of this Agreement and the remaining portion of any provision held invalid, inoperative, or unenforceable in part shall continue in full force and effect.  In addition, if any provision is determined to be invalid or unenforceable due to its duration and/or scope, the duration and/or scope of such provision, as the case may be, shall be reduced, such reduction shall be to the smallest extent necessary to comply with applicable law, and such provision shall be enforceable, in its reduced form, to the fullest extent permitted by applicable law.

(f)                                    No Waiver; Amendments.  No delay or omission by either party in exercising any right under this Agreement shall operate as a waiver of that or any other right.  This Agreement may not be altered, modified, or amended, in whole or in part, except by an agreement in writing signed by the parties hereto.

(g)                                 Notice.  For purposes of this Agreement, all notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given:  (i) when delivered personally; (ii) on the business day following the day such notice or other communication is sent by recognized overnight courier; (iii) when sent by facsimile transmission; or (iv) if sent by certified or registered mail, postage prepaid, on the date of actual receipt thereof.  Such communications shall be addressed to the respective addresses set forth on the first page of the letter from the Company offering employment (with any such communication to the Company directed to the attention of the Chief Executive Officer), or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only on the date of actual receipt thereof.

(h)                                 Employment; Engagement. I understand and agree that this Agreement does not constitute a contract of employment, retention or engagement or obligate the Company to employ, retain or engage me for any specified period of time, nor shall this Agreement be interpreted in any way to interfere with any right the Company’s has, or any right I have, to terminate my employment, retention or engagement at any time.

(i)                                     Counterparts; Headings.  This Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument.  Headings and subheadings are for convenience only and shall in no way affect the interpretation of any provision of this Agreement or of the Agreement itself.

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IN WITNESS WHEREOF, each party has caused this Agreement to be executed on its behalf by an officer thereunto duly authorized, all as of the date set forth above.

QIHOO TECHNOLOGY COMPANY LIMITED

By:
Name:
Title:
Date:

AGREED TO AND ACCEPTED:

By:
Name:

Appendix G-3

Non-Compete, Non-Solicit and Assignment of Inventions Agreement

In consideration of my engagement (the “Engagement”) by Qihoo Technology Company Limited (the “Company”), a limited liability company organized and existing under the laws of the Cayman Islands, as director, and other good and valuable consideration, I, the undersigned, hereby enter into this Agreement (the “Agreement”) as of the date set forth below my signature and hereby represent to and agree with the Company as follows:

1.                                      Confidential Information

(a)                                  For purposes of this Agreement, “Confidential Information” shall include but is not limited to all information relating to the Group Companies’ products, business strategies, designs, services, plans, capabilities, intellectual property or business affairs which is of a proprietary or confidential nature, including but not limited to concepts, methods, inventions, mask works, trade secrets, techniques, drawings, algorithms, computer programs, finances, client data and cost and market data, whether communicated orally or in writing; and any other information derived by me or my agents or representatives from such information.

(b)                                 I hereby acknowledge and agree that during the course of my Engagement by the Company, I have had access to and have learned and may in the future learn of or have access to Confidential Information, or of Confidential Information entrusted to the Company by another individual, corporation, partnership, limited liability company, or other entity (each, a “Person”, and collectively, “Persons”).  Except as required by the performance of my duties as related to my Engagement by the Company, I shall not, either during or after the course of my Engagement by the Company, use or disclose any Confidential Information or convey any Confidential Information to Persons outside of the Group Companies, nor shall I cause or permit any individual controlled or directed by me to do any of the foregoing.  I understand that my Engagement by the Company creates a relationship of confidence between the Company and me.

(c)                                  Notwithstanding the foregoing, any restriction on my use, disclosure, or conveyance of Confidential Information shall not apply to (i) any Confidential Information that enters the public domain through no fault of mine or any Person affiliated with me or controlled, directed or influenced by me in any manner or as a result of a breach of the Company’s confidentiality; (ii) any Confidential Information that I am required to disclose pursuant to an order of a court of competent jurisdiction or another government agency having appropriate authority, solely to the extent necessary to comply with such order, and provided that, in the event that I am ordered by a court or other government agency to disclose any Confidential Information, I shall (x) promptly notify the Company of such order, (y) diligently contest such order at the sole expense of the Company as expenses occur, and (z) seek to obtain at the sole expense of the Company such confidential treatment as may be available under applicable laws for any information disclosed under such order; and (iii) any use or disclosure, during the course of my Engagement by the Company, of Confidential Information made necessary by the proper conduct of the business of the Group Companies and consistent with the instructions of the Company.

(d)                                 All Confidential Information, however and wherever produced, including, without limitation, Confidential Information stored in computer databases or by other electronic means, shall be and remain the sole property of the Group Companies.  Upon termination of my Engagement and regardless of the manner of such termination, I shall immediately (i) deliver to the Company or (ii) at the Company’s request destroy all documents and electronic storage devices (without retaining any electronic or physical copies, extracts, or other reproductions, summaries or analyses) that contain Confidential Information and that are in my possession, subject to my control, or held by me for others, including, without limitation, any and all records, drawings, notebooks, papers, and computer diskettes, whether prepared by me or others. In addition, I shall return to the Company any equipment, tools, or other devices owned by the Company and in my possession.  At the Company’s request, I shall promptly deliver to the Company a certificate to the effect that I have complied with the provisions of this paragraph (d).

(e)                                  For the purpose of this Agreement, “Group Companies” means the Company, Qizhi Software (Beijing) Co., Ltd., Beijing 3G3W Science & Technology Co., Ltd., and any other subsidiaries (either through equity ownership or contractual control) to be established or acquired from time to time by a Group Company; and “Group Company” means an individual company of the Group Companies.

2.                                      Non-Competition and Non-Solicitation

(a)                                  During the term of my Engagement with the Company, and for one (1) year thereafter (the “Restricted Period”), I will not carry on or otherwise be concerned with or interested in (whether as trustee, principal, agent, shareholder, unit holder or in any other capacity) any business or undertaking directly competitive with (i) the business of the Group Companies during my Engagement, or (ii) the business of the Group Companies as contemplated by the Group Companies during my Engagement (to the extent such contemplated business was documented) (the “Business”) in the territory of the People’s Republic of China (“PRC”) (excluding for the purpose of this Clause, Hong Kong, Macau and Taiwan) unless such employment or other arrangement has been approved by the Group Companies in advance in writing, provided, however, that I may have an investment in a company or entity that is not in direct competition with the Business.  The restrictions set forth in Section 2 shall not apply to the investments set forth on Annex A hereto

(b)                                 During the Restricted Period, I (i) will not solicit or persuade any person or corporation which is a customer or client of any Group Company, or who is a customer or client of or in respect of the Business, to cease doing business with any Group Company or to reduce the amount of business which such customer or client would normally do in respect of the Business, (ii) will not entice away from a customer or client referred to in the preceding sentence any business of the kind at the cost of any Group Company, and (iii) will not solicit, induce, entice away or encourage any person who is an employee of any Group Company to terminate his/her employment with any Group Company, either for the Employee or for any other person.

(c)                                  I acknowledge and agree that the provisions of this Section 2 (the “Restrictive Covenants”) are reasonable and valid in geographical and temporal scope and in all other respects, and are necessary in order to secure for the Group Companies the benefits for which it has contracted.  However, if any court or authority determines that any of the Restrictive Covenants, or any portion thereof, is invalid or unenforceable, I agree that the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect without regard to the invalid

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portion(s), if any, and that if any court determines that any of the Restrictive Covenants, or any portion thereof, is unenforceable because of the duration, geographical scope or other limitation of such provision, such court shall have the power to alter or reduce such portion of such provision, and, in its reduced or altered form, such provision shall then be enforceable against me.

3.                                      No Disparaging or Defamatory Statements

To the extent that the Company does not make, publish, or otherwise transmit any disparaging or defamatory statements, whether written or oral, regarding my Engagement by the Company, I shall not, during either the course of my Engagement by the Company or the Restricted Period, make, publish, or otherwise transmit any disparaging or defamatory statements, whether written or oral, regarding the Company or its employees, products, operations, procedures, policies, or services.  This Section 3 in no way restricts or prevents me from providing truthful testimony concerning the Company as required by court order or other legal process.

4.                                      Ownership of Work Product; Inventions

(a)                                  I acknowledge and agree that the results of all work and tasks performed by me for or on behalf of any of the Group Company or related to any of the Group Company’s products, or in connection therewith during the course of my Engagement by the Company, whether prior to the execution hereof or thereafter, including without limitation all Inventions, as defined below (the “Works”), are owned by the respective Group Company.

(b)                                 I acknowledge and agree that, to the fullest extent allowed by law, the respective Group Company shall therefore be deemed to be the sole author and owner of any and all right, title, and interest in all Works, including, without limitation, intellectual property rights.

(c)                                  To the extent that any such Works are not owned by the respective Group Company and to the extent that I may have or acquire any right, title, or interest in such Works, I hereby assign to the Company any and all such right, title, and interest in and to the Works.

(d)                                 I agree to make full and prompt disclosure to the Company of any discoveries, developments, creations, inventions or processes made or conceived by me alone or with others during the course of my Engagement by the Company (any such inventions or processes hereinafter referred to as the “Inventions”), whether or not such Inventions are patentable, protected as trade secrets or otherwise protected or protectable under intellectual property or similar laws or otherwise, and whether or not such Inventions are made or conceived during normal working hours or on the premises of the Company.  Notwithstanding such full and prompt disclosure, my agreement to assign, as set forth in paragraph (c) above, shall not apply to any Inventions that were conceived and developed without the use of the Group Company’s equipment, supplies, facilities, and trade secret information and were developed entirely on my own time (“Personal Inventions”), unless (i) the Inventions relate to the business of the Group Company or to the Group Company’s actual or anticipated research or development; or (ii) the Inventions result from any work performed by me for the Group Company.

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(e)                                  With respect to Works that are not owned by or assigned to the Group Company pursuant to paragraphs (a), (b), (c) or (d) above, I agree that the Group Company shall have, and I hereby grant to the Group Company, a perpetual, worldwide, irrevocable, royalty-free, fully paid-up, exclusive license to use for any and all purposes and in any manner any such Works or Inventions that are within the scope of the Company’s actual and anticipated business.

(f)                                    Any assignment of any Works under this Agreement includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as “moral rights” (collectively “Moral Rights”).  To the extent such Moral Rights cannot be assigned under applicable law and to the extent the following is allowed by the laws in the various countries where such Moral Rights exist, I hereby waive such Moral Rights and consent to any action of the Company that would violate such Moral Rights in the absence of such consent.  I will confirm any such waivers and consents from time to time as requested by the Company.

(g)                                 I agree to execute and deliver such assignments, copyright applications, patents, patent applications, licenses, and other documents as the Company may direct and to cooperate fully with the Company, both during and after the course of my Engagement by the Company, to enable the Company to secure and maintain in any and all countries the rights described and granted in paragraphs (a) through (f) above with respect to Works and Inventions.  In the event the Company is unable, after reasonable effort, to obtain my signature on any such documents, I hereby irrevocably designate and appoint the Company through a duly authorized officer as my agent and attorney-in-fact, to act for and on my behalf solely to execute and file any such application or other document and do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights or other intellectual property protected related to Works and Inventions with the same legal force and effect as if I had executed them.

(h)                                 I understand and agree that the Company shall determine, in its sole and absolute discretion, whether an application for patent, copyright registration, or any other intellectual property right shall be filed on any Works or Inventions assigned to the Company under this Agreement and whether such an application shall be prosecuted or abandoned prior to issuance or registration.

5.                                      Miscellaneous

(a)                                  No Conflict.  I represent and warrant that I am not now and will not as of the date upon which my Engagement hereunder commences be under any obligation to any prior employer that is inconsistent with the terms of this Agreement and that, to the best of my knowledge, I have no present obligation to assign to any former employer or to any other non-Company Person, any Work or Invention covered by this Agreement.

(b)                                 Survival; Binding Effect.  I understand and acknowledge that my obligations under Sections 1, 2, 3, 4 and 5 hereunder shall survive termination of my Engagement regardless of the manner of such termination and shall be binding upon my heirs, executors, administrators, legal representatives, and assigns.  I also understand and acknowledge that this Agreement shall be binding upon and shall inure to the benefit of the subsidiaries, affiliates, successors, and assigns of the Company, including any Person that acquires all or substantially all of the assets of the Company, whether by merger, consolidation, or otherwise.  This Agreement does not create, and shall not be

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interpreted or construed to create, any rights enforceable by any person not a party to this Agreement.

(c)                                  Injunctive Relief.  I understand and acknowledge that damages for any breach of Sections 1, 2, 3 and 4 hereunder will be difficult to determine and inadequate to remedy the harm that may be caused and, therefore, I consent that such Sections may be enforced by temporary or permanent injunction.  Such injunctive relief shall be in addition to and not in lieu of any other remedies available to the Company at law or in equity, including monetary damages.

(d)                                 Governing Law.  The validity and interpretation of this Agreement shall be governed by, and construed and enforced in accordance with, the laws of New York applicable to agreements made and to be performed entirely within such state (excluding the conflicts of laws provisions thereof).  Any dispute relating to or arising out of this Agreement or the subject matter hereof shall be resolved through friendly consultations, commencing upon written notice given by one party to the other of the existence of such a claim or dispute.  If the dispute or claim cannot be resolved after 30 days of such notice, either party may request arbitration by under the auspices of the Hong Kong International Arbitration Centre (the “HKIAC”) in Hong Kong in accordance with the rules and procedures of HKIAC then in effect and so that: ( aa) the appointing authority shall be HKIAC, (bb) the place of arbitration shall be in Hong Kong, (cc) there shall be only one arbitrator, (dd) such arbitration shall be administered in accordance with the HKIAC Procedures for Arbitration for the time being in force, and (de) the language to be used in arbitration proceedings shall be English and Chinese..

(e)                                  Severability.  If any provision, or portion of any provision, of this Agreement shall be held or deemed to be invalid, inoperative, or unenforceable for any reason, the remaining provisions of this Agreement and the remaining portion of any provision held invalid, inoperative, or unenforceable in part shall continue in full force and effect.  In addition, if any provision is determined to be invalid or unenforceable due to its duration and/or scope, the duration and/or scope of such provision, as the case may be, shall be reduced, such reduction shall be to the smallest extent necessary to comply with applicable law, and such provision shall be enforceable, in its reduced form, to the fullest extent permitted by applicable law.

(f)                                    No Waiver; Amendments.  No delay or omission by either party in exercising any right under this Agreement shall operate as a waiver of that or any other right.  This Agreement may not be altered, modified, or amended, in whole or in part, except by an agreement in writing signed by the parties hereto.

(g)                                 Notice.  For purposes of this Agreement, all notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given:  (i) when delivered personally; (ii) on the business day following the day such notice or other communication is sent by recognized overnight courier; (iii) when sent by facsimile transmission; or (iv) if sent by certified or registered mail, postage prepaid, on the date of actual receipt thereof.  Such communications shall be addressed to the respective addresses set forth on the first page of the letter from the Company offering employment (with any such communication to the Company directed to the attention of the Chief Executive Officer), or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only on the date of actual receipt thereof.

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(h)                                 Engagement. I understand and agree that this Agreement does not constitute a contract of employment, retention or engagement or obligate the Company to employ, retain or engage me for any specified period of time, nor shall this Agreement be interpreted in any way to interfere with any right the Company’s has, or any right I have, to terminate my engagement at any time.

(i)                                     Counterparts; Headings.  This Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument.  Headings and subheadings are for convenience only and shall in no way affect the interpretation of any provision of this Agreement or of the Agreement itself.

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IN WITNESS WHEREOF, each party has caused this Agreement to be executed on its behalf by an officer thereunto duly authorized, all as of the date set forth below.

QIHOO TECHNOLOGY COMPANY LIMITED

By:
Name:
Title:
Date:

AGREED TO AND ACCEPTED:

By:
Name: Hongyi ZHOU
Date:

Annex A

List of Existing Investments of Zhou Hongyi

1. Discuz.com

- Forum software provider

2. Thunder (xunlei.com)

- P2P download service provider

3. Ematrix.com.cn

- Mobile game service provider

4. eyou.com

- Email service provider

5. zhanguo.com

- Campus community

6. Guangzhou Firestone Software Company

- Online game developer

7. ipark.cn

- Audio chat room service provider

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Appendix I

AMENDED AND RESTATED SHARE INCENTIVE AGREEMENT

This Amended and Restated Share Incentive Agreement (“Agreement”) is entered into as of January 8, 2010 by and among

(1)                              Qihoo Technology Company Limited, an exempted company organized and existing under the laws of the Cayman Islands (the “Company”);

(2)                              Young Vision Group Limited, a company organized and existing under the laws of the British Virgin Islands (“Young Vision”);

(3)                              the Persons defined as the Special Managers and listed on the signature page hereto (the “Special Managers”);

(4)                              Global Village Associates Limited, a company organized and existing under the laws of the British Virgin Islands;

(5)                              Zhou Hongyi, a holder of PRC ID card (ID number: 610103197010042512) (the “Special Director”);

(6)                              Sequoia China Capital I, L.P., a limited partnership registered under the laws of the Cayman Islands (“Sequoia Capital”);

(7)                              Sequoia Capital China Partners Fund I, L.P., a limited partnership registered under the laws of the Cayman Islands (“Sequoia Partners”);

(8)                              Sequoia Capital China Principals Fund I, L.P., a limited partnership registered under the laws of the Cayman Islands (“Sequoia Principals”, together with Sequoia Capital and Sequoia Partners, “Sequoia”);

(9)                              CDH Net Technology Limited, a company incorporated under the laws of the British Virgin Islands (“CDH”);

(10)                        GMO Venture Partners Investment Limited Partnership, a limited partnership registered under the laws of Japan (“GMO”);

(11)                        IDG Technology Venture Investment III, LP, a limited partnership registered under the laws of the State of Delaware (“IDG”);

(12)                        Joinway Investments Limited, an exempted company organized and existing under the laws of the British Virgin Islands (“Joinway”);

(13)                        Matrix Partners VII L.P., a limited partnership organized and existing under the laws of Delaware (“Matrix”);

(14)                        Weston & Co. VII LLC, a limited liability company organized and existing under the laws of Delaware (“Weston”);

(15)                        Highland Capital Partners VI Limited Partnership, a limited partnership (“Highland VI”); and

(16)                        Highland Capital Partners VI-B Limited Partnership, a limited partnership (“Highland VI-B”); and

(17)                        Highland Entrepreneurs’ Fund VI Limited Partnership, a limited partnership (“HEF”, together with Highland VI and Highland VI-B, “Highland”);

(18)                        Redpoint Ventures III, L.P. (“Redpoint Ventures”);

(19)                        Redpoint Associates III, LLC (“Redpoint Associates,” together with Redpoint Ventures, “RedPoint”);

(20)                        Trustbridge Partners III, L.P.  (“TBP”); and

(21)                        Zero2IPO China Fund II, L.P. (“Zero2IPO”), a limited partnership registered under the laws of the Cayman Islands.

The Company, WFOE and the ICP Holder and their respective subsidiaries from time to time shall be collectively referred to as the “Group Companies.” Each of Sequoia, CDH, GMO, IDG, Joinway, Matrix, Weston, Highland, Redpoint, TBP and Zero2IPO shall be referred to as an “Investor” and collectively as the “Investors.”

RECITALS

WHEREAS,  certain Investors (“Series A Investors”) have subscribed for the Series A  Convertible Participating Redeemable Preferred Shares, par value US $0.001 per share, of the Company  (the “Series A Preferred Shares”) pursuant to the share subscription agreement dated January19, 2006, as supplemented on May 16, 2006 (the “Series A Share Subscription Agreement”).

WHEREAS, to grant incentive to employees and consultants of the Group Companies and to induce the Series A Investors to invest in the Company, Young Vision, the Series A Investors and certain other parties have entered into the Share Incentive Agreement (“Share Incentive Agreement”) on  January 19, 2006, pursuant to which Young Vision has allocated a total of 18,086,101 ordinary shares, par value of US$ 0.001 per share, of the Company (the “Ordinary Shares”) held by it to an equity incentive pool (the “Equity Pool”) designed to award certain employees and consultants of the Group Companies.

WHEREAS, certain Investors (“Series B Investors” ) have subscribed for Series B Convertible Participating Redeemable Preferred Shares, par value US $0.001 per share, of the Company (the “Series B Preferred Shares”) pursuant to the share subscription agreement dated November 7, 2006 (the “Series B Share Subscription Agreement”);

WHEREAS, to induce the Series B Investors to subscribe for the Series B Preferred Shares, Young Vision, the Series B Investors and certain other parties described therein have entered into the Amendment to the Share Incentive Agreement on November 7, 2006 (The Share Incentive Agreement, as amended thereby, shall hereinafter be referred to as the “Existing Share Incentive Agreement”).

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WHEREAS, certain Investors (the “Series C Investors”) have subscribed for Series C Convertible Participating Redeemable Preferred Shares, par value US $0.001 per share, of the Company (the “Series C Preferred Shares”) pursuant to the share subscription agreement dated December 22, 2009 (the “Series C Share Subscription Agreement”).

WHEREAS, to induce Series C Investors to subscribe for the Series C Preferred Shares, the Parties wish to amend the Existing Share Incentive Agreement on terms and conditions as set out in this Agreement.

Capitalized terms not defined herein shall have the meanings giving to them in the Series C Share Subscription Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

1.                                    Allocation

For so long as Young Vision is the registered holder of an aggregate of 39,454,522 Ordinary Shares of the Company on or prior to the Closing Date, it shall, as soon as practicable, but no later than the Closing Date, allocate in aggregate 21,603,645Ordinary Shares of the Company held by it (the “Pool Shares”) (as proportionately adjusted for any share combination, sub-division, or split) to the Equity Pool.  Any Pool Shares outstanding under the Equity Pool shall be granted by Young Vision to (i) certain employees and/or consultants of the Group Companies (the “Employees”), whether on a full time or part time basis; or (ii) a trust, corporation, partnership or limited liability company whose beneficial interests are held by one or more such Employees, in accordance with the terms of this Agreement.

2.                                    Share Vesting

2.1                         The granting of 18,086,101 Pool Shares to the Employees shall be subject to a four-year vesting schedule commencing from November 7, 2006 or the date on which Employee is employed by any Group Company, whichever is the later, except that for any Employee who commenced his or her employment/service with the Group Companies on or before January 1, 2006, the aforesaid vesting schedule shall commence from January 1, 2005.   The remaining 3,517,544 Pool Shares shall be granted to the Employees transferred to the Group as a result of the acquisitions or mergers by the Company of such third parties as approved by the Board of Directors of the Company including the approval of at least one Series A Director and one Series B Director.

2.2                         Any unvested Pool Shares shall be placed back into the Equity Pool and will be available for future grants.

3.                                    Voting

No matter whether the Pool Shares have been granted to or vested on Employees, or remain in the Equity Pool, Young Vision shall always possess, and shall have the right at its sole discretion to exercise, the voting power of such Pool Shares.

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4.                                    Administration

Subject to the provisions in Section 5, the Special Director shall administer the Equity Pool and shall have the discretion to change or impose any restrictions on the manner in which the Pool Shares will be granted to the Employees.

5.                                    Change of Administrator

The Administrator shall be replaced,

(a)                                  if the Special Director ceases his employment with the Group Companies voluntarily (other than for Good Reasons or as a result of death or incapacitation) or has his employment terminated for Cause, in which case, the holders of Series A Preferred Shares shall replace the Special Directors to administer the Equity Pool; or

(b)                                 if the Special Director ceases his employment with the Group Companies for Good Reasons or as a result of death or incapacitation or has his employment terminated due to physical or mental incapacitation or death, in which case, Mr. Xiangdong Qi, if he is employed by the Group Companies, shall replace the Special Director to administer the Equity Pool, provided, however, that, if Mr. Xiangdong Qi is not being employed by the Group Companies then, or after replacing the Special Director to be the administrator of the Equity Pool, ceases his employment with the Group Companies for any reasons, in which case, the holders of Series A Preferred Shares shall replace Mr. Xiangdong Qi to administer the Equity Pool.

In each case above, the new administrator shall have the absolute discretion to decide on the manner in which the Pool Shares shall be granted to the Employees.

6.                                    Governing Law

This Agreement shall be governed and construed in accordance with the laws of the State of New York without regard to the principles of conflicts of law thereof.

7.                                    Arbitration

Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall be resolved through consultation.  Such consultation shall begin immediately after one party hereto has delivered to the other party hereto a written request for such consultation.  If within thirty (30) days following the date on which such notice is given the dispute cannot be resolved, the dispute shall be submitted to arbitration upon the request of either party with notice to the other.  The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the procedures and rules of HKIAC then in effect and so that :

(a)                                  the appointing authority shall be HKIAC,

(b)                                 the place of arbitration shall be in Hong Kong,

(c)                                  there shall be only one arbitrator,

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(d)                                 such arbitration shall be administered in accordance with the HKIAC Procedures for Arbitration for the time being in force, and

(e)                                  the language to be used in arbitration proceedings shall be English and Chinese.

8.                                    Entire Agreement

This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein.  There are no restrictions, promises, representations, warranties or undertakings, other than those set forth or referred to herein or therein.  This Agreement shall supersede all prior agreements and understandings among the parties with respect to such subject matter.

9.                                    Severability

If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

10.                             Amendment

Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by any parties from the terms of any provision of this Agreement, shall be effective only if it is made or given in writing and signed by all the parties hereto.

11.                             Termination of Existing Share Incentive Agreement

In consideration of the mutual covenants and promises contained herein, each of the parties to the Existing Share Incentive Agreement hereby confirms and covenants with each of the other parties thereto that, with effect immediately upon the effectiveness of this Agreement: (a) the Existing Share Incentive Agreement shall be absolutely terminated; (b) none of the parties to the Existing Share Incentive Agreement have or shall have any rights, claims or interests whatsoever against any of the other parties to the Existing Share Incentive Agreement under or in respect of the Existing Share Incentive Agreement; and (c) to the extent that any of the parties to the Existing Share Incentive Agreement have or may have any rights, claims or interests whatsoever against any of the other parties thereto under or in respect of the Existing Share Incentive Agreement, such rights, claims or interests are hereby absolutely, irrevocably and unconditionally waived, discharged and released by the parties concerned.

12.                             Definitions

(a)                                  “Existing Share Incentive Agreement” has the meaning set forth in the Recitals to this Agreement.

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(b)                                 “Good Reasons” means (A) the Company’s material breach of any provisions contained in the employment agreement between the Company and the relevant Special Manager or Special Director; or (B) a significant, sustained reduction in or adverse modification of the nature and scope of the authority, duties or privileges of the Special Manager or Special Director while being employed (whether or not accompanied by a change in title), but in each case only if such Good Reasons have not been corrected or cured by the Employer within 30 days after the Employer receives written notice from the Employee of his intent to terminate his employment for Good Reasons.

(c)                                  “for Cause” means Employee has (A) engaged in gross negligence; or (B) committed criminal offense in his personal capacity.

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IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Agreement on the date first written above.

QIHOO TECHNOLOGY COMPANY LIMITED

By:
Name: Xiangdong Qi
Title:

7

YOUNG VISION GROUP LIMITED

By:
Name:
Title:

8

GLOBAL VILLAGE ASSOCIATES LIMITED

By:
Name:
Title:

9

SEQUOIA CAPITAL CHINA I, L.P.

By:	Sequoia Capital China Management I, L.P., a Cayman Islands Exempted Limited Partnership, its General Partner

By:	SC China Holding Limited, a Cayman Islands Limited Liability Company, its General Partner

By:	Max Wealth Enterprises Limited, Director

By:
Name: Jimmy Wong
Title: Authorized Signatory

SEQUOIA CAPITAL CHINA PARTNERS FUND I, L.P.

By:	Sequoia Capital China Management I, L.P., a Cayman Islands Exempted Limited Partnership, its General Partner

By:	SC China Holding Limited, a Cayman Islands Limited Liability Company, its General Partner

By:	Max Wealth Enterprises Limited, Director

By:
Name: Jimmy Wong
Title: Authorized Signatory

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SEQUOIA CAPITAL CHINA PRINCIPALS FUND I, L.P.
By:	Sequoia Capital China Management I, L.P., a Cayman Islands Exempted Limited Partnership, its General Partner

By:	SC China Holding Limited, a Cayman Islands Limited Liability Company, its General Partner

By:	Max Wealth Enterprises Limited, Director

By:
Name: Jimmy Wong
Title: Authorized Signatory

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CDH NET TECHNOLOGY LIMITED

By:
Name: Gongquan Wang
Title: Director

12

GMO VENTUREPARTNERS INVESTMENT LIMITED PARTNERSHIP

By:
Name: Ryu Muramatsu
Title: General Partner

13

IDG TECHNOLOGY VENTURE INVESTMENT III, L.P.

By:	IDG Technology Venture Investment III, LLC, its General Partner

By:
Name:
Title:

14

MATRIX PARTNERS VII, L.P.
By: Matrix VII Management Co. L.L.C.

By:
Name:
Title:

15

WESTON & CO. VII LLC
By: Matrix Partners Management Services, L.P., Sole Manager
By: Matrix Partners Management Services GP, LLC, its General Partner
By:
Name:
Title:

16

HIGHLAND CAPITAL PARTNERS VI LIMITED PARTNERSHIP

By:	Highland Management Partners VI Limited Partnership, its General Partner

By:	Highland Management Partners VI, Inc., its General Partner

By:
	Name:	Kathleen Barry
	Title:	Authorized Officer

HIGHLAND CAPITAL PARTNERS VI-B LIMITED PARTNERSHIP

By:	Highland Management Partners VI Limited Partnership, its General Partner

By:	Highland Managements Partners VI, Inc., its General Partner

By:
	Name:	Kathleen Barry
	Title:	Authorized Officer

HIGHLAND ENTREPRENEURS’ FUND VI LIMITED PARTNERSHIP

By:	HEF VI Limited Partnership, its General Partner

By:	Highland Management Partners VI, Inc., its General Partner

By:
	Name:	Kathleen Barry
	Title:	Authorized Officer

17

JOINWAY INVESTMENTS LIMITED

By:
Name:
Title:

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REDPOINT VENTURES III, L.P.
By: Redpoint Ventures III, LLC, its General Partner

By:
Name: John Walecka
Title: Managing Director

REDPOINT ASSOCIATES III, LLC, as nominee:

By:
Name: John Walecka
Title: Managing Director

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TRUSTBRIDGE PARTNERS III, L.P.
By:	TB PARTNERS GP3, L.P.,
its general partner
By:	TB PARTNERS GP LIMITED,
its general partner

By:
Name: Shujun Li
Title: Director

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ZERO2IPO CHINA FUND II,L.P.

By:

By:
Name: Mr Danny Chung
Title: Managing Director

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SPECIAL MANAGERS

XIANGDONG QI

XIAOHONG SHI

SHU CAO

SPECIAL DIRECTOR

HONGYI ZHOU

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